FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206703-01

CREDIT SUISSE

November 5, 2015

# CSAIL 2015-C4
## Commercial Mortgage Trust

Free Writing Prospectus
Collateral Term Sheet

**Credit Suisse First Boston Mortgage Securities Corp.**
*as Depositor*

**Commercial Mortgage Pass-Through Certificates Series 2015-C4**

**Column Financial, Inc.**
**Benefit Street Partners CRE Finance LLC**
**Walker & Dunlop Commercial Property Funding I CS, LLC**
**The Bancorp Bank**
**MC-Five Mile Commercial Mortgage Finance LLC**
*as Sponsors and Mortgage Loan Sellers*

**Credit Suisse**
*Lead Manager and Sole Bookrunner*

**Drexel Hamilton**
*Co-Manager*

**Mischler Financial Group, Inc.**
*Co-Manager*

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-206703) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Credit Suisse Securities (USA) LLC and the other underwriters (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale as part of the Free Writing Prospectus referred to herein relating to the CSAIL 2015-C4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s/Fitch/KBRA/Morningstar)	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf) / AAA	$39,813,000	30.000%(2)	2.84	12/15-08/20	45.7%	15.3%
A-2	Aaa(sf) / AAAsf / AAA(sf) / AAA	$25,460,000	30.000%(2)	4.74	08/20-09/20	45.7%	15.3%
A-3	Aaa(sf) / AAAsf / AAA(sf) / AAA	$208,000,000	30.000%(2)	9.61	06/25-08/25	45.7%	15.3%
A-4	Aaa(sf) / AAAsf / AAA(sf) / AAA	$313,013,000	30.000%(2)	9.81	08/25-10/25	45.7%	15.3%
A-SB	Aaa(sf) / AAAsf / AAA(sf) / AAA	$71,461,000	30.000%(2)	7.31	09/20-06/25	45.7%	15.3%
X-A	Aa1(sf) / AAAsf / AAA(sf) / AAA	$714,126,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	NR / AA-sf / AAA(sf) / AAA	$61,076,000(6)	N/A	N/A	N/A	N/A	N/A
A-S	Aa2(sf) / AAAsf / AAA(sf) / AAA	$56,379,000	24.000%	9.89	10/25-10/25	49.6%	14.1%
B	NR / AA-sf / AA-(sf) / AA-	$61,076,000	17.500%	9.89	10/25-10/25	53.8%	13.0%
C	NR / A-sf / A-(sf) / A-	$39,935,000	13.250%	9.96	10/25-11/25	56.6%	12.3%
D	NR / BBBsf / BBB(sf) / BBB	$27,015,000	10.375%	9.97	11/25-11/25	58.5%	11.9%
E	NR / BBB-sf / BBB-(sf) / BBB-	$22,316,000	8.000%	9.97	11/25-11/25	60.0%	11.6%

Privately Offered Certificates(7)

Class	Expected Ratings (Moody’s/Fitch/KBRA/Morningstar	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBBsf / BBB(sf) / BBB	$27,015,000(6)	N/A	N/A	N/A	N/A	N/A
X-E	NR / BBB-sf / BBB-(sf) / BBB-	$22,316,000(6)	N/A	N/A	N/A	N/A	N/A
X-F	NR / BB-sf / BB-(sf) / AAA	$22,317,000(6)	N/A	N/A	N/A	N/A	N/A
X-G	NR / B-sf / B-(sf) / AAA	$9,396,000(6)	N/A	N/A	N/A	N/A	N/A
X-NR	NR / NR / NR / AAA	$43,458,786(6)	N/A	N/A	N/A	N/A	N/A
F	NR / BB-sf / BB-(sf) / BB-	$22,317,000	5.625%	9.97	11/25-11/25	61.6%	11.3%
G	NR / B-sf / B-(sf) / B-	$9,396,000	4.625%	9.97	11/25-11/25	62.2%	11.2%
NR	NR / NR / NR / NR	$43,458,786	0.000%	9.97	11/25-11/25	65.2%	10.7%

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a November 25, 2015 closing date. Based on “Modeling Assumptions” as described in the Free Writing Prospectus relating to the Publicly Offered Certificates, dated November 5, 2015 (the “Free Writing Prospectus”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Free Writing Prospectus.
(4)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Principal Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Principal Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Principal Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Principal Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each Class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-NR certificates (collectively, the “Class X Certificates”) are defined in the Free Writing Prospectus.
(7)	The Class R certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1

Summary of Transaction Terms

Securities Offered:	$939,639,786 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Lead Manager and Sole Bookrunner:	Credit Suisse Securities (USA) LLC.
Co-Managers:	Drexel Hamilton, LLC and Mischler Financial Group, Inc.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (38.6%), Benefit Street Partners CRE Finance LLC (“BSP”) (26.4%), Walker & Dunlop Commercial Property Funding I CS, LLC (“WDCPF I CS”) (12.7%), The Bancorp Bank (“Bancorp”) (12.5%) and MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) (9.7%).
Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”).
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).
Controlling Class Representative:	Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate).
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Wells Fargo.
Operating Advisor:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Morningstar Credit Ratings, LLC (“Morningstar”).
Closing Date:	On or about November 25, 2015.
Cut-off Date:	With respect to each mortgage loan, the related due date in November 2015, or with respect to any mortgage loan that has its first due date in December 2015, the date that would otherwise have been the related due date in November 2015 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in December 2015.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in December 2015.
Rated Final Distribution Date:	The Distribution Date in November 2048.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D and Class E certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-D, Class X-E, Class X-F, Class X-G, Class X-NR, Class F, Class G, Class NR and Class R certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B, certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Intex Solutions, Inc., Trepp, LLC, Bloomberg Financial Markets, L.P. and BlackRock Financial Management Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$939,639,786
Number of Mortgage Loans:	87
Number of Mortgaged Properties:	101
Average Cut-off Date Balance per Mortgage Loan:	$10,800,457
Weighted Average Current Mortgage Rate:	4.6089%
10 Largest Mortgage Loans as % of IPB:	38.0%
Weighted Average Remaining Term to Maturity:	116
Weighted Average Seasoning:	2
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.71x
Weighted Average UW NOI Debt Yield(2):	10.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	65.2%
Weighted Average Maturity Date LTV(2)(4):	56.8%
Other Statistics
% of Mortgage Loans with Additional Debt:	4.8%
% of Mortgaged Properties with Single Tenants:	12.3%
Amortization
Weighted Average Original Amortization Term(5):	354
Weighted Average Remaining Amortization Term(5):	353
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	51.4%
% of Mortgage Loans with Interest-Only:	16.2%
% of Mortgage Loans with Amortizing Balloon:	32.4%
Cash Management(6)
% of Mortgage Loans with In-Place, Hard Lockboxes:	38.4%
% of Mortgage Loans with Springing Lockboxes:	48.2%
% of Mortgage Loans with In-Place, Soft Lockboxes:	13.4%
% of Mortgage Loans with No Lockbox:	0.0%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	91.0%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	86.8%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(7):	82.2%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(8):	84.3%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.
(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.
(4)	In the case of Loan Nos. 21, 25 and 34, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. In the case of Loan No. 65, Maturity Date LTV is calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.
(5)	Excludes 5 mortgage loans that are interest-only for the entire term. In the case of Loan No. 2, the related loan will amortize based on the assumed principal payment schedule set forth on Annex G to the free writing prospectus.
(6)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Lockbox Accounts” in the Free Writing Prospectus.
(7)	CapEx Reserves include FF&E reserves for hospitality properties.
(8)	Calculated only with respect to Cut-off Date Balance of mortgage loans secured by retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Collateral Characteristics

Originator	Sponsor	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column(1)	Column	25	26	$363,116,355	38.6%
BSP	BSP	24	27	247,863,659	26.4
WDCPF I CS	WDCPF I CS	8	8	119,585,241	12.7
Bancorp	Bancorp	20	27	117,658,808	12.5
MC-Five Mile	MC-Five Mile	10	13	91,415,724	9.7
Total:		87	101	$939,639,786	100.0%

(1)	Certain of the Column mortgage loans were originated by Pillar Funding II LLC and Centerline Finance Corporation (a wholly owned subsidiary of Hunt Mortgage Group, LLC) and acquired by Column. Column has re-underwritten such mortgage loans in accordance with the procedures described under “Transaction Parties—The Sponsors—Column Financial, Inc.” in the Free Writing Prospectus.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	SF/Pads/ Beds/ Rooms/ Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Fairmont Orchid	Column	1	$112,500,000	12.0%	540	Hotel	3.12x	14.7%	49.5%	49.5%
2	Arizona Grand Resort & Spa	Column	1	45,000,000	4.8	744	Hotel	2.48x	16.1%	46.1%	41.5%
3	Marumsco Plaza	WDCPF I CS	1	34,650,000	3.7	253,836	Retail	1.35x	9.1%	75.0%	66.0%
4	324 South Service Road	MC-Five Mile	1	30,000,000	3.2	117,781	Office	1.39x	9.6%	70.3%	61.9%
5	Addison Ridge Apartments	Column	1	25,000,000	2.7	211	Multifamily	1.26x	8.4%	75.0%	69.2%
6	Aloft Hotel - Downtown Denver	BSP	1	24,000,000	2.6	140	Hotel	1.91x	14.5%	54.3%	42.1%
7	Springs at Alamo Ranch	WDCPF I CS	1	23,339,516	2.5	232	Multifamily	1.27x	7.8%	67.7%	54.6%
8	Greyhound Plaza	MC-Five Mile	1	21,376,158	2.3	174,280	Retail	1.37x	9.3%	69.0%	56.4%
9	Oak Tree Park	WDCPF I CS	1	21,187,500	2.3	320	Multifamily	1.37x	8.7%	74.9%	68.5%
10	Glasgow Court MHC	BSP	1	20,000,000	2.1	470	Manufactured Housing	1.39x	9.2%	66.6%	63.8%
Top 3 Total/Weighted Average			3	$192,150,000	20.4%			2.65x	14.0%	53.3%	50.6%
Top 5 Total/Weighted Average			5	$247,150,000	26.3%			2.36x	12.9%	57.6%	53.9%
Top 10 Total/Weighted Average			10	$357,053,174	38.0%			2.08x	12.0%	60.2%	54.7%

(1)	In the case of Loan No.2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Pari Passu Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Pari Passu Loan Cut-off Date Balance(1)	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer
2	Arizona Grand Resort & Spa	$45,000,000	$50,000,000	$95,000,000	CSAIL 2015-C3	Midland	Rialto Capital Advisors, LLC

(1)	In the case of Loan No. 2, excludes one or more mezzanine loans.

Additional Debt Summary(1)

No.	Loan Name	Pari Passu Loan Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut- off Date Balance	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut- off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
2	Arizona Grand Resort & Spa	$95,000,000	$25,000,000	$120,000,000	2.48x	1.54x	46.1%	58.2%	16.1%	12.8%

(1)	In the case of Loan No. 2, the debt includes one or more mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)4)	Maturity Date LTV(2)(4)
Retail
	Anchored	17	$189,812,068	20.2%	95.3%	1.42x	9.7%	71.9%	61.9%
	Single Tenant	7	66,942,564	7.1	100.0%	1.48x	8.9%	64.1%	56.8%
	Unanchored	7	30,812,156	3.3	97.0%	1.33x	9.1%	69.5%	57.2%
	Shadow Anchored	4	16,628,628	1.8	87.8%	1.42x	10.1%	68.6%	56.4%
	Subtotal	35	$304,195,417	32.4%	96.1%	1.43x	9.5%	69.7%	60.0%
Hotel
	Full Service	2	$157,500,000	16.8%	66.7%	2.93x	15.1%	48.5%	47.2%
	Select Service	1	24,000,000	2.6	71.7%	1.91x	14.5%	54.3%	42.1%
	Limited Service	3	17,061,794	1.8	77.0%	1.74x	13.3%	66.7%	52.3%
	Extended Stay	1	5,981,421	0.6	67.6%	1.80x	14.5%	74.8%	56.6%
	Subtotal	7	$204,543,215	21.8%	68.2%	2.68x	14.9%	51.5%	47.3%
Multifamily
	Garden	18	$179,731,445	19.1%	96.7%	1.38x	9.2%	69.2%	59.7%
	Student Housing	1	2,900,000	0.3	100.0%	1.45x	9.9%	74.8%	61.5%
	Independent Living	1	2,488,085	0.3	98.5%	2.23x	14.7%	52.9%	43.2%
	Mid-Rise	1	1,993,019	0.2	100.0%	1.45x	9.7%	63.8%	52.3%
	Subtotal	21	$187,112,549	19.9%	96.8%	1.39x	9.3%	69.1%	59.5%
Office
	Suburban	9	$82,297,588	8.8%	95.0%	1.49x	10.3%	67.4%	56.5%
	Medical	2	16,300,000	1.7	97.0%	1.25x	8.8%	69.3%	61.7%
	Subtotal	11	$98,597,588	10.5%	95.4%	1.45x	10.0%	67.7%	57.3%
Industrial
	Flex	6	$42,647,966	4.5%	98.1%	1.44x	9.6%	72.1%	61.1%
	Warehouse/Distribution	1	16,875,000	1.8	100.0%	1.35x	9.0%	75.3%	64.5%
	Warehouse	1	6,827,127	0.7	100.0%	1.36x	10.6%	68.6%	51.1%
	Subtotal	8	$66,350,093	7.1%	98.8%	1.41x	9.5%	72.6%	60.9%
Manufactured Housing
	Manufactured Housing	10	$44,790,924	4.8%	91.4%	1.53x	10.0%	66.6%	58.9%
	Subtotal	10	$44,790,924	4.8%	91.4%	1.53x	10.0%	66.6%	58.9%
Mixed Use
	Multifamily/Retail	1	$15,000,000	1.6%	97.1%	1.94x	8.8%	59.8%	59.8%
	Retail/Office	1	5,250,000	0.6	92.8%	1.62x	11.0%	72.9%	60.9%
	Subtotal	2	$20,250,000	2.2%	96.0%	1.86x	9.4%	63.2%	60.1%
Self Storage
	Self Storage	7	$13,800,000	1.5%	86.9%	1.55x	9.8%	62.1%	54.1%
	Subtotal	7	13,800,000	1.5	86.9%	1.55x	9.8%	62.1%	54.1%
Total / Wtd. Avg.:		101	$939,639,786	100.0%	89.9%	1.71x	10.7%	65.2%	56.8%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan No. 2 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)	In the case of Loan Nos. 21, 25 and 34, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. In the case of Loan No. 65, Maturity Date LTV is calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
TX	14	$123,794,385	13.2%	93.5%	1.47x	9.8%	67.1%	57.6%
HI	1	112,500,000	12.0	67.7%	3.12x	14.7%	49.5%	49.5%
NC	7	69,520,749	7.4	93.8%	1.39x	9.7%	71.4%	63.2%
AZ	3	59,450,000	6.3	72.2%	2.23x	14.6%	53.0%	46.9%
FL	8	50,073,159	5.3	96.3%	1.52x	9.1%	61.0%	55.3%
NV	4	48,799,184	5.2	94.2%	1.45x	9.8%	71.8%	61.1%
OH	6	47,396,835	5.0	98.2%	1.48x	10.0%	72.3%	59.9%
VA	4	46,096,315	4.9	95.9%	1.37x	9.2%	74.5%	64.3%
CO	4	45,420,924	4.8	83.1%	1.86x	11.9%	58.9%	50.5%
CA	6	44,390,369	4.7	99.0%	1.42x	9.6%	63.8%	53.0%
NY	2	33,137,028	3.5	94.4%	1.41x	9.6%	69.8%	61.5%
IL	4	32,320,276	3.4	96.5%	1.45x	10.1%	67.1%	53.4%
GA	4	29,238,985	3.1	93.4%	1.40x	10.0%	71.4%	57.7%
IN	2	23,127,158	2.5	100.0%	1.38x	9.3%	69.2%	56.8%
NM	1	21,187,500	2.3	97.5%	1.37x	8.7%	74.9%	68.5%
MD	7	20,638,996	2.2	92.2%	1.57x	10.7%	69.1%	57.7%
DE	1	20,000,000	2.1	94.0%	1.39x	9.2%	66.6%	63.8%
MI	6	18,068,928	1.9	95.1%	1.51x	10.2%	64.5%	54.3%
WA	4	14,792,839	1.6	94.1%	1.54x	10.2%	66.8%	54.4%
OK	1	12,275,000	1.3	98.5%	1.48x	9.9%	66.0%	60.5%
WI	1	12,150,000	1.3	96.9%	1.46x	9.6%	75.0%	63.7%
PA	2	10,758,272	1.1	100.0%	1.47x	10.1%	72.9%	59.6%
UT	1	9,350,000	1.0	87.4%	1.42x	9.9%	66.8%	54.3%
OR	1	7,008,351	0.7	97.2%	1.33x	9.0%	74.6%	61.0%
KS	1	6,250,000	0.7	100.0%	1.28x	8.7%	69.8%	61.3%
MN	1	6,050,000	0.6	88.5%	1.49x	10.7%	70.3%	56.9%
IA	1	5,901,354	0.6	98.8%	1.25x	8.7%	79.2%	65.9%
AK	1	3,000,000	0.3	90.0%	1.28x	8.8%	75.0%	64.9%
MO	1	2,993,178	0.3	92.0%	1.31x	9.9%	74.3%	61.2%
LA	1	2,200,000	0.2	80.4%	1.40x	11.7%	65.5%	56.6%
ND	1	1,750,000	0.2	81.8%	1.31x	10.0%	72.4%	55.1%
Total / Wtd. Avg.:	101	$939,639,786	100.0%	89.9%	1.71x	10.7%	65.2%	56.8%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan No. 2 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)	In the case of Loan Nos. 21, 25 and 34, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. In the case of Loan No. 65, Maturity Date LTV is calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Cut-off Date Principal Balance

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$1,751,000 to $4,999,999	31	$103,356,948	11.0%	4.8273%	118	1.55x	10.8%	66.3%	54.6%
$5,000,000 to $9,999,999	24	175,970,904	18.7	4.7222%	117	1.51x	10.3%	68.5%	57.2%
$10,000,000 to $19,999,999	22	303,258,760	32.3	4.7148%	119	1.44x	9.3%	68.8%	59.7%
$20,000,000 to $24,999,999	5	109,903,174	11.7	4.7203%	107	1.47x	10.0%	66.2%	56.5%
$25,000,000 to $49,999,999	4	134,650,000	14.3	4.6647%	118	1.72x	11.4%	64.3%	57.5%
$50,000,000 to $112,500,000	1	112,500,000	12.0	3.7700%	115	3.12x	14.7%	49.5%	49.5%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
3.7700% to 4.0000%	1	$112,500,000	12.0%	3.7700%	115	3.12x	14.7%	49.5%	49.5%
4.0001% to 4.2500%	1	4,300,000	0.5	4.2450%	115	2.16x	14.8%	60.6%	51.4%
4.2501% to 4.5000%	10	164,329,982	17.5	4.3578%	117	1.83x	11.4%	61.9%	54.4%
4.5001% to 4.7500%	33	282,412,948	30.1	4.6381%	118	1.46x	9.5%	70.5%	61.0%
4.7501% to 5.0000%	29	263,404,724	28.0	4.8590%	119	1.44x	10.0%	66.8%	56.0%
5.0001% to 5.5000%	13	112,692,132	12.0	5.1687%	108	1.38x	10.0%	69.0%	58.9%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	2	$25,300,000	2.7%	5.0964%	57	1.42x	8.7%	61.2%	59.0%
120	85	914,339,786	97.3	4.5954%	118	1.72x	10.7%	65.3%	56.7%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

(1)	In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)	In the case of Loan Nos. 21, 25 and 34, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. In the case of Loan No. 65, Maturity Date LTV is calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Remaining Term to Maturity in Months(1)

				Weighted Average
Remaining Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
57 to 60	2	$25,300,000	2.7%	5.0964%	57	1.42x	8.7%	61.2%	59.0%
61 to 120	85	914,339,786	97.3	4.5954%	118	1.72x	10.7%	65.3%	56.7%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	5	$152,500,000	16.2%	3.9744%	114	2.77x	13.1%	51.9%	51.9%
240	2	6,286,389	0.7	5.4405%	119	1.38x	12.4%	58.5%	37.6%
300	8	66,801,322	7.1	4.9854%	118	1.59x	12.2%	63.1%	47.9%
360	72	714,052,075	76.0	4.7019%	117	1.50x	10.0%	68.3%	58.8%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	5	$152,500,000	16.2%	3.9744%	114	2.77x	13.1%	51.9%	51.9%
239 to 298	5	21,088,806	2.2	5.1635%	118	1.51x	12.6%	66.9%	48.4%
299 to 337	5	51,998,905	5.5	4.9682%	118	1.59x	12.0%	61.0%	46.4%
338 to 360	72	714,052,075	76.0	4.7019%	117	1.50x	10.0%	68.3%	58.8%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

(1)	In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)	In the case of Loan Nos. 21, 25 and 34, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. In the case of Loan No. 65, Maturity Date LTV is calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
IO-Balloon	42	$483,150,251	51.4%	4.6980%	116	1.55x	10.4%	67.5%	59.5%
Balloon	40	303,989,535	32.4	4.7855%	119	1.43x	9.9%	68.3%	54.9%
Interest Only	5	152,500,000	16.2	3.9744%	114	2.77x	13.1%	51.9%	51.9%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

Interest Only Periods(4)

				Weighted Average
Interest Only Periods	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
12 to 24	19	$146,187,751	15.6%	4.7930%	109	1.53x	10.5%	66.3%	56.9%
25 to 48	16	246,925,000	26.3	4.6423%	118	1.59x	10.6%	67.5%	59.6%
49 to 60	8	95,337,500	10.1	4.6929%	115	1.50x	9.7%	67.6%	62.3%
61 to 120	4	147,200,000	15.7	3.9508%	116	2.81x	13.3%	52.3%	52.3%
Total / Wtd. Avg.:	47	$635,650,251	67.6%	4.5244%	115	1.84x	11.1%	63.7%	57.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20 to 1.25	7	$49,711,282	5.3%	4.9639%	119	1.22x	8.4%	69.9%	61.6%
1.26 to 1.50	50	524,178,121	55.8	4.7563%	116	1.37x	9.3%	70.4%	59.8%
1.51 to 1.75	16	117,298,919	12.5	4.7144%	116	1.59x	10.2%	67.3%	58.6%
1.76 to 2.00	6	61,788,379	6.6	4.7476%	118	1.89x	12.7%	59.4%	49.9%
2.01 to 2.25	4	21,963,085	2.3	4.3462%	117	2.08x	13.7%	60.6%	54.0%
2.26 to 2.50	2	49,500,000	5.3	4.2925%	116	2.48x	16.1%	46.2%	41.7%
2.51 to 2.75	1	2,700,000	0.3	4.5870%	119	2.57x	14.1%	57.2%	57.2%
2.76 to 3.12	1	112,500,000	12.0	3.7700%	115	3.12x	14.7%	49.5%	49.5%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

(1)	In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)	In the case of Loan Nos. 21, 25 and 34, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. In the case of Loan No. 65, Maturity Date LTV is calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(4)	Excluding 40 loans that have no interest-only period for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

LTV Ratios as of the Cut-off Date(1)(2)

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
40.8% to 45.0%	1	$5,300,000	0.6%	4.6300%	58	1.53x	7.2%	40.8%	40.8%
45.1% to 50.0%	6	178,758,776	19.0	4.0310%	116	2.79x	14.7%	48.6%	46.4%
50.1% to 55.0%	3	30,288,085	3.2	4.8010%	117	1.88x	13.9%	54.0%	42.6%
55.1% to 60.0%	5	36,219,720	3.9	4.4703%	119	1.95x	11.0%	59.0%	54.6%
60.1% to 65.0%	10	60,925,147	6.5	4.7918%	118	1.52x	9.7%	63.3%	55.6%
65.1% to 70.0%	24	262,586,942	27.9	4.8155%	114	1.41x	9.7%	67.4%	57.1%
70.1% to 75.0%	35	329,959,761	35.1	4.6979%	119	1.40x	9.5%	73.7%	63.2%
75.1% to 79.2%	3	35,601,354	3.8	4.8227%	118	1.30x	8.8%	76.8%	66.2%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

LTV Ratios as of the Maturity Date(1)(2)

				Weighted Average
Range of Maturity Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
30.7% to 35.0%	1	$2,494,531	0.3%	5.3500%	119	1.25x	10.8%	48.0%	30.7%
35.1% to 45.0%	8	99,344,188	10.6	4.5875%	114	2.11x	14.3%	49.2%	41.6%
45.1% to 50.0%	7	151,879,125	16.2	4.0722%	116	2.69x	13.6%	52.8%	49.2%
50.1% to 55.0%	10	99,108,945	10.5	4.6453%	118	1.45x	9.7%	65.1%	53.6%
55.1% to 60.0%	27	193,163,067	20.6	4.6972%	119	1.53x	10.1%	68.8%	57.7%
60.1% to 65.0%	25	251,636,076	26.8	4.7656%	114	1.41x	9.3%	70.8%	62.3%
65.1% to 69.2%	9	142,013,854	15.1	4.7616%	119	1.36x	9.1%	75.4%	67.1%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(3)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
Defeasance	81	$877,909,259	93.4%	4.6092%	117	1.73x	10.8%	64.9%	56.8%
Yield Maintenance	6	61,730,527	6.6	4.6046%	114	1.40x	9.1%	69.1%	56.8%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

(1)	In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(2)	In the case of Loan Nos. 21, 25 and 34, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. In the case of Loan No. 65, Maturity Date LTV is calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	68	$666,662,122	70.9%	4.7322%	116	1.53x	10.2%	66.3%	56.9%
Acquisition	18	263,477,664	28.0	4.2961%	117	2.17x	12.0%	62.1%	56.5%
Refi/Acquisition	1	9,500,000	1.0	4.6300%	120	1.45x	9.3%	72.6%	58.9%
Total / Wtd. Avg.:	87	$939,639,786	100.0%	4.6089%	116	1.71x	10.7%	65.2%	56.8%

(1)	In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)	In the case of Loan Nos. 21, 25 and 34, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-stabilized” or “as-renovated” appraised value based on certain assumptions. In the case of Loan No. 65, Maturity Date LTV is calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
2	Arizona Grand Resort & Spa	Phoenix, AZ	Hotel	PFP III 2014-1, Ltd.
10	Glasgow Court MHC	Newark, DE	Manufactured Housing	JPMCC 2005-LDP2; MLMI 1997-C2
11.01	4127 West 127th Street	Alsip, IL	Multifamily	BACM 2007-3
11.02	3048 West 119th Street	Merrionette Park, IL	Multifamily	BACM 2007-3
11.03	6011 North Kenmore Avenue	Chicago, IL	Multifamily	BANC1 2000-C1A
12	Ralph’s West Hollywood	West Hollywood, CA	Retail	BSCMS 2005-PWR8
16	Eastern Market	Henderson, NV	Retail	LBUBS 2007-C1
19	Leaf Stone Apartments	Covington, GA	Multifamily	CSFB 2005-C5
20	Berkely Commons Shopping Center	Goldsboro, NC	Retail	JPMCC 2006-CB14
23	Mitsuwa Marketplace	Arlington Heights, IL	Retail	BACM 2005-3; LBCMT 1998-C4
24	2000 Corporate Center	Thousand Oaks, CA	Office	WFCM 2010-C1
25	Observation Point Apartments	Tulsa, OK	Multifamily	CSMC 2006-C5
28	Professional Medical Center	Greensboro, NC	Office	GCCFC 2005-GG5
30	Alamosa Plaza	Las Vegas, NV	Retail	GECMC 2002-3A
31	Gila Valley Plaza	Thatcher, AZ	Retail	JPMCC 2005-LDP5
32.01	Walden Avenue	Depew, NY	Self Storage	GECMC 2005-C2
32.03	Piney Creek	Chester, MD	Self Storage	GMACC 2002-C2
32.05	Thompson Creek	Stevensville, MD	Self Storage	GMACC 2002-C2
32.06	Cheslou Road	Chester, MD	Self Storage	GMACC 2002-C2
34	Oaks of Flagridge	Lake Jackson, TX	Multifamily	JPMCC 2006-CB15
37	Plymouth Crossing	Plymouth Meeting, PA	Industrial	GCCFC 2005-GG5
38	Fossil Creek Plaza	Fort Worth, TX	Retail	JPMCC 2005-CB13
40	Nexus Snoqualmie Ridge	Snoqualmie, WA	Office	JPMCC 2005-CB13
41	Yarbrough Plaza	El Paso, TX	Retail	LBUBS 2006-C1
43	Southgate Business Center	Chantilly, VA	Industrial	CSMC 2006-C5
47	5070 Phillip Lee Drive	Atlanta, GA	Industrial	JPMCC 2006-LDP7
48	Dorsey Business Center III	Elkridge, MD	Office	CSMC 2006-C5
50	Hampton Inn Henderson NC	Henderson, NC	Hotel	CSFB 2005-C6
51	Bella Roe Plaza	Roeland Park , KS	Retail	JPMCC 2005-LDP5
54	Cobblestone Apartments	Muscatine, IA	Multifamily	FNA 2014-M2
58	Northern Tool - Charlotte	Charlotte, NC	Retail	MSC 2006-IQ11
60	Hide-A-Way RV Resort	Ruskin, FL	Manufactured Housing	MSC 2005-HQ7; MSC 1998-HF2
61	Country Club Medical Office	Mesa, AZ	Office	CD 2007-CD4
62	Northern Tool - Concord	Concord, NC	Retail	MSC 2006-HQ8
63	Whispering Oaks	Columbus, OH	Multifamily	LBUBS 2000-C5
65	Dolley Madison Office Building	Greensboro, NC	Office	WBCMT 2005-C22
67	Viole Self Storage	Tarzana, CA	Self Storage	CSFB 2005-C6
69	Walgreens - Riverview	Riverview, MI	Retail	MSC 2005-HQ7
70	Chancellor’s MHC	Fountain, CO	Manufactured Housing	JPMCC 2003-CB6; Mezz 2004-C1
72	University Square	Winter Park, FL	Retail	GSMS 2006-GG6
74	Crown Hill Plaza Center	Excelsior Springs, MO	Retail	JPMCC 2005-LDP5
75	Williamsburg Square VI	Ann Arbor, MI	Office	CD 2005-CD1
80	Georgetowne Executive Offices	Bingham Farms, MI	Office	CD 2005-CD1
81	Paradise Shoppes of Cocoa	Cocoa, FL	Retail	MSC 2005-HQ7
83	Brookside Independent Living	Ukiah, CA	Multifamily	MSC 2006-HQ8; MSC 1998-WF1
84	Desiard Plaza	Monroe, LA	Retail	LBUBS 2005-C7
86	The Parkway Apartments	Harrisburg, PA	Multifamily	BSCMS 2005-T20

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date LTV Ratio
10	Glasgow Court MHC	Newark, DE	$20,000,000	2.1%	$19,152,046	75.2%	60	57	1.39x	9.2%	66.6%	63.8%
55	Theory - Design District	Miami, FL	5,300,000	0.6	5,300,000	20.8	60	58	1.53x	7.2%	40.8%	40.8%
	Total / Weighted Average		$25,300,000	2.7%	$24,452,046	96.0%	60	57	1.42x	8.7%	61.2%	59.0%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity Balance divided by the initial Class A-2 certificate principal balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates, up to, and pro rata, in accordance with their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate principal balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex F to the Free Writing Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate principal balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate principal balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate principal balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate principal balance of the Class A-4 certificates has been reduced to zero and (vi) sixth, to principal on the Class A-SB certificates, until the certificate principal balance of the Class A-SB certificates has been reduced to zero. If the certificate principal balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate principal balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates are paid all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Order of Distribution (continued):	amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class B, Class C, Class D (or, in the case of distributions of interest, Class D and Class X-D pro rata), Class E (or, in the case of distributions of interest, Class E and Class X-E pro rata), Class F, Class G and Class NR certificates sequentially in that order in a manner analogous to that described in clause fourth above with respect to the Class A-S certificates, until the certificate principal balance of each such class is reduced to zero.
Realized Losses:	The certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal balance is reduced to zero: first, to the Class NR certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their then-current respective certificate principal balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal balance of the Class B certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal balance of the Class D certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate principal balance of the Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate principal balance of the Class F certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-G certificates will be reduced to reflect reductions in the certificate principal balance of the Class G certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-NR certificates will be reduced to reflect reductions in the certificate principal balance of the Class NR certificates resulting from allocations of losses realized on the mortgage loans.
Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class X-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Prepayment Premiums and Yield Maintenance Charges (continued):

D, Class X-E, Class B, Class C, Class D and Class E certificates, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X Certificates) in each YM Group on such Distribution Date, and (2) as among the respective classes of certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of certificates (other than the Class X Certificates) in such YM Group in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X Certificates) in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of certificates (other than the Class X Certificates) in such YM Group, to the class(es) of Class X Certificates in such YM Group, and in the case of the YM Group B, on a pro rata basis in accordance with their respective reductions in their notional amounts on such Distribution Date, to the Class X-B, Class X-D and Class X-E Certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Prepayment Premiums and Yield Maintenance Charges (continued):	No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-F, Class X-G, Class X-NR, Class F, Class G, Class NR or Class R certificates. Instead, after the notional amount of the Class X-A, Class X-B, Class X-D and Class X-E certificates and the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-E certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the Free Writing Prospectus.
Non-Serviced Mortgage Loans:	The Arizona Grand Resort & Spa mortgage loan is referred to in this Term Sheet as the “non-serviced mortgage loan”. The non-serviced mortgage loan and the related companion loan are being serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holder of the non-serviced mortgage loan and the related companion loan will be effected in accordance with, the Controlling Pooling and Servicing Agreement set forth under the “Pari Passu Note Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced mortgage loan, but instead such servicing and administration of the non-serviced mortgage loan will be governed by the related Controlling Pooling and Servicing Agreement. The Controlling Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced mortgage loan is discussed further under “—Whole Loan” below.
Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to each mortgage loan (other than the non-serviced mortgage loan), servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make property advances. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loan will be made by the parties to, and pursuant to, the applicable Controlling Pooling and Servicing Agreement.
Appraisal Reduction Amounts:	An appraisal reduction amount generally will be created with respect to a required appraisal loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Free Writing Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Appraisal Reduction Amounts (continued):

appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, any appraisal reduction amount calculated with respect to the whole loan will be allocated to the related mortgage loan and companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling Pooling and Servicing Agreement (as discussed under “—Whole Loan” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class R certificates) then outstanding (i.e., first to the Class NR certificates, then to the Class G certificates, then to the Class F certificates, then to the Class X-E and Class E certificates pro rata based on their respective interest entitlements, then to the Class X-D and Class D certificates pro rata based on their respective interest entitlements, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates). In general, a mortgage loan serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificate holders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Cleanup Call (continued):

If the aggregate certificate principal balances of all certificates (exclusive of the Class X Certificates) senior to the Class F certificates, and the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class F, Class G and Class NR certificates that has an outstanding certificate principal balance as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal balance of such class of certificates, or if none of the Class F, Class G or Class NR certificates meets the preceding requirements, the Class F certificates. At any time when Class F is the controlling class, the majority Class F certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected to purchase the Class F, Class G and Class NR certificates (and may also purchase certain other classes of certificates) and, on the Closing Date, is expected to appoint Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) to be the initial Controlling Class Representative.

Control/Consultation Rights:

The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) unless no class of the Class F, Class G and Class NR certificates has an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal balance of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to any such mortgage loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time as no class of the Class F, Class G and Class NR certificates has an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Control/Consultation Rights (continued):	outstanding certificate principal balance, without regard to the application of any appraisal reductions, that is at least equal to 25% of the initial certificate principal balance of such class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions as to which it previously had approval rights. After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

With respect to the non-serviced whole loan, the Controlling Class Representative for this transaction will have limited consultation rights, and the applicable controlling class representative (or equivalent entity) pursuant to the related Controlling Pooling and Servicing Agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Controlling Pooling and Servicing Agreement, and as described under “Description of the Mortgage Pool—The Whole Loan” in the Free Writing Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Controlling Class Representative or any controlling class certificateholder is (i) a borrower, a manager of a Mortgaged Property or a holder of certain mezzanine interests or (ii) any other person that owns, directly or indirectly, 25% or more of a borrower, a manager of a Mortgaged Property or a holder of certain mezzanine interests (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consent or consultation rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement.

Whole Loan:

The Arizona Grand Resort & Spa mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $45,000,000, represents approximately 4.8% of the Initial Pool Balance, and has a related companion loan that is pari passu in right of payment with the Arizona Grand Resort & Spa mortgage loan and was included in the CSAIL 2015-C3 transaction. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Arizona Grand Resort & Spa mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Arizona Grand Resort & Spa whole loan”, the “non-serviced whole loan” and the “whole loan”. The Arizona Grand Resort & Spa whole loan will be serviced by the CSAIL 2015-C3 transaction master servicer and, if and to the extent necessary, the CSAIL 2015-C3 transaction special servicer under the CSAIL 2015-C3 transaction pooling and servicing agreement (referred to as the “CSAIL 2015-C3 PSA” in this Term Sheet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Whole Loan (continued):

The CSAIL 2015-C3 PSA is also referred to in this Term Sheet as the “Controlling Pooling and Servicing Agreement” insofar as it relates to the non-serviced whole loan serviced thereunder.

In the case of the non-serviced whole loan, the related mortgage loans is referred to as the “non-serviced mortgage loan”.

The Arizona Grand Resort & Spa companion loan is an asset in the CSAIL 2015-C3 transaction. The Arizona Grand Resort & Spa whole loan is serviced by Midland, as the CSAIL 2015-C3 master servicer, and special serviced by Rialto, as the CSAIL 2015-C3 special servicer pursuant to the terms of the CSAIL 2015-C3 PSA. Wells Fargo, as the CSAIL 2015-C3 trustee, or a custodian on its behalf, will hold the mortgage file for the Arizona Grand Resort & Spa whole loan pursuant to the CSAIL 2015-C3 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization, and the related non-controlling companion loan that is not an asset of the CSAIL 2015-C3 securitization).

For more information regarding the whole loan, see “Description of the Mortgage Pool—The Whole Loan” in the Free Writing Prospectus.

Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loan) will be serviced by the master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the applicable special servicer are obligated to act in the best interests of the certificateholders as a collective whole as if such certificateholders, constituted a single lender. The applicable special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

If a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the special servicer may be replaced with respect to the mortgage loans at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer. The subsequent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Termination of Special Servicer (continued):

vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66 2/3% of a “certificateholder quorum” (holders of certificates evidencing at least 50% of the aggregate voting rights of the certificates (other than the Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X and Class R certificates (but only such classes of certificates that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal reduction amount allocated to such class, equal to or greater than 25% of the initial certificate principal balance of such class, minus all payments of principal made on such class of certificates) vote affirmatively to so replace such special servicer.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than Class R and Class X Certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate principal balance of such class of certificates, minus all payments of principal made on such class of certificates) vote affirmatively to so replace such special servicer.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the special servicer has obtained knowledge that it is a “borrower party” (as described in the Free Writing Prospectus) with respect to a mortgage loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, prior to the occurrence of a Control Termination Event, the Controlling Class Representative will be entitled to appoint (and may replace with or without cause) a successor special servicer that is not a borrower party (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Controlling Class Representative, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.
Servicing Compensation:	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than the non-serviced mortgage loan)(i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Servicing Compensation (continued):

these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or applicable special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan (other than the non-serviced mortgage loan) will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such serviced mortgage loan (other than the non-serviced mortgage loan), ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan (other than the non-serviced mortgage loan), ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan.

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the applicable special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Servicing Compensation (continued):

date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of “Non-Reduced Certificates” (classes of certificates (other than the Class X and Class R certificates) that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal balance of such class, as reduced by payments of principal) vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, the operating advisor may resign from its obligations and duties under the pooling and servicing agreement without payment of any penalty, at any time when (a) the aggregate certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, or (b) the aggregate stated principal balance of the mortgage loans in the trust is equal to or less than 1% of their Initial Pool Balance.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

■   all special notices delivered

■   summaries of final asset status reports

■   all appraisals in connection with appraisal reductions plus any subsequent appraisal updates

■   an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

(THIS PAGE INTENTIONALLY LEFT BLANK)

26

Mortgage Loan No. 1 — Fairmont Orchid

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Mortgage Loan No. 1 — Fairmont Orchid

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Mortgage Loan No. 1 — Fairmont Orchid

THE Fairmont ORCHID
PAUOA BAY

Pauoa Bay
Turtle Pointe
The Kohala Tower
The Plantation Estate
Stadium Court
The Pool Deck
The Croquet Lawn
The Fitness Center
Ocean Bar
Brown's Beach House
Luana Lounge
Shops
Porte Cochere
Reception Desk
The Retail Courtyard
Guest Parking
The Business Center
Satellite Check-in
The Ballroom Courtyard
The Grande Ballroom
Indoor Meeting Room Facilities
Swimming Lagoon
The Kona Tower
The South Tower Lawn
The Orchid Beach Club
Kahakai Bar
Sand Volleyball Court
OUTDOOR EVENT SPACE
SQUARE FEET
DIMENSIONS
BUFFET
SIT-DOWN
RECEPTION

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Mortgage Loan No. 1 — Fairmont Orchid

Holoholokai
Beach Park
Keanapukalua
Fairmont Orchid, Hawaii
KaMilo at Mauna
Lani Resort
Nanuku Inlet
Makaiwa Bay
Lae O Puili
Mauna Lani Terrace
Condominiums
Villages At Mauna Lani
Kalahuipua'a
Historic Park
Foodland Farms
Mauna Lani
Mauna Lani Point
Lulahala Point
Honokaope Bay
Golf Courses
19

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Mortgage Loan No. 1 — Fairmont Orchid

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Mortgage Loan No. 1 — Fairmont Orchid

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$112,500,000	Title:	Fee
Cut-off Date Principal Balance:	$112,500,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	12.0%	Net Rentable Area (Rooms):	540
Loan Purpose:	Acquisition	Location:	Kohala Coast, HI
Borrower:	MAPS Orchid Hotel LLC	Year Built / Renovated:	1990 / 2012
Sponsor:	Mirae Asset Global Investments	Occupancy / ADR / RevPAR(2):	67.7% / $325.23 / $220.14
Interest Rate:	3.7700%	Occupancy / ADR / RevPAR Date:	7/31/2015
Note Date:	5/15/2015	Number of Tenants:	N/A
Maturity Date:	6/6/2025	2012 NOI:	$8,022,630
Interest-only Period:	120 months	2013 NOI:	$12,420,739
Original Term:	120 months	2014 NOI:	$14,777,407
Original Amortization:	None	TTM NOI(2):	$17,006,679
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	67.7% / $325.23 / $220.14
Call Protection:	L(29),Def(84),O(7)	UW Revenues:	$78,667,561
Lockbox(1):	Hard	UW Expenses:	$62,116,675
Additional Debt:	No	UW NOI:	$16,550,886
Additional Debt Balance:	N/A	UW NCF:	$13,404,184
Additional Debt Type:	N/A	Appraised Value / Per Room(3):	$227,200,000 / $420,741
Additional Future Debt Permitted:	No	Appraisal Date:	4/22/2015

Escrows and Reserves(4)	Financial Information

	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$208,333
Taxes:	$548,178	$126,765	N/A	Maturity Date Loan / Room:	$208,333
Insurance:	$0	$61,550	N/A	Cut-off Date LTV(3):	49.5%
FF&E Reserve:	$0	Springing	N/A	Maturity Date LTV(3):	49.5%
Seasonality Reserve:	$358,346	Springing	$716,693	UW NCF DSCR:	3.12x
Engineering Reserve:	$137,820	N/A	N/A	UW NOI Debt Yield:	14.7%
Environmental Reserve:	$4,200	$0	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Borrower Equity	$114,826,476	50.5%	Purchase Price	$225,000,000	98.9%
Mortgage Loan	112,500,000	49.5	Upfront Reserves	1,048,545	0.5
			Closing Costs	1,277,931	0.6
Total Sources	$227,326,476	100.0%	Total Uses	$227,326,476	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	Represents trailing twelve months ending July 31, 2015.
(3)	The appraised value includes a $6.9 million value for a 5.6-acre parcel of land, that is currently developed with a tennis facility. The appraised value is based on the parcel’s future development potential, which according to the appraisal could potentially allow for 107 to 113 condominiums, timeshares, or fractional units. There are no current plans for future development of this parcel. See “The Property” below.
(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Mortgage Loan No. 1 — Fairmont Orchid

The Loan. The Fairmont Orchid loan is a $112.5 million first mortgage loan secured by the fee interest in a 540-room, full service ocean-front resort located on the Big Island of Hawaii. The loan has a 10-year term and is interest only for the term of the loan.

The Borrower. The borrowing entity for the loan is MAPS Orchid Hotel LLC, a Delaware limited liability company and special purpose entity. An indirect, wholly owned subsidiary of a parent of the loan’s sponsor, MAPS Hotels and Resorts Hawaii 1 LLC (the “Operating Lessee”), a Delaware limited liability company and special purpose entity, leases the property from the borrower pursuant to an operating lease agreement. The operating lease is pledged to the lender as additional collateral for the loan under the mortgage. The Operating Lessee is a party to the management agreement.

The Sponsor. The loan’s sponsor is Mirae Asset Global Investments. Mirae Asset Global Investments is an investment management firm originating from Asia with offices, clients and business lines across the world’s major markets (Australia, Brazil, Canada, China, Colombia, Hong Kong, India, Korea, Taiwan, the United Kingdom, the United States and Vietnam). The company provides asset management services through a diversified platform that offers franchises in traditional equity and fixed income products, exchange traded funds and alternative strategies such as real estate, private equity and hedge funds. In 2004, Mirae Asset Global Investments launched its first real estate fund in Korea. Today their portfolio includes trophy assets across the globe including 1801 K Street in Washington D.C., 225 West Wacker in Chicago, Illinois, the Four Seasons Hotel in Sydney, Australia and the Shanghai Mirae Asset Tower in Shanghai, China. The loan does not provide a guarantor for non-recourse carve outs. See “Description of the Mortgage Pool-Non-recourse Carveout Limitations” in the Free Writing Prospectus.

The sponsor acquired the property for $225.0 million and contributed approximately $114.8 million of cash equity to close the transaction.

The Property. The property is a AAA Four Diamond award winning, luxury resort located in Kohala Coast, Hawaii. The property was originally constructed in 1990 as a Ritz-Carlton Resort and later reflagged a Fairmont in 2002. From 2012 to 2014 the property underwent approximately $17 million in renovations, which equates to approximately $31,500 per room, and included guestroom replacement of softgoods, case goods, new carpeting, wallcoverings and bathrooms. There is currently no proposed near term program for major renovation, improvement or development of the property.

The Fairmont Orchid is located on 32.6 acres and offers 540 guestrooms around an oceanfront site, with the main building housing an open air lobby, a retail courtyard, meeting space, a fitness center, three food and beverage outlets and a portion of the spa. The main building is flanked by two six-story guest room wings that provide a waterfront setting and panoramic views of the Pacific Ocean, adjacent golf course and the five surrounding dramatic peaks. In the center of the three buildings is a landscaped walkway surrounding the pool and spa area that features waterfalls.

The property provides ocean frontage and offers a secluded white sand beach along the Kohala coast. The hotel has approximately 108,000 SF of meeting space including approximately 35,000 SF of indoor meeting space, which includes the 14,000 SF Grande Ballroom, and 76,000 SF of outdoor meeting space. Amenities at the property include five restaurants, two bars, an 10,000 SF outdoor pool, a lava rock whirlpool, white sand beaches, a full-service spa, a fitness center, business center, retails shops, a volleyball court, a ten court tennis facility and access to two championship golf courses. The property provides 486 standard guest rooms and 54 suites including the approximately 3,700 SF Kona Tower Presidential Suite and the 4,300 SF Fairmont Gold Presidential Suite. Guestrooms feature 42” LCD flat screen TVs, mini-refrigerators, Keurig coffeemakers, marble bathrooms and a private lanai (patio/balcony) featuring golf course, garden, or ocean views. Suites include a separate bedroom and living room with one and one half bathrooms.

The property is located on the Big Island of Hawaii in the southwest portion of the 3,200 acre Mauna Lani Resort development. The Mauna Lani Resort development is comprised of the Fairmont Orchid, the Mauna Lani Bay Resort, two 18-hole championship golf courses, residential improvements, a retail plaza and many private residences. The Shops of Mauna Lani is the main retail center of the development and includes restaurants such as Tommy Bahama’s and Ruth’s Chris Steakhouse, as well as multiple clothing, art, and jewelry stores, and a small grocery store. The development also features ancient spring-fed Hawaiian fishing ponds, historic petroglyph preserves, shelter caves, and the restored King’s Trail. As part of the Mauna Lani Resort development,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Mortgage Loan No. 1 — Fairmont Orchid

the borrower is a voting member of the Mauna Lani Resort Association, for which it pays dues for common area charges, including fees for landscaping of common areas, resort security and road maintenance. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests” in the Free Writing Prospectus.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Fairmont Orchid(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	61.0%	$225.46	$137.60	62.8%	$277.88	$174.38	102.9%	123.3%	126.7%
2013	60.7%	$236.34	$143.35	67.7%	$304.04	$205.83	111.6%	128.6%	143.6%
2014	65.0%	$242.53	$157.75	66.1%	$324.74	$214.62	101.7%	133.9%	136.1%
TTM(4)	66.9%	$233.55	$156.35	67.7%	$325.23	$220.14	101.2%	139.3%	140.8%

(1)	Source: Third party data provider. The competitive set consists of the following hotels: Hapuna Beach Prince Hotel, Hilton Waikoloa Village, Mauna Lani Bay Hotel, Marriott Waikoloa Beach Resort & Spa, and Mauna Kea Beach Hotel.
(2)	Source: Borrower financials.
(3)	Historical Occupancy for 2011 and 2010 were 63.5% and 59.4%, respectively.
(4)	Represents the trailing twelve month period ending July 31, 2015.

The Market. The property is located on the Big Island of Hawaii. In 2014, visitation to the Hawaiian Islands reached a new high of approximately 8.3 million visitors. According to the appraisal, the largest sources of visitation to Hawaii have traditionally been the U.S. mainland, especially California, and Asian countries, particularly Japan. The majority of demand comes from U.S. feeder markets. International visitation exhibited an increasing trend over recent years, accounting for nearly 33% of total visitors in 2014. Major international feeder markets include Australia, New Zealand, Japan, and China (which accounted for approximately 160,000 visitors in 2014).

Regional access to the property is provided by Highway 11 and 19, which travels the circumference of the island. The property is located approximately 22 miles from the Kona International Airport, which equates to on average less than a 30 minute drive. The property is located in close proximity to several demand drivers including the adjacent championship golf courses as well as being less than an hour’s drive from the Akaka Falls National Park, approximately an hour’s drive from Hilo, the Big Island of Hawaii’s largest city, and Mauna Loa Forest Reserve, and less than a two hour drive from the Hawaii Volcanoes National Park.

The appraiser identified six comparable properties, ranging from 252 to 1,241 rooms that were constructed between 1965 and 1994. The competitive set reported a weighted average 2014 occupancy of approximately 65.1%, with RevPARs ranging from $97.50 to $228.00 per room. The properties in the appraisal’s competitive set are located 0.25 miles to seven miles from the property and are shown in the below table.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Mortgage Loan No. 1 — Fairmont Orchid

Competitive Hotels Profile(1)

				Estimated Market Mix		2014 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Fairmont Orchid	540	1990	35,000	41%	59%	66%	$324.74	$214.62
Hapuna Beach Prince Hotel	350	1994	14,800	20%	80%	63%	$165.00	$103.95
Hilton Waikoloa Village	1,241	1988	58,403	30%	70%	68%	$213.00	$144.84
Marriott Waikoloa Beach Resort & Spa	555	1981	35,000	20%	80%	75%	$168.00	$126.00
Mauna Kea Beach Hotel	252	1965	4,500	10%	90%	50%	$456.00	$228.00
Mauna Lani Bay Hotel	341	1983	7,000	20%	80%	50%	$375.00	$187.50
Sheraton Keauhou Bay Resort & Spa	509	1971	NAV	20%	80%	65%	$150.00	$97.50
Total(2)	3,248

(1)	Source: Appraisal and borrower financials.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	62.8%	67.7%	66.1%	67.7%	67.7%
ADR	$277.88	$304.04	$324.74	$325.23	$325.23
RevPAR	$174.38	$205.83	$214.62	$220.14	$220.14
Room Revenue	$34,336,432	$40,429,364	$42,301,782	$43,388,946	$43,388,946	$80,350	55.2%
Food and Beverage	21,547,421	23,332,516	26,136,212	27,464,086	27,464,086	50,859	34.9
Other Departmental Revenues	5,946,328	6,548,686	6,839,688	7,814,529	7,814,529	14,471	9.9
Total Revenue	$61,830,181	$70,310,566	$75,277,682	$78,667,561	$78,667,561	$145,681	100.0%
Room Expense	10,331,864	12,024,198	12,039,162	12,315,506	12,315,506	22,806	28.4%
Food and Beverage Expense	17,038,051	18,233,435	19,715,428	20,892,207	20,892,207	38,689	76.1%
Other Departmental Expenses	4,156,810	4,391,208	4,703,750	4,722,898	4,722,898	8,746	60.4%
Departmental Expenses	$31,526,725	$34,648,841	$36,458,340	$37,930,611	$37,930,611	$70,242	48.2%
Departmental Profit	$30,303,456	$35,661,725	$38,819,342	$40,736,950	$40,736,950	$75,439	51.8%
Operating Expenses	$19,689,575	$20,563,907	$21,280,411	$21,268,228	$21,212,898	$39,283	27.0%
Gross Operating Profit	$10,613,881	$15,097,818	$17,538,931	$19,468,722	$19,524,052	$36,156	24.8%
Fixed Expenses	2,591,251	2,677,079	2,761,524	2,462,043	2,973,166	5,506	3.8
Net Operating Income	$8,022,630	$12,420,739	$14,777,407	$17,006,679	$16,550,886	$30,650	21.0%
FF&E	2,473,207	2,812,423	3,011,107	3,139,604	3,146,702	5,827	4.0
Net Cash Flow	$5,549,423	$9,608,316	$11,766,300	$13,867,075	$13,404,184	$24,823	17.0%

(1)	The TTM column represent the trailing twelve month period ending July 31, 2015.
(2)	Per Room values are based on 540 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Departmental Expenses, which are based on their corresponding revenue line items.

Property Management. The property is managed by Fairmont Hotels and Resorts (U.S.) Inc. under a management agreement that expires in December 2030 with five, 5-year renewal options. The agreement provides for a base management fee of 3.0% of gross revenues plus an incentive fee.

Escrows and Reserves. At origination, the borrower deposited into escrow $548,178 for real estate taxes, $358,346 for a seasonality reserve, $137,820 for required repairs and $4,200 for environmental reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Mortgage Loan No. 1 — Fairmont Orchid

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $126,765.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual insurance payments, which currently equates to $61,550. The requirement of the borrower to make monthly deposits to the insurance reserve can be waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

FF&E Reserves – On a monthly basis, the borrower is required to escrow an amount equal to the greater of (i) 1/12th of 4.0% of monthly gross income from operations for the trailing twelve months and (ii) the amount required pursuant to any management agreement. For so long as such amounts are reserved for and being collected under the property management agreement the required escrow for the FF&E Reserve will be waived.

Environmental Reserves – At origination, $4,200 was deposited into an environmental reserve, which amount represents 120% of the aggregate cost estimated to complete the recommendations and environmental remediation work at the property, as set forth in the environmental report. The environmental report recommended that abandoned drums and metal containers be disposed of properly, the underground storage tank leak detection system be repaired, improved housekeeping practices be implemented in the maintenance shop and that the source of the moisture identified at the southwest corner of a building be repaired and that all water or mold impacted materials be removed and replaced.

Seasonality Reserves – At origination, the borrower deposited $358,346 (an amount equal to one month’s debt service on the loan) into the seasonality reserve. In the event that there is insufficient cash flow from the property to cover debt service and the borrower fails to deposit an amount equal to the shortfall into the cash management account, at any time during the term of the loan, the initial seasonality reserve deposit will be used to cover such shortfall for such month (a “Seasonality Reserve Trigger”). Upon the occurrence of a Seasonality Reserve Trigger, all excess cash is required to be deposited into the seasonality reserve monthly, until funds sufficient to pay two months debt service are held in the reserve, subject to a cap of $716,693. Once triggered, an ongoing seasonality reserve will be in place for the life of the loan.

Lockbox / Cash Management. The Fairmont Orchid loan is structured with a hard lockbox with in-place cash management. The property manager is required to deposit all funds (after payment of all actual operating expenses, management fees, working capital and other amounts required pursuant to and in accordance with the management agreement) into the lockbox. In the event the current property manager is not in place, the borrower will be required to send tenant direction letters to instruct tenants and credit card companies to deposit all rental, credit card deposits and other income directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed daily during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Cash Sweep Event, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower, operating lessee or manager or (iii) the debt yield on the loan is less than 8.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Mortgage Loan No. 2 — Arizona Grand Resort & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Mortgage Loan No. 2 — Arizona Grand Resort & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Mortgage Loan No. 2 — Arizona Grand Resort & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Mortgage Loan No. 2 — Arizona Grand Resort & Spa

# ARIZONA GRAND
RESORT & SPA

Baseline Rd.
Las Palmas
Aunt Chilada's
Sedona C - 3rd Floor
Sedona D - 4th Floor
NORTH
Arizona Grand Pkwy
Palm 3 Patio
Sonoran Patio
Pointe Pkwy West
Sedona
Sierra Ballroom
Conference Center
Sonoran Sky Ballroom
Camelback Patio
Paseo East
Paseo
Camelback A - 1st Floor
Camelback C - 3rd Floor
Camelback D - 4th Floor
Camelback F - 6th Floor
Camelback
Oasis Water Park
Oasis Pavilion
Oasis Slide Tower
Resort Lobby
Golf Pro Shop
Mountainside
Golf Island Green
Lake
Golf Course
Villas
Lap Pool
Athletic Club & Spa
The Vista
STOP
STOP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Mortgage Loan No. 2 — Arizona Grand Resort & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Mortgage Loan No. 2 — Arizona Grand Resort & Spa

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee and Leasehold
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	4.8%	Net Rentable Area (Rooms)(4):	744
Loan Purpose:	Refinance	Location:	Phoenix, AZ
Borrower:	Arizona Grand Resort, LLC	Year Built / Renovated:	1986 / 2009, 2014
Sponsors:	Grossman Company Properties, Inc., Southwest Recourse III, LLC and Southwest Associates Investments, LLC	Occupancy / ADR / RevPAR:	64.2% / $162.04 / $104.01
		Occupancy / ADR / RevPAR Date:	8/31/2015
		Number of Tenants:	N/A
Interest Rate:	4.274736842%	2012 NOI:	$6,624,069
Note Date:	6/9/2015	2013 NOI:	$8,043,726
Maturity Date:	7/6/2025	2014 NOI:	$11,326,783
Interest-only Period:	35 months	TTM NOI(5):	$15,927,661
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	64.2% / $162.04 / $104.01
Original Amortization(2):	360 months	UW Revenues:	$62,998,779
Amortization Type:	IO-Balloon	UW Expenses:	$47,680,063
Call Protection:	L(28),Def(87),O(5)	UW NOI:	$15,318,716
Lockbox(3):	Hard	UW NCF:	$12,963,331
Additional Debt(1):	Yes	Appraised Value / Per Room(4)(6):	$206,200,000 / $277,151
Additional Debt Balance(1):	$75,000,000	Appraisal Date:	5/21/2015
Additional Debt Type(1):	Mezzanine, Pari Passu
Additional Future Debt Permitted:	No

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room(4):	$127,688
Taxes:	$695,361	$163,614	N/A	Maturity Date Loan / Room(4):	$114,899
Insurance:	$703,114	$54,086	N/A	Cut-off Date LTV:	46.1%
FF&E Reserve:	$311,695	4% of total gross monthly revenue	N/A	Maturity Date LTV:	41.5%
Seasonality Reserve:	$597,267	Springing	N/A	UW NCF DSCR:	2.48x
Engineering Reserve:	$20,700	N/A	N/A	UW NOI Debt Yield:	16.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$95,000,000	79.2%	Payoff Existing Debt	$87,117,011	72.6%
Mezzanine Loan	25,000,000	20.8	Return of Equity	28,664,359	23.9
			Upfront Reserves	2,328,137	1.9
			Closing Costs	1,890,493	1.6
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

(1)	The Arizona Grand Resort & Spa loan is part of a larger split whole loan evidenced by two notes with an aggregate principal balance of $95.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $95.0 million Arizona Grand Resort & Spa Whole Loan. The additional debt consists of a pari passu companion loan with an outstanding principal balance of approximately $50.0 million and a mezzanine loan with an outstanding principal balance of approximately $25.0 million.

(2)	The loan amortizes on a fixed amortization schedule. For more information see Annex G to the Free Writing Prospectus.

(3)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.

(4)	The property offers 744 rooms which are composed of 643 resort suites and 101 luxury villas. The luxury villas are owned by third parties and are not collateral for the loan but are subject to a rental pool agreement which is collateral for the loan. Per Room calculations are based on 744 rooms.

(5)	Represents trailing twelve months ending August 31, 2015.

(6)	The appraisal determined a value of $206.2 million. $6.2 million of that value was allocated to the value of the income generated from the rental agreement with the third party owned luxury villa condominiums.

(7)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Mortgage Loan No. 2 — Arizona Grand Resort & Spa

The Loan. The Arizona Grand Resort & Spa loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee and leasehold interest in a AAA Four Diamond full service resort located in Phoenix, Arizona. The loan has a 10-year term and will amortize on a fixed schedule after a 35-month interest only period. See Annex G to the Free Writing Prospectus. A prior loan secured by the fee and leasehold interest in the property was previously securitized in the PFP III 2014-1, Ltd. securitization. The whole loan has an outstanding principal balance of $95.0 million (the “Arizona Grand Resort & Spa Whole Loan”) as of the cut-off date, which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the cut-off date of $45.0 million and is being contributed to the CSAIL 2015-C4 Commercial Mortgage Trust. Note A-1 has an outstanding principal balance as of the cut-off date of $50.0 million, and was contributed to the CSAIL 2015-C3 Commercial Mortgage Trust.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Note A-1	$50,000,000	$50,000,000	CSAIL 2015-C3	Yes
Note A-2	$45,000,000	$45,000,000	CSAIL 2015-C4	No
Total	$95,000,000	$95,000,000

The Borrower. The borrowing entity for the loan is Arizona Grand Resort, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Grossman Company Properties, Inc., Southwest Recourse III, LLC and Southwest Associates Investments, LLC. Grossman Company Properties, Inc. is based in Phoenix Arizona and is a diversified real estate developer, owner and manager. Their portfolio includes over 2,900 hotel rooms including, amongst others, the Arizona Biltmore, Biltmore Fashion Park, Chris-Town Mall, The Inn at Laguna Beach, La Playa Carmel and Hidden Springs Community. For more information see “Description of the Mortgage Pool—Additional Considerations” in the Free Writing Prospectus.

The Property. The property is a AAA Four Diamond luxury resort located in Phoenix, Arizona that offers 744 guest rooms composed of 643 guest suites and 101 luxury villa units. The property is located on 157.4 acres and was originally constructed in 1986. The sponsors have spent over $52.6 million on capital expenditures since 2006, including approximately $6.7 million in 2014 to renovate and redesign meeting & banquet space to allow for larger, improved facilities for group business. The meeting & banquet space renovation included constructing approximately 17,000 SF of new ballroom space for the creation of the Sonora Sky Ballroom and Sierra Ballroom.

Amenities at the property include an 18-hole golf course, over 100,000 SF of indoor meeting space, a 20,000 SF athletic club & spa, six outdoor pools, four restaurants, a lobby bar, a café and a seven-acre water park. The Oasis Water Park is one of the nation’s largest resort water parks and was voted by the Travel Channel as one of the country’s top ten waterparks. The waterpark features include an 83-foot high Slide Canyon Tower, a 10,000 SF Oasis Wave Pool, the 950-feet long Zuni Active River and a dedicated children’s pool area. The Oasis Water Park also provides additional group meeting space for special events. The athletic club & spa features over 40 cardio machines, free weights and exercise classrooms, a 20-meter heated lap pool and a full service treatment spa and salon. There are 643 resort suites and each resort suite features 42” flat screen TVs, private patios or balconies, wireless internet access and a separate living room with a queen sofa bed.

Incorporated into the resort are 52 luxury villas. The luxury villas were constructed in 2009 and sold to third parties as condominiums. Each villa has a 1,400 SF of living area and can be locked off into a 400 SF guestroom suite and a 1,000-SF one-bedroom suite, allowing for a potential of 104 rentable guest rooms. All villas feature walk-in closets, custom cabinetry, designer countertops and appliances, private balconies, full size refrigerators and microwaves, double sinks with garbage disposals and cookware/utensils.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Mortgage Loan No. 2 — Arizona Grand Resort & Spa

Of the potential 104 suites, 101 are currently participating in the property’s rental pool, whereby the borrower will rent the condo villas as hotel rooms on behalf of the villa’s owner. Under the terms of the rental pool agreement, the resort receives a management fee of 50 to 65 percent, depending on the amount of annual revenue derived from the unit, and a marketing fee. The unit owner is responsible for taxes, insurance, association dues, utilities, maintenance and renovation costs to keep units consistent with the décor of the resort. Unit owners can reserve their units for a maximum of 60 days per year with reservations made at least one year in advance, although at the discretion of the resort the unit owner may use their unit with shorter notice. Unit owners must provide 36-months advanced written notice to remove their unit from the pool. In addition to receiving rental revenue, unit owners are incentivized to participate in the rental pool as they cannot rent their unit outside of the rental pool for a period of under 60 days.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Arizona Grand Resort & Spa(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	60.8%	$135.81	$82.58	57.2%	$143.85	$82.27	94.1%	105.9%	99.6%
2013	62.0%	$139.94	$86.83	60.5%	$148.04	$89.56	97.6%	105.8%	103.1%
2014	63.7%	$146.55	$93.34	62.4%	$149.61	$93.40	98.0%	102.1%	100.1%
TTM(3)	62.6%	$153.77	$96.33	64.2%	$162.04	$104.01	102.6%	105.4%	108.0%

(1)	Source: Third Party Data Provider. The competitive set consists of the following hotels: The Scottsdale Plaza Resort, DoubleTree Paradise Valley Resort Scottsdale, Hilton Pointe Squaw Peak Resort, Hilton Pointe Tapatio Cliffs Resort, The Wigwam, Marriott Phoenix Tempe at The Buttes and Sheraton Hotel Wild Horse Pass.

(2)	Source: Borrower financials.

(3)	Represents the trailing twelve month period ending August 31, 2015.

The Market. The property is located in Phoenix, Arizona in the south airport area submarket of the greater Phoenix market. The property is located west of Interstate 10 and south of Baseline Road in Southwestern Phoenix. The surrounding area consists of various commercial outlets servicing travelers to the Phoenix International Airport along with low-rise commercial office and industrial buildings. The property is located within 7 miles of the airport making the property’s location convenient for travelers. The Phoenix metro hosts over 16 million visitors annually. The region benefits from 200 golf courses, luxury resorts, retail offerings and a diverse selection of restaurants, bars and nightclubs, which are strong draws to the over 40 million passengers that come through the Phoenix International Airport per year.

The property is located in close proximity to several demand drivers including being within approximately 10 miles of the Phoenix Convention Center, within 8 miles of the Phoenix Zoo, within 3 miles of the Tempe Diablo Stadium, within 1 mile from the Arizona Mills mall and within 7 miles of downtown Tempe. Downtown Tempe is home to the Sun Devil Stadium, the Wells Fargo Arena, the ASU Art Museum and a planetarium. Finally, the property is located just west of the South Mountain Park and Preserve, the largest municipal park in the United States, which provides over 16,000 acres and 51 miles of trails for mountain biking, desert hiking and horseback riding.

The appraiser identified six comparable properties, ranging from 500 to 950 rooms that were constructed between 1929 and 2002. The competitive set reported a weighted average occupancy of approximately 67.2%, with RevPARs ranging from $80.83 to $163.50 per room. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are mostly located to the north of the property in the Scottsdale area within approximately 27.3 miles of the property and are shown in the below table.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Mortgage Loan No. 2 — Arizona Grand Resort & Spa

Competitive Hotels Profile(1)

				Estimated Market Mix		2014 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Arizona Grand Resort & Spa	744	1986	101,742	52%	48%	62%	$149.61	$93.40
Sheraton Wild Horse Pass	500	2002	61,811	61%	39%	60%	$163.00	$97.80
Hilton Pointe Tapatio Cliffs	584	1982	65,000	60%	40%	59%	$137.00	$80.83
Waldorf Astoria Arizona Biltmore	736	1929	133,792	66%	34%	63%	$230.00	$144.90
JW Marriott Phoenix Desert Ridge	950	2002	129,395	65%	35%	70%	$229.00	$160.30
Westin Kierland	732	2002	65,208	65%	35%	75%	$218.00	$163.50
Fairmont Scottsdale	649	1988	87,681	60%	40%	72%	$224.00	$161.28
Total(2)	4,151

(1)	Source: Appraisal and borrower financials.

(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	57.2%	60.5%	62.4%	64.2%	64.2%
ADR	$143.85	$148.04	$149.61	$162.04	$162.04
RevPAR	$82.27	$89.56	$93.40	$104.01	$104.01
Room Revenue	$22,276,989	$24,195,462	$25,363,833	$28,245,246	$28,245,246	$37,964	44.8%
Food and Beverage	16,812,420	18,486,796	23,198,954	24,989,704	24,989,704	33,588	39.7%
Other Departmental Revenues	8,636,838	8,922,261	9,113,334	9,763,828	9,763,828	13,123	15.5%
Total Revenue	$47,726,247	$51,604,519	$57,676,121	$62,998,779	$62,998,779	$84,676	100.0%
Room Expense	6,873,372	7,714,642	8,151,490	8,364,327	8,364,327	11,242	29.6%
Food and Beverage Expense	11,515,434	11,666,872	13,667,243	14,134,891	14,134,891	18,999	56.6%
Other Departmental Expenses	6,963,097	6,982,438	7,266,381	7,328,680	7,328,680	9,850	75.1%
Departmental Expenses	$25,351,903	$26,363,952	$29,085,114	$29,827,898	$29,827,898	$40,091	47.3%
Departmental Profit	$22,374,344	$25,240,567	$28,591,007	$33,170,881	$33,170,881	$44,585	52.7%
Operating Expenses	$12,791,444	$14,035,213	$14,327,456	$14,516,269	$15,084,372	$20,275	23.9%
Gross Operating Profit	$9,582,900	$11,205,354	$14,263,551	$18,654,612	$18,086,509	$24,310	28.7%
Fixed Expenses	2,958,831	3,161,628	2,936,768	2,726,951	2,767,794	3,720	4.4%
Net Operating Income	$6,624,069	$8,043,726	$11,326,783	$15,927,661	$15,318,716	$20,590	24.3%
FF&E	0	657,441	1,630,094	2,111,340	2,355,385	3,166	3.7%
Net Cash Flow	$6,624,069	$7,386,285	$9,696,689	$13,816,321	$12,963,331	$17,424	20.6%

(1)	The TTM column represent the trailing twelve month period ending August 31, 2015.

(2)	Per Room values are based on 744 rooms.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Departmental Expenses, which are based on their corresponding revenue line items.

Property Management. The property is managed by Arizona Grand Resort Manager, LLC, an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow $703,114 for insurance, $695,361 for real estate taxes, $597,267 for a seasonality reserve, $311,695 for FF&E reserves and $20,700 for engineering reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $163,614.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $54,086.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Mortgage Loan No. 2 — Arizona Grand Resort & Spa

FF&E Reserves – On a monthly basis, the borrower is required to escrow an amount equal to the greater of (i) 4.0% of monthly gross revenues, excluding revenues associated with the luxury villas, and (ii) the amount required pursuant to any management agreement.

Seasonality Reserves – At closing, an amount equal to approximately one month’s debt service on the mortgage and mezzanine loans was deposited at origination into the seasonality reserve. In the event that there is insufficient cash flow from the property to cover mortgage and mezzanine loan debt service at any time during the term of the loan, the initial seasonality reserve deposit will be used to cover such shortfall (a “Seasonality Reserve Trigger”). Upon the occurrence of a Seasonality Reserve Trigger, deposits are required to be made into the seasonality reserve monthly, on each payment date occurring in January through June, until funds sufficient to pay 6 months mortgage and mezzanine loan debt service are held in the reserve. Thereafter, during the months of July through December, funds from the seasonality reserve will be applied towards payment of debt service.

Lockbox / Cash Management. The Arizona Grand Resort & Spa loan is structured with a hard lockbox and in-place cash management. The property manager is required to send tenant direction letters to instruct tenants and credit card direction letters to instruct the credit card companies to deposit all rental, credit card deposits and other income directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed daily during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Cash Sweep Event, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Cash Sweep Event” means: (i) an event of default, (ii) any event of default on the mezzanine loan, (iii) any bankruptcy action of the borrower or property manager or (iv) the debt yield on the mortgage and mezzanine loan is less than 8.0%.

Ground Lease. A portion of the golf course is ground leased from the City of Phoenix. The ground lease has an annual rent payment of $100 and an expiration date in July 2022 with one 35-year renewal option on the same terms.

Additional Debt. A $25.0 million mezzanine loan was provided with the financing that is secured by a pledge of the direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan has a 11.5000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 58.2%, the UW NCF DSCR is 1.54x and the UW NOI Debt Yield is 12.8%. The mezzanine loan is owned by ACREFI Mortgage Lending, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Mortgage Loan No. 3 — Marumsco Plaza

TODOS
SUPER MARKET

BIGLOTS!

Walgreens

POLLO CAMPERO

SHERWIN-WILLIAMS PAINTS

FAMILY DOLLAR

GOLD'S GYM
ETC
MMA
CROSSFIT PERSONA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Mortgage Loan No. 3 — Marumsco Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Mortgage Loan No. 3 — Marumsco Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Mortgage Loan No. 3 — Marumsco Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WDCPF I CS	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,650,000	Title:	Fee
Cut-off Date Principal Balance:	$34,650,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.7%	Net Rentable Area (SF):	253,836
Loan Purpose:	Refinance	Location:	Woodbridge, VA
Borrower:	Jefferson-Marumsco 1, LLC	Year Built / Renovated:	1961/ 2012
Sponsor:	Andrew S. Garrett	Occupancy:	94.9%
		Occupancy Date:	10/1/2015
		Number of Tenants:	35
Interest Rate:	4.7400%	2012 NOI(2):	N/A
Note Date:	10/16/2015	2013 NOI(2):	N/A
Maturity Date:	11/1/2025	2014 NOI(2):	N/A
Interest-only Period:	36 months	TTM NOI(3)(4):	$2,583,516
Original Term:	120 months	UW Economic Occupancy:	92.0%
Original Amortization:	360 months	UW Revenues:	$4,148,510
Amortization Type:	IO-Balloon	UW Expenses:	$992,809
Call Protection:	L(24),Def(92),O(4)	UW NOI(4):	$3,155,701
Lockbox(1):	Hard	UW NCF:	$2,932,304
Additional Debt:	No	Appraised Value / Per SF:	$46,200,000 / $182
Additional Debt Balance:	N/A	Appraisal Date:	8/26/2015
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes:	$162,570	$32,514	N/A	Maturity Date Loan / SF:	$120
Insurance:	$30,862	$5,144	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$0	$4,550	N/A	Maturity Date LTV:	66.0%
TI/LC:	$0	$14,312	$500,000	UW NCF DSCR:	1.35x
COA Reserves(6):	$925,000	$0	N/A	UW NOI Debt Yield:	9.1%
Environmental Reserves:	$300,000	$0	N/A
Engineering Reserves:	$69,125	N/A	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,650,000	100.0%	Payoff Existing Debt	$28,743,262	83.0%
			Return of Equity	3,881,214	11.2
			Upfront Reserves	1,487,557	4.3
			Closing Costs	537,967	1.6
Total Sources	$34,650,000	100.0%	Total Uses	$34,650,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.

(2)	The sponsor acquired control of the property in early 2014. Historical financials were not available.

(3)	Represents trailing twelve months ending September 30, 2015.

(4)	There is an approximately $572,000 increase between the TTM NOI and the UW NOI, due to an increase in base rent and recoveries. Golds Gym is currently in an abatement period which requires the tenant to pay 50% of base rent and reimbursements through February 2016. Underwritten base rent reflects the full unabated rental rate. Additionally, income associated with the Children of America lease has been included in the underwriting. The Children of America tenant executed a 15-year lease for 16,560 SF at $19.32 PSF NNN.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	Lender is the beneficiary of a $1,600,000 Letter of Credit issued by MVB Bank, Inc. as additional collateral for outstanding landlord obligations, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Mortgage Loan No. 3 — Marumsco Plaza

The Loan. The Marumsco Plaza loan is a $34.65 million first mortgage loan secured by the fee interest in a 253,836 SF retail property located in Woodbridge, Virginia. The loan has a ten-year initial term and will amortize on a 30-year schedule, after a three year interest-only period.

The Borrower. The borrowing entity for the loan is Jefferson-Marumsco 1, LLC, a Virginia limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Andrew S. Garrett. Mr. Garrett is an experienced real estate professional with over 20 years of real estate experience. Andrew S. Garrett is President and founder of The Garrett Companies (“GDC”). GDC began building custom homes in Northern Virginia in 1987. GDC ventured into residential lot development in the early 1990’s and later into commercial property development.

The Property. The property is a 253,836 SF a retail anchored community shopping center property located in Woodbridge, Virginia. The in-line portion of the property was constructed in 1961 and most recently renovated in 1987. Four of the five outparcels at the property were constructed from 2012 to 2014. The property is situated on approximately 22.7 acres in the outer suburbs of Washington, DC. The property is currently 94.9% leased to 35 tenants.

The property is anchored by Todos (“Todos Super Market”), Golds Gym, Big Lots #1100 (“Big Lots”), Walgreen, Co. - Walgreen (“Walgreens”), and 127,550 SF of smaller anchors and inline tenants. There are 981 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 3.9 spaces per 1,000 SF of net rentable area. The largest tenant at the property, Todos Super Market, leases 68,266 SF (26.9% of the net rentable area) through February 2025. Todos Super Market is a supermarket which specializes in Latin American foods and services. Apart from the main store, the anchor currently leases two suites: a 13,400 SF second-story suite that will be used for office and retail use, and a 12,052 SF ground-level suite that will be used for storage, office and retail use. The second largest tenant at the property, Golds Gym, leases 22,500 SF (8.9% of the net rentable area) through August 2025. Golds Gym is a chain of fitness centers originally started in California by Joe Gold. The third largest tenant at the property, Big Lots, leases 20,700 SF (8.2% of the net rentable area) through January 2017. Big Lots was founded in 1967 and is headquartered in Columbus, Ohio. Big Lots operates more than 1,400 retail stores serving 48 states. Brand-name products from 3,000 manufacturers are supplied to stores through five regional distribution centers with more than 9 million SF of distribution capacity. Big Lots is rated BBB by S&P.

The Market. The property is located in Woodbridge, Prince William County, Virginia, in the south west area of the Washington-Arlington-Alexandria, DC-VA-MD-WV Metropolitan Statistical Area. Located within Prince William County are Marine Corps Base Quantico, George Mason University, Stratford University and the 15,000-acre Prince William Forest Park. The property’s neighborhood is a suburb of Washington, DC. The property benefits from access to Marine Corps Base Quantico and traffic flow due to its proximity to Interstate 95 and US Route 1. The property is located 3/4th of a mile west of the Woodbridge Amtrak/Virginia Commuter Rail train station, providing public transportation access to Washington, DC. The property benefits from its location on the south side of Jefferson Davis Highway (US Route 1). Jefferson Davis Highway (US Route 1) is a major thoroughfare in the sub-market with access to Washington, DC. Primary access to the location is provided by Jefferson Davis Highway and Mount Pleasant Drive. Prince William Parkway terminates at Jefferson Davis Highway and leads to Exit 158B on Interstate 95 which is the major north/south thoroughfare along the east coast. According to the appraisal, the vacancy in the market was 4.9% as of the date of value and the estimated market rent for the space is $22.13 PSF NNN.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Mortgage Loan No. 3 — Marumsco Plaza

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Marumsco Plaza	1961 / 2012	253,836(2)	95%(2)	N/A	Todos, Golds Gym, Big Lots
Potomac Plaza	1963 / N/A	77,921	91%	0.5	El Ranchon Steakhouse
Gunston Plaza	1989 / N/A	203,712	94%	4.7	Food Lion, Rite Aid
Station Plaza	1974 / N/A	158,791	99%	1.0	Bee Thrifty
Prince William Square	1987 / N/A	105,249	80%	4.0	Ross Dress for Less, JoAnn Fabric
Potomac Festival SC	1990 / N/A	337,649	97%	4.2	Staples, Savers, Everest College

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 1, 2015.

Historical and Current Occupancy(1)

2011	2012	2013	2014	Current(2)
N/A	N/A	N/A	N/A	94.9%

(1)	Historical Occupancy rates were not available. The sponsor acquired control of the property in early 2014.

(2)	Based on the underwritten rent roll dated October 1, 2015.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Todos Super Market(3)	NA / NA / NA	68,266	26.9%	$8.01	2/28/2025
Golds Gym	NA / NA / NA	22,500	8.9%	$14.24	8/30/2025
Big Lots(4)	NA / BBB/ NA	20,700	8.2%	$5.00	1/31/2017
Children of America	NA / NA / NA	16,560	6.5%	$14.00	6/30/2031(5)
Walgreens(4)	Baa2 / BBB / NA	14,820	5.8%	$37.11	6/30/2088
Capital Discount Merchandise	NA / NA / NA	12,500	4.9%	$9.60	12/31/2017
Family Dollar	Ba1 / NA / NA	10,488	4.1%	$11.39	1/31/2021
The Palace Bar & Grill	NA / NA / NA	9,750	3.8%	$14.63	8/31/2020
Tidi, Inc.	NA / NA / NA	8,384	3.3%	$10.69	12/31/2019
KC Beauty Mart	NA / NA / NA	7,500	3.0%	$14.83	10/31/2019

(1)	Based on the underwritten rent roll dated October 1, 2015, including rent increases occurring through June 1, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Todos Super Market leases three suites at the property. The primary space consists of 42,814 SF that is utilized for retail grocery store operations. Apart from the main store, the anchor currently leases two suites: a 13,400 SF second-story suite that will be used for office and retail use, and a 12,052 SF ground-level suite that will be used for storage, office and retail use.

(4)	Only two of the tenants above report sales Big Lots and Walgreens. Big Lots reported sales for 2014 of approximately $3.42 million and $3.47 million for the TTM ending July 2015. Walgreens reported 2014 sales of $3.14 million and $3.15 million for the TTM ending June 2015.

(5)	The Children of America tenant recently signed a 15-year lease, with an estimated lease commencement dated of July 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Mortgage Loan No. 3 — Marumsco Plaza

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	9,250	3.6%	NAP	NAP	9,250	3.6%	NAP	NAP
MTM	0	0	0	$0	0.0%	9,250	3.6%	$0	0.0%
2015	0	0	0	0	0.0	9,250	3.6%	$0	0.0%
2016	3	8,598	3.4	126,978	3.5	17,848	7.0%	$126,978	3.5%
2017	6	37,908	14.9	338,297	9.4	55,756	22.0%	$465,275	12.9%
2018	4	11,491	4.5	197,789	5.5	67,247	26.5%	$663,064	18.4%
2019	4	18,384	7.2	233,280	6.5	85,631	33.7%	$896,344	24.8%
2020	9	21,292	8.4	502,127	13.9	106,923	42.1%	$1,398,470	38.7%
2021	1	10,488	4.1	119,433	3.3	117,411	46.3%	$1,517,903	42.0%
2022	3	14,278	5.6	325,510	9.0	131,689	51.9%	$1,843,413	51.0%
2023	0	0	0	0	0.0	131,689	51.9%	$1,843,413	51.0%
2024	0	0	0	0	0.0	131,689	51.9%	$1,843,413	51.0%
2025 & Beyond	7	122,147	48.1	1,769,389	49.0	253,836	100.0%	$3,612,802	100.0%
Total(2)	37	253,836	100.0%	$3,612,802	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2015, including rent increases occurring through June, 1, 2016.

(2)	Todos has more than one lease.

Operating History and Underwritten Net Cash Flow(1)

	TTM(2)	Underwritten(3)	PSF(4)	%(5)
Rents in Place	$3,025,272	$3,775,578	$14.87	83.9%
Vacant Income	0	0	0.00	0.0%
Percentage Rent	0	0	0.00	0.0%
Gross Potential Rent	$3,025,272	$3,775,578	$14.87	83.9%
Total Reimbursements	473,978	723,671	2.85	16.1%
Net Rental Income	$3,499,250	$4,499,250	$17.73	100.0%
(Vacancy/Collection Loss)	(0)	(360,740)	(1.42)	(8.0%)
Other Income	11,088	10,000	0.04	0.2%
Effective Gross Income	$3,510,338	$4,148,510	$16.34	92.2%
Total Expenses	$926,822	$992,809	$3.91	23.9%
Net Operating Income	$2,583,516	$3,155,701	$12.43	76.1%
Total TI/LC, Capex/RR	32,847	223,398	0.88	5.4%
Net Cash Flow	$2,550,669	$2,932,304	$11.55	70.7%

(1)	The sponsor acquired control of the property in early 2014. Historical financials were not available.

(2)	Represents trailing twelve months ending September 30, 2015.

(3)	Based on the underwritten rent roll dated October 1, 2015, including rent increases occurring through June, 1, 2016. There is an approximately $572,000 increase between the TTM Net Operating Income and the UW Net Operating Income, due to an increase in base rent and recoveries. Golds Gym is currently in an abatement period which requires the tenant to pay 50% of base rent and reimbursements through February 2016. Underwritten base rent reflects the full unabated rental rate. Additionally, income associated with the Children of America lease has been included in the underwriting. The Children of America tenant executed a 15-year lease for 16,560 SF at $19.32 PSF NNN.

(4)	PSF based on total SF excluding ground lease tenant improvements.

(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Mortgage Loan No. 3 — Marumsco Plaza

Property Management. The property is managed by Garrett Management Services Corporation, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $925,000 for Children of America lease reserves (“COA Reserve”), $300,000 for environmental reserves, $162,570 for real estate taxes, $69,125 for engineering reserves and $30,862 for insurance. The borrower also provided lender a $1,600,000 letter of credit issued by MVB Bank, Inc. (“MVB”) for outstanding landlord obligations

Tax Reserves – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $32,514.

Insurance Reserves - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, currently equal to $5,144.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $4,550 for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $14,312 for TI/LC reserves subject to a cap of $500,000 as long as no Cash Trap Period (as defined below) is existing.

Environmental Reserves – At origination, the borrower deposited $300,000 in an environmental reserve relating to the use of tetrachloroethylene as a dry cleaning solvent at the property by Marumsco Cleaners for the potential cost of remediation and mitigation associated with the dry cleaning solvent. The funds would be released in the event that the loan is paid off in full. Additionally, the borrower purchased an environmental policy naming the lender as an additional named insured. The policy provides for $2,000,000 of coverage in aggregate and per incident with a $50,000 deductible.

COA Reserve - The following landlord obligations will be outstanding: (i) remaining partial rent abatement for Golds Gym of $66,075, (ii) remaining landlord work for the Todos Super Market expansion space estimated at $100,000, and (iii) with respect to the Children of America lease gap rent ($247,700), free rent ($247,700), tenant allowances ($250,000) and landlord work ($1,600,000), totaling $2,511,475. The following items will be held as collateral by the lender for outstanding landlord obligations, (i) cash escrow of $925,000 and (ii) MVB will provide the lender an unconditional letter of credit in the amount of $1,600,000. In addition to the aforementioned collateral, MVB will provide the lender with an estoppel indicating that liquidity for the buildout for the Children of America lease of no less than $900,000 will be provided to an affiliate of the sponsor for such construction costs with a credit line provided to an affiliate of the sponsor. The letter of credit will be released to the borrower in increments of no more than $100,000 per month following the loan origination date provided that the funds released are equal to or less than the actual amount spent on the Children of America landlord work.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management.

The tenants are required to deposit all rents directly into an account established by the borrower and controlled by the lender, which will be at a bank, and pursuant to a Deposit Account Control Agreement, (the “Clearing Account”). Amounts deposited in the Clearing Account will be swept and transferred daily into an account controlled by the lender and established by the lender at origination. The lender will allocate an amount sufficient for payment of among other things, (a) debt service, (b) required reserves and escrow deposits, (c) monthly disbursements to the borrower for budgeted operating and capital expenditures in accordance with the lender approved budget, and (d) payment of any other amounts due and payable to the lender. Provided no Cash Trap Period is continuing, amounts remaining thereafter may be released to the borrower. During a Cash Trap Period or if an event of default is continuing, any additional cash deposits after payment of the forgoing amounts will be retained by the lender as additional collateral for the loan. The lender will receive a first priority security interest in the account as additional security for the loan.

A “Cash Trap Period” will be triggered upon (i) an event of default, (ii) the DSCR falling below 1.30x during the interest only period or the DSCR falling below 1.15x during the remainder of the loan term, (iii) a primary tenant occupying at least 24,000 SF, going dark, subletting the primary space, giving notice to vacate or vacating the primary space, a bankruptcy filing of a primary tenant or the Todos tenant failing to provide notice to renew its lease at least 210 days prior to the lease expiration, or (iv) a default under the borrower’s credit line used for draws to perform tenant improvements and will end if (a) with respect to clause (i), the event of default is cured, (b) with respect to clause (ii) the DSCR is at least 1.42x for two consecutive calculation dates during the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 3 — Marumsco Plaza

interest only period and the DSCR is at least 1.25x for two consecutive calculation dates during the remaining loan term, (c) with respect to clause (iii) the execution and delivery of a replacement lease or leases for the entirety of the primary tenant space, which replacement lease or leases are acceptable to lender in its reasonable discretion, and (d) with respect to clause (iv) the lender determines that enough excess cash has been accumulated to complete the required tenant improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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56

Mortgage Loan No. 4 — 324 South Service Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Mortgage Loan No. 4 — 324 South Service Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Mortgage Loan No. 4 — 324 South Service Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Mortgage Loan No. 4 — 324 South Service Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	MC-Five Mile	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,000,000	Title(2):	Fee
Cut-off Date Principal Balance:	$30,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	117,781
Loan Purpose:	Refinance	Location:	Melville, NY
Borrower:	324 South Service Road Associates, LLC	Year Built / Renovated:	2007, 2008 / N/A
Sponsor:	Teddy D. Weiss	Occupancy:	97.0%
Interest Rate:	4.8000%	Occupancy Date:	9/4/2015
Note Date:	10/28/2015	Number of Tenants:	17
Maturity Date:	11/6/2025	2012 NOI:	$2,831,056
Interest-only Period:	36 months	2013 NOI:	$3,019,328
Original Term:	120 months	2014 NOI:	$3,078,340
Original Amortization:	360 months	TTM NOI(3):	$3,139,769
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$3,989,418
Lockbox(1):	Springing	UW Expenses:	$1,122,764
Additional Debt:	No	UW NOI:	$2,866,654
Additional Debt Balance:	N/A	UW NCF:	$2,634,049
Additional Debt Type:	N/A	Appraised Value / Per SF:	$42,700,000 / $363
Additional Future Debt Permitted:	No	Appraisal Date:	9/2/2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$255
Taxes:	$169,154	$24,165	N/A	Maturity Date Loan / SF:	$224
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.3%
Replacement Reserves:	$0	$2,454	N/A	Maturity Date LTV:	61.9%
TI/LC:	$0	$19,630	$360,000	UW NCF DSCR:	1.39x
Other:	$41,842	Springing	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	100.0%	Payoff Existing Debt	$26,657,630	88.9%
			Return of Equity	2,709,360	9.0
			Upfront Reserves	210,996	0.7
			Closing Costs	422,013	1.4
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	The loan is secured by both the fee simple and leasehold interests in the property; this structure is the result of a payment in lieu of taxes (“PILOT”) agreement with the Suffolk County Industrial Development Agency (“IDA”). Upon the expiration of the PILOT agreement in November 30, 2016, the borrower will acquire the fee interest from the IDA for $1.00. For a more detailed description, please refer to “PILOT Program” below.
(3)	Represents trailing twelve months ending August 31, 2015.
(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Mortgage Loan No. 4 — 324 South Service Road

The Loan. The 324 South Service Road loan is a $30.0 million loan secured by the borrower’s leasehold and the IDA’s fee interest in a class-A office building located in Melville, New York, which is within Suffolk County on Long Island. The loan has a 10-year term and amortizes on a 30-year schedule after a three-year interest-only period.

The Borrower. The borrowing entity is 324 South Service Road Associates, LLC, a New York limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Teddy D. Weiss. Mr. Weiss is the founder and CEO of T. Weiss Realty Corporation, a Long Island-based real estate development company founded in 1969. Mr. Weiss, indirectly, through various affiliates, owns five office buildings totaling approximately 452,000 SF on Long Island.

The Property. The property is a four-story class-A office building located in Melville, New York. The property is in Suffolk County approximately two miles from the border of Nassau County; surrounding towns in the immediate vicinity include Bethpage, Dix Hills, Farmingdale, Huntington Station, Syosset, West Babylon, and Woodbury. The property is located immediately off the interchange between the Long Island Expressway (I-495) and Broadhollow Road (Route 110). According to New York State traffic data, the average daily traffic count of the Long Island Expressway is in excess of 170,000 vehicles and the average daily traffic count on Broadhollow Road is in excess of 50,000 vehicles. The property is accessible from South Service Road, an eastbound service road that runs along the Long Island Expressway. The property was constructed in 2007 and contains a net rentable area of 117,781 SF. As of September 4, 2015, the owned occupancy rate and total occupancy rate at the property was 97.0%. The property is occupied by 17 distinct tenants. The largest tenant at the property is TD Bank, N.A., which occupies 37.1% of the net rentable square footage. Amenities at the property include a fitness center, a café, conference spaces, a backup generator, and 300 parking spaces (2.5 spaces per 1,000 SF).

The Market. The property is located in the Western Suffolk submarket of Long Island. According to the appraisal, the average occupancy in the submarket as of the third quarter 2015 was 90.3%. The appraisal identified five comparable rental properties that range in size from 112,567 SF to 282,876 SF and have occupancies ranging from 70.0% to 100.0%. According to the appraisal, the one comparable that has an occupancy of less than 90%, 400 Broadhollow Road, suffers from an unusual curved design and slightly above-market asking rents. The appraisal concluded to market rents of $35.00 PSF modified gross and concluded to a vacancy rate of 5.0%. The weighted average in-place rent of $33.69 PSF at the property is 3.6% below the appraisal’s concluded market rent. The populations within three- and five-mile radii are 45,893 and 238,645, respectively. The average household incomes within three- and five-mile radii are $161,226 and $135,269, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — 324 South Service Road

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)		Total Occ.		Quoted Rental Rate PSF		Expense Basis
324 South Service Road	2007, 2008 / N/A	117,781	(2)	97	%(2)	$33.69	(2)(3)	Modified Gross
400 Broadhollow Road(4)	2010 / N/A	135,000		70%		$39.00	(5)	Modified Gross
58 South Service Road	2001 / N/A	282,876		90%		$35.00	(5)	Modified Gross
290-300 Broadhollow Road	1989 / N/A	242,292		98%		$30.00	(5)	Modified Gross
401 Broadhollow Road	1970 / N/A	112,567		100%		$36.00	(5)	Modified Gross
1305 Walt Whitman Road	1955 / N/A	186,195		98%		$28.50	(5)	Modified Gross

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.
(3)	Amount represents weighted average of actual in place leases.
(4)	According to the appraisal, 400 Broadhollow Road suffers from an unusual curved design and slightly above-market asking rents.
(5)	Quoted Rental Rate PSF represents the appraisal’s comparable leases.

Historical and Current Occupancy(1)

2013	2014	8/31/2015 TTM	Current(2)(3)
88.7%	87.5%	89.7%	97.0%

(1)	Source: Historical Occupancies reflect the average occupancy for the indicated year as provided by the borrower.
(2)	Current Occupancy is as of September 4, 2015.
(3)	The difference between the 8/31/2015 TTM and the Current Occupancy is due to two additional tenants that occupied space at the property in 2015.

Tenant Summary(1)

Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
TD Bank, N.A. (3)	Aa1 / NR / AA-	43,677	37.1%	$32.69	11/30/2022
Aviva Life and Annuity(4)	NR / NR / BBB	14,496	12.3%	$34.03	11/30/2017
Janney Montgomery Scott, LLC	NA / NA / NA	10,618	9.0%	$43.26	9/30/2018
Customers Bancorp, Inc.	NA / NA / NA	6,888	5.8%	$29.87	9/30/2025
T. Weiss Realty Corp.	NA / NA / NA	6,528	5.5%	$31.95	11/30/2025
Jones Lang Lasalle Americas, Inc.	NA / NA / NA	5,198	4.4%	$32.96	8/31/2018
Lincoln Land Services, LLC	NA / NA / NA	3,804	3.2%	$37.81	2/28/2022
Bosley, Inc.	NA / NA / NA	3,453	2.9%	$30.50	10/31/2021
Sequel Systems, Inc.	NA / NA / NA	3,033	2.6%	$34.57	11/30/2019
Serota Partners, LLC	NA / NA / NA	2,930	2.5%	$33.28	3/31/2016

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent guarantees the lease.
(3)	TD Bank, N.A. has a one-time termination option on October 31, 2017 with 275 days’ notice. If the tenant elects to exercise the termination option, the tenant must pay a $2,068,125 termination fee, which will be reserved by the lender. For a more detailed description of Lease Termination Reserve, please refer to “Escrows and Reserves” below.
(4)	Aviva Life and Annuity was acquired by Athene Annuity and Life Company. This space is subleased to Carr Business Systems, Inc. pursuant to a sublease that expires on November 15, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Mortgage Loan No. 4 — 324 South Service Road

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	3,548	3.0%	NAP	NAP	3,548	3.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	3,548	3.0%	$0	0.0%
2015	0	0	0.0	0	0.0	3,548	3.0%	$0	0.0%
2016	2	4,178	3.5	97,505	2.5	7,726	6.6%	$97,505	2.5%
2017	3	17,704	15.0	593,767	15.4	25,430	21.6%	$691,272	18.0%
2018	2	15,816	13.4	630,623	16.4	41,246	35.0%	$1,321,895	34.3%
2019	2	5,782	4.9	227,562	5.9	47,028	39.9%	$1,549,457	40.3%
2020	3	6,403	5.4	208,079	5.4	53,431	45.4%	$1,757,536	45.7%
2021	1	3,453	2.9	105,317	2.7	56,884	48.3%	$1,862,853	48.4%
2022	2	47,481	40.3	1,571,757	40.8	104,365	88.6%	$3,434,610	89.2%
2023	0	0	0.0	0	0.0	104,365	88.6%	$3,434,610	89.2%
2024	0	0	0.0	0	0.0	104,365	88.6%	$3,434,610	89.2%
2025 & Beyond	2	13,416	11.4	414,314	10.8	117,781	100.0%	$3,848,924	100.0%
Total	17	117,781	100.0%	$3,848,924	100.0%

(1)	Based on the underwritten rent roll.
(2)	Includes rent steps through March 31, 2016.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten(2)(3)	PSF	%(4)
Rents in Place	$3,903,950	$4,052,360	$4,051,356	$3,944,119	$3,848,924	$32.68	86.8%
Vacant Income	0	0	0	0	124,180	1.05	2.8%
Gross Potential Rent	$3,903,950	$4,052,360	$4,051,356	$3,944,119	$3,973,104	$33.73	89.6%
Total Reimbursements	454,527	520,159	545,106	566,216	459,583	3.90	10.4%
Net Rental Income	$4,358,477	$4,572,519	$4,596,462	$4,510,335	$4,432,687	$37.63	100.0%
(Vacancy/Collection Loss)	(564,844)	(545,854)	(467,413)	(259,701)	(443,269)	(3.76)	(10.0%)
Other Income	3,596	5,885	9,319	5,896	0	0.00	0.0%
Effective Gross Income	$3,797,229	$4,032,550	$4,138,368	$4,256,530	$3,989,418	$33.87	90.0%
Total Expenses	$966,173	$1,013,222	$1,060,028	$1,116,761	$1,122,764	$9.53	28.1%
Net Operating Income	$2,831,056	$3,019,328	$3,078,340	$3,139,769	$2,866,654	$24.34	71.9%
Total TI/LC, Capex/RR	0	0	0	0	232,605	1.97	5.8%
Net Cash Flow	$2,831,056	$3,019,328	$3,078,340	$3,139,769	$2,634,049	$22.36	66.0%

(1)	The TTM column represents the trailing twelve month period ending August 31, 2015.
(2)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments, and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Underwritten Rents in Place are based on the September 4, 2015 rent roll with rent steps through March 31, 2016.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Mortgage Loan No. 4 — 324 South Service Road

Property Management. The 324 South Service Road property is managed by T. Weiss Realty Corp, an affiliate of the borrower, pursuant to a management agreement. The lender has the right under the loan documents to require the borrower to replace the property manager upon an event of default under the loan documents.

Escrows and Reserves. At origination, the borrower funded aggregate reserves of $210,996 with respect to the loan, comprised of (i) $169,154 for real estate taxes, (ii) $8,776 for the Bosley, Inc. Free Rent Reserve, and (iv) $33,065 for the TI Allowance Reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $24,165.

Insurance Escrows – Monthly payments are suspended for so long as (i) all insurance premiums are being timely paid and the lender receives evidence of payment no later than five days prior to the due date thereof, (ii) the property continues to be insured by a blanket policy, and (iii) there is not a trigger period in effect.

Replacement Reserves – On a monthly basis, the borrower is required to deposit an amount equal to $2,454.

TI/LC Reserves – On a monthly basis, the borrower is required to make a deposit to a TI/LC reserve in an amount equal to $19,630 for the first 36 months of the loan term and the borrower is required to make a deposit to a TI/LC reserve in an amount equal to $14,723 for the last 84 months of the loan term. This reserve is subject to a cap of $360,000.

Lease Termination Reserve – If TD Bank, N.A. elects to exercise its one-time termination option on October 31, 2017 with 275 days’ notice, TD Bank, N.A. must pay a termination fee of approximately $2,068,125, which will be reserved by the lender under the loan documents. The Lease Termination Reserve will be applied as follows: (i) the first $1,525,000 will be available for disbursement for costs and expenses related to tenant improvements and leasing commissions and disbursed in accordance with regular procedures for the TI/LC Reserve for the portion of the property that is currently leased by TD Bank, N.A., and (ii) the remainder will be applied by the lender to payment of debt service when the lender has determined that there is insufficient cash flow from the property to pay debt service. All remaining amounts on deposit in the reserve will be released to the borrower upon the lender’s determination that the property has achieved a DSCR of 1.25x for two consecutive quarters. If there are no funds in the TI/LC Reserve, the loan is not in a Trigger Period, and subject to lender approval, funds from the Lease Termination Reserve may be disbursed in connection with tenant allowances, tenant improvements, and leasing commissions in connection with leases for other spaces at the property.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. On the origination date, the borrower was required to set up an operating account into which all revenue generated by the property is required to be deposited (“Borrower’s Operating Account”). Each tenant at the property is required to deposit rents directly into the Borrower’s Operating Account. The Borrower’s Operating Account will remain under the control of the borrower unless a Trigger Period exists in which case the lender will deliver a shifting control notice to the Borrower’s Operating Account bank and the lender will assume control of the Borrower’s Operating Account. Following the delivery of such notice, the funds in the Borrower’s Operating Account are required to be transferred on each business day to the cash management account under the control of the lender. On each due date during the continuance of a Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves be held by the lender as additional collateral for the loan. During the continuance of an event of default under the loan, the lender may apply any funds in the cash management account to amounts payable under the loan and/or toward the payment of expenses of the property, in such order of priority as the lender may determine.

A “Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the loan, (ii) the debt service coverage ratio being less than 1.20x for two consecutive calendar quarters, (iii) the debt yield being less than 7.50% for two consecutive calendar quarters, and (iv) a Lease Trigger Event and (b) expiring, as applicable, upon (i) the cure of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters, (iii) the debt yield being equal to or greater than 7.75% for two consecutive calendar quarters, and (iv) the occurrence of a Trigger Lease Cure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Mortgage Loan No. 4 — 324 South Service Road

A ”Trigger Lease Event” means with respect to each Trigger Tenant (a) that such Trigger Tenant is more than 45 days in arrears in payment of rent under its lease; or (b) that such Trigger Tenant is the subject of a proceeding under one or more creditors’ rights laws; or (c) as to TD Bank, N.A., that TD Bank, N.A. has gone dark, vacated its space, or failed to open timely for business as required by its lease or has notified the borrower of its intent to do any of the foregoing (provided, however, that at any time after May 31, 2021, so long as TD Bank, N.A. maintains a rating of at least “BBB” from S&P or the equivalent rating from each other applicable Rating Agency, the occurrence or continuance of an event described in this clause (c) will not constitute a Trigger Lease Event); or (d) that such Trigger Tenant will expire in less than 270 days; or (e) that such Trigger Tenant has terminated its lease or provided written notification to the borrower or the property manager of its intent to terminate its lease.

A “Trigger Tenant” means each of the TD Bank, N.A. and T. Weiss Realty Corp. leases and any replacement tenant occupying all or portion of the space at the property.

A “Trigger Event Amount” means an amount equal to the aggregate of $70,370 per month as to any month during the interest only period and $33,330 per month as to all other months for each month for which the borrower seeks to suspend (or continue the suspension of) the Trigger Period. In no event will the amount exceed $2,500,000.

A “Trigger Lease Cure” means (a) that such Trigger Tenant has been current in the payment of all rent for 90 days; and (b) that such Trigger Tenant has affirmed its lease, without amendment, and exited protection under such creditors’ rights law pursuant to a confirmed plan of reorganization (or the comparable provision under any creditors’ rights law other than the bankruptcy code); and (c) that such Trigger Tenant is operating and open for business in substantially all of its space, for not less than 90 consecutive days; and (d) that either (i) such Trigger Tenant has exercised the next renewal option available under its lease on terms acceptable to the lender, or (ii) at least ninety percent (90%) of the space demised by such Trigger Tenant is leased to one or more new or existing tenant(s) (if an existing tenant, so long as such existing tenant is expanding into such space and not vacating another space at the property, unless the space vacated has been leased to a new acceptable tenant pursuant to a new acceptable lease) acceptable to the lender, pursuant to one or more leases approved, or deemed approved if the lender’s consent is not required, or (iii) the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters following the Trigger Lease Event; and (e) that either (i) such Trigger Tenant provides written notice to the borrower or manager revoking its intent to terminate its lease or (ii) at least ninety percent (90%) of the space demised by such Trigger Tenant is leased to one or more new tenant(s) acceptable to the lender, pursuant to one or more leases approved by the lender, or (iii) the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters following the Trigger Lease Event.

PILOT Program. The borrower has entered into a PILOT agreement with the IDA.  The IDA extended a partial tax abatement to the borrower. The PILOT agreement expires November 30, 2016.  In structuring the PILOT benefits, the borrower entered into a ground lease with the IDA. Upon the expiration of the PILOT agreement November 30, 2016, the borrower will acquire the fee interest for $1.00.  The IDA executed the mortgage, encumbering its fee interest, in addition to the encumbrance by the borrower of its leasehold interest. The underwritten tax expense figure reflects the full (unabated) tax amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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66

Mortgage Loan No. 5 — Addison Ridge Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Mortgage Loan No. 5 — Addison Ridge Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Mortgage Loan No. 5 — Addison Ridge Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Mortgage Loan No. 5 — Addison Ridge Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Mortgage Loan No. 5 — Addison Ridge Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.7%	Net Rentable Area (Units):	211
Loan Purpose:	Refinance	Location:	Fayetteville, NC
Borrower:	Santa Fe Properties SPE, LLC	Year Built / Renovated:	2014 / N/A
Sponsor:	Charles F. Weber	Occupancy:	96.2%
		Occupancy Date:	9/30/2015
		Number of Tenants:	N/A
Interest Rate:	5.1000%	2013 NOI(2):	N/A
Note Date:	9/16/2015	2014 NOI(2):	N/A
Maturity Date:	10/6/2025	TTM NOI(3):	$1,642,254
Interest-only Period:	60 months	T6 NOI(4):	$2,030,898
Original Term:	120 months	UW Economic Occupancy:	93.0%
Original Amortization:	360 months	UW Revenues:	$3,035,780
Amortization Type:	IO-Balloon	UW Expenses:	$937,755
Call Protection:	L(25),Def(91),O(4)	UW NOI:	$2,098,026
Lockbox(1):	Springing	UW NCF:	$2,045,276
Additional Debt:	No	Appraised Value / Per Unit:	$33,350,000 / $158,057
Additional Debt Balance:	N/A	Appraisal Date:	6/26/2015
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$118,483
Taxes:	$20,973	$20,973	N/A	Maturity Date Loan / Unit:	$109,433
Insurance:	$29,041	$3,630	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$3,517	$3,517	N/A	Maturity Date LTV:	69.2%
				UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	8.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	100.0%	Payoff Existing Debt	$20,630,058	82.5%
			Return of Equity	3,670,571	14.7
			Closing Costs	645,840	2.6
			Upfront Reserves	53,531	0.2
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.

(2)	The property was built in 2014 and thus the historical financials are not available.

(3)	Represents trailing twelve months ending September 30, 2015.

(4)	Represents trailing six months ending September 30, 2015 annualized.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Mortgage Loan No. 5 — Addison Ridge Apartments

The Loan. The Addison Ridge Apartments loan is a $25.0 million first mortgage loan secured by the fee interest in a 211-unit garden style multifamily property located in Fayetteville, North Carolina. The loan has a 10-year term and will amortize on a 30-year schedule after a five year interest-only period.

The Borrower. The borrowing entity for the loan is Santa Fe Properties SPE, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Charles F. Weber. Mr. Weber began constructing apartments in 1978 and since then has built, managed and owned seven apartment properties. He currently owns three properties containing 853 units.

The Property. The property is a 211-unit garden-style multifamily property located in Fayetteville, North Carolina that was built in 2014. The property consists of seven three-story apartment buildings located on approximately 17.0 acres. The property provides a total of 473 parking spaces, or 2.2 parking spaces per unit. As of September 30, 2015, the property was 96.2% leased.

The property contains 43 one-bedroom units (20.4%), 161 two-bedroom units (76.3%) and seven three-bedroom units (3.3%). One-bedroom units range from approximately 893 SF to 989 SF, two-bedroom units range from 1,147 SF to 1,373 SF, and three-bedroom units are 1,373 SF with an overall average unit size of 1,110 SF. Property amenities include a large outdoor pool area with arbor covered grilling stations, a poolside stone fireplace and deck space, a 12,400 SF clubhouse with a fitness center, a yoga room, a conference room, 30 plush-seat movie theatre, billiards, a coffee bar and a business center. The property also benefits from gated access with a controlled access gate and a perimeter fence. Units feature granite countertops in the kitchen and bath as well as GE stainless appliance packages with an electric oven/range combination, a dishwasher, a microwave, garbage disposals and side by side refrigerator/freezers with ice and water dispensers. In addition, units feature laundry closets with washer/dryer hookups.

The property has an entrance drive accessible off of Santa Fe Drive. Santa Fe Drive provides direct access to the All American Expressway, which is east of the property. The area consists of office, retail and mixed-use properties along major arterials that are interspersed with multifamily complexes and single-family residential homes. There is significant retail in the local area that includes the Cross Creek Mall, a regional shopping mall in Fayetteville, North Carolina, on the 401 Bypass between Morganton Road and the All-American Freeway, located 2.1 miles to the north of the property. The mall contains over 100 stores and covers over 1,000,000 SF of retail space. Its anchors include Belk, Macy’s, J.C. Penney, and Sears. The property is also located near multiple golf courses and the Womack Army Medical Center. According to the appraisal, the property is approximately 2.2 miles from the check-in to Fort Bragg, the area’s largest employer.

The property is part of a larger development that the sponsor is in the process of constructing. The larger development consists of three potential phases. The property is Phase I of the three phases. Phase II is currently under construction and is expected to contain 214 units. Phase III has not begun construction. The phases will share amenities subject to easement agreements. Phase II and Phase III, if constructed, will not be collateral for the loan. The loan agreement provides that in the event that Phase II and/or Phase III are constructed, it will be an event of default and a recourse carveout for loss and/or damage if the borrower, guarantor, property manager or any affiliate thereof directs, permits or solicits any current tenant of Phase I to move to a unit in the nearby constructed Phase II or Phase III, without the prior consent of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 5 — Addison Ridge Apartments

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate	Monthly Market Rental Rate PSF
One Bedroom, One Bath	39	18.5%	37	94.9%	893	$975	$1.09	$990	$1.11
One Bedroom, One Bath	4	1.9	3	75.0%	989	$1,050	$1.06	$1,050	$1.06
Two Bedroom, Two Bath	75	35.5	72	96.0%	1,162	$1,145	$0.99	$1,145	$0.99
Two Bedroom, Two Bath	86	40.8	84	97.7%	1,147	$1,185	$1.03	$1,185	$1.03
Three Bedroom, Two Bath	7	3.3	7	100.0%	1,373	$1,450	$1.06	$1,450	$1.06
Total/Wtd. Avg.	211	100.0%	203	96.2%	1,110	$1,138	$1.03	$1,141	$1.03

(1)	Source: Appraisal and underwritten rent roll dated September 30, 2015.

The Market. The property is located in Fayetteville, North Carolina in Cumberland County. The city is best known as the home of Fort Bragg, a major U.S. Army installation located northwest of the city. According to the appraisal, the estimated population of 374,157 makes the Fayetteville metropolitan area the largest in southeastern North Carolina, and the fifth-largest in the state. According to the appraisal, Fort Bragg is a major part of Fayetteville’s economy and directly employs over 55,000 people at the base. Cumberland County Schools is also headquartered in Fayetteville. The county operates a total of 87 schools including 51 elementary schools, 16 middle schools and 10 high schools. In addition there are six colleges/universities in the area including Fayetteville State University, Methodist University, Fayetteville Technical Community College, Grace College of Divinity, Carolina Bible College and Shaw University Satellite Campus.

The appraisal identified six comparable rental properties, ranging from 107 units to 300 units that were constructed between 2010 and 2013. The competitive set reported a weighted average occupancy of approximately 89%, with average rents ranging from $896 to $1,060 per unit. Average rents at the property are above those of the competitive set. The properties in the appraisal’s competitive set are all located within approximately 5.6 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
Addison Ridge Apartments	2014	211	1,110	$1,138	96.2%
Plantation at Fayetteville	2012	240	1,603	$960	92%	0.1 miles
Cliff Creek	2013	182	1,105	$948	71%	2.6 miles
Ultris at Patriot Park	2013	192	1,025	$904	93%	5.6 miles
Enclave at Pamalee Square	2010	242	1,167	$896	94%	3.1 miles
Independence Place	2011	300	1,060	$1,058	94%	2.2 miles
The Villagio	2010	107	1,401	$1,060	87%	1.7 miles
Total/Wtd. Avg.(2)		1,263	1,214	$969	89%

(1)	Source: Appraisal and rent roll dated September 30, 2015.

(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 5 — Addison Ridge Apartments

Historical and Current Occupancy(1)

2011	2012	2013	2014	Current(2)
N/A	N/A	N/A	N/A	96.2%

(1)	The property was built in 2014 and thus prior full-year financials are not available.

(2)	Based on the September 2015 underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)

	TTM(2)	T6(3)	Underwritten	Per Unit	%(4)
Rents in Place	$2,867,676	$2,891,755	$2,882,280	$13,660	100.0%
Vacant Income	0	0	0	0	0.0%
Gross Potential Rent	$2,867,676	$2,891,755	$2,882,280	$13,660	100.0%
Total Reimbursements	0	0	0	0	0.0%
Net Rental Income	$2,867,676	$2,891,755	$2,882,280	$13,660	100.0%
(Vacancy/Collection Loss)	(668,548)	(297,908)	(228,500)	(1,083)	(7.9%)
Other Income	344,178	382,274	382,000	1,810	13.3%
Effective Gross Income	$2,543,307	$2,976,121	$3,035,780	$14,387	105.3%
Total Expenses	$901,053	$945,223	$937,755	$4,444	30.9%
Net Operating Income	$1,642,254	$2,030,898	$2,098,026	$9,943	69.1%
Replacement Reserves	0	0	52,750	250	1.7%
Net Cash Flow	$1,642,254	$2,030,898	$2,045,276	$9,693	67.4%

(1)	The property was built in 2014 and thus prior full-year financials are not available.

(2)	The TTM column represents the trailing twelve month period ending September 30, 2015.

(3)	The T6 column represents the trailing six month period ending September 30, 2015 annualized.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Morganton Management & Development, L.L.C., a North Carolina limited liability company and an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $29,041 for insurance, $20,973 for real estate taxes and $3,517 for replacement reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $20,973.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual insurance payments, which currently equates to $3,630.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $3,517 for replacement reserves which equates to $200 per unit, annually.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Mortgage Loan No. 5 — Addison Ridge Apartments

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon written notification from the lender that the first Cash Sweep Event (defined below), if any, has occurred, the borrower is required to promptly establish and maintain a lockbox account (the “Lockbox Account”) with the lockbox bank in trust for the benefit of the lender into which rents will be deposited. The related loan documents require the lender to have a first priority security interest in the Lockbox Account and the cash management account (the “Cash Management Account”). Upon the occurrence and during the continuance of a Cash Sweep Event, the borrower and property manager are required to hold rents and other income from the property in trust for the lender and deposit such amounts in the Lockbox Account within one (1) business day of receipt. All funds deposited into the Lockbox Account will be swept into the Cash Management Account and will be applied by the lender to the payment of tax and insurance (if applicable) escrows, debt service, replacement reserves, any other amounts then due to the lender and monthly cash expenses and extraordinary expenses. Any excess funds after deductions for these items will be deposited into the excess cash flow reserve account and held as collateral for the loan.

“Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower, or the manager or (iii) the DSCR is less than 1.10x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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76

Mortgage Loan No. 6 — Aloft Hotel – Downtown Denver

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Mortgage Loan No. 6 — Aloft Hotel – Downtown Denver

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Mortgage Loan No. 6 — Aloft Hotel – Downtown Denver

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Mortgage Loan No. 6 — Aloft Hotel – Downtown Denver

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$24,000,000	Property Type - Subtype:	Hotel – Select Service
% of Pool by IPB:	2.6%	Net Rentable Area (Rooms):	140
Loan Purpose:	Refinance	Location:	Denver, CO
Borrower:	JBK Hotels, LLC	Year Built / Renovated:	2014 / N/A
Sponsors:	Jonathan Gandhi; Krishna Gandhi	Occupancy / ADR / RevPAR:	71.7% / $195.94 / $140.53
Interest Rate:	4.8200%	Occupancy / ADR / RevPAR Date:	7/31/2015
Note Date:	7/22/2015	Number of Tenants:	N/A
Maturity Date:	8/6/2025	2012 NOI(2):	N/A
Interest-only Period:	12 months	2013 NOI(2):	N/A
Original Term:	120 months	2014 NOI(2):	N/A
Original Amortization:	300 months	TTM NOI(3):	$4,088,330
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	75.0% / $193.00 / $144.75
Call Protection:	L(27),Def(89),O(4)	UW Revenues:	$8,155,121
Lockbox(1):	Hard	UW Expenses:	$4,663,710
Additional Debt:	No	UW NOI:	$3,491,411
Additional Debt Balance:	N/A	UW NCF:	$3,165,206
Additional Debt Type:	N/A	Appraised Value / Per Room(4):	$44,200,000 / $315,714
Additional Future Debt Permitted:	No	Appraisal Date(4):	6/30/2015

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$171,429
Taxes:	$96,500	$32,167	N/A	Maturity Date Loan / Room:	$132,763
Insurance:	$46,500	$5,167	N/A	Cut-off Date LTV(4):	54.3%
FF&E Reserve:	$0	1/12th of 4% of gross annual revenue	N/A	Maturity Date LTV(4):	42.1%
Seasonality Reserve:	$413,389	$0	N/A	UW NCF DSCR:	1.91x
				UW NOI Debt Yield:	14.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000	100.0%	Payoff Existing Debt	$15,466,284	64.4%
			Return of Equity	7,677,632	32.0
			Upfront Reserves	556,389	2.3
			Closing Costs	299,695	1.2
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Historical financials are unavailable since the property opened in December 2014.

(3)	Represents annualized trailing seven months ending July 31, 2015.

(4)	The appraiser estimated a prospective market value of the property as of its projected date of stabilization equal to $46,000,000 as of July 1, 2018. The Cut-off Date LTV and Maturity Date LTV for the loan are calculated using the as-is appraised value of $44,200,000 as of June 30, 2015.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Mortgage Loan No. 6 — Aloft Hotel – Downtown Denver

The Loan. The Aloft Hotel – Downtown Denver loan is a $24.0 million first mortgage loan secured by the fee interest in a 140-room select service hotel property located in the Denver, Colorado central business district. The loan has a 10-year term and will amortize on a 25-year schedule after a one-year interest-only period.

The Borrower. The borrowing entity for the loan is JBK Hotels, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 51.0% owned by Jonathan Gandhi and 49.0% by Krishna Gandhi.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Jonathan Gandhi and Krishna Gandhi. Jonathan has over 14 years of experience in the hospitality industry. He worked for the Best Western Regent Inn in Mansfield, Connecticut and at the Holiday Inn Express in Mystic, Connecticut. Jonathan and Krishna (who are brothers) formed JBK Hotels, LLC to concentrate on real estate development. JBK Hotels, LLC acquired the property site in March 2012 for $3.50 million and subsequently developed the Aloft Hotel over the next two years. Jonathan and Krishna grew up in a family that has been involved in the hotel industry since the 1970s. They have been involved in the family’s hotel business that has developed new hotels.

The Property. The property is a 140-room, select service hotel located in Denver, Colorado and operates under a Starwood Hotel’s Aloft franchise agreement through 2034. The property was built in 2014 and is managed by Interstate Hotels. The site consists of 0.29 acres and is improved with a 69,445 SF structure. Amenities at the property include a 10-seat lounge area (known as the W XYZ bar), a 40-seat lounge (known as the re:mix lounge), a lobby with an open business center (with a dual-computer lobby workstation), a 415 SF boardroom for conferences and meeting space, a fitness room, an indoor pool, 17 on-site valet parking spaces (the remaining parking is off-site valet parking), a grab-and-go market (known as re:fuel), and a guest laundry room.

The guestroom mix at the property consists of 108 King, 22 Double/Queen, 5 Corner King, and 5 Corner Double/Queen rooms. Each guestroom features nine-foot ceilings with platform beds, glass-enclosed walk-in showers with rainfall shower heads, coffee amenities, a wall-mounted 42-inch flat-panel LCD television, a desk with a chair, built-in bedside tables, a mini-refrigerator, and an in-room safe. In-room amenities include high speed internet access, an alarm clock, an iron and ironing board, Plug ‘n Play docking stations that are capable of linking computers to the television set and a telephone. The ten deluxe corner rooms feature a larger living space.

Occupancy, ADR, RevPAR(1)

	Competitive Set			Aloft Hotel – Downtown Denver			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015(2)	79.7%	$183.20	$146.06	71.8%	$196.38	$141.05	90.1%	107.2%	96.6%

(1)	Source: Third Party Data Provider. The competitive set consists of the following hotels: Courtyard Denver Downtown, Hilton Garden Inn Denver Downtown, Springhill Suites Denver Downtown, and Hampton Inn & Suites Denver Downtown Convention.

(2)	Represents the trailing seven month period ending July 31, 2015. The property opened in December 2014.

The Market. The property is located within the central business district of Downtown Denver, primarily serving demand generated from nearby business, retail, government and art industries as well as leisure travelers visiting downtown Denver. The property is located one block northeast of the Colorado Convention Center (“CCC”) and benefits from the demand generated from hosting an average of 80 conventions and 250 total events annually. The CCC had an estimated economic impact of approximately $500 million with an additional $120 million to the Denver hotel industry (source: visitdenver.org). The number of convention groups and meetings has continued to trend upwards with the CCC hosting 313,540 delegates in 2009 to 429,210 delegates in 2014 (a 36.9% increase). Additionally, the property is located two blocks east of the Denver Center for the Performing Arts, one block south of Denver’s 16th Street Mall, two blocks west of the Denver Pavilions and two blocks southwest of Denver’s 17th Street financial district.

The property is accessible from the surrounding area; bordered by 15th Street to the northwest and Stout Street to the northeast. Additional transportation methods are available to the property, including the light rail transit, which has a stop one block from the hotel. The property is accessible from a variety of major roads (one of which is North Speer Boulevard), as well as state and interstate highways (Interstate 25/ U.S. Highway 87 and Interstate 70/ U.S. Route 40).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Mortgage Loan No. 6 — Aloft Hotel – Downtown Denver

Downtown Denver’s hotel market has seen strong and consistent growth since 2003 according to a third party source. Occupancy has shown a 7.0% gain year on year, resulting in a 79.2% July year-to-date occupancy in 2014, and year-to-date RevPAR shows a 16.9% increase over the prior year. Downtown Denver offers visitors a mix of restaurants, shops, and entertainment venues, coupled with many hotels. The light rail system enhances the connectivity of downtown hotels to outlying demand generators, such as the Denver Federal Center to the west, while local businesses that are based downtown also generate demand. With the CCC, government agencies, and special event and sporting complexes in close proximity, downtown hotels regularly sell out on both mid-week nights and weekends.

Competitive Hotels Profile(1)

				Estimated Market Mix			2014 Estimated Operating Statistics (2)
Property	Rooms	Year Built / Renovated	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	Rev PAR
Aloft Hotel - Downtown Denver	140	2014 / N/A	415	50%	25%	25%	78%	$185.59	$144.76
Hampton Inn Denver Convention Center	120	2013 / N/A	1,350	60%	15%	25%	75%	$170.00	$127.50
Courtyard by Marriott Denver Downtown	177	1998 / 2011	3,400	45%	30%	25%	84%	$173.00	$145.32
Embassy Suites Denver Downtown Convention Center	403	2010 / N/A	22,500	45%	25%	30%	79%	$184.00	$145.36
Hilton Garden Inn Denver Downtown	221	2007 / 2015	1,000	50%	25%	25%	83%	$164.00	$136.12
Curtis Double Tree Hotel	336	1974 / 2012-2014	22,500	30%	35%	35%	81%	$156.00	$126.36
Hotel Teatro	110	1999 / 2014	2,300	40%	25%	35%	73%	$205.00	$149.65
Total(3)	1,367

(1)	Source: Appraisal.

(2)	The operating statistics for the Aloft Hotel – Downtown Denver property are 2015 estimated year-to-date statistics since the hotel opened in December 2014.

(3)	Excludes the Aloft Hotel – Downtown Denver property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Mortgage Loan No. 6 — Aloft Hotel – Downtown Denver

Operating History and Underwritten Net Cash Flow(1)

	TTM(2)	Underwritten	Per Room(3)	%(4)
Occupancy	71.7%	75.0%
ADR	$195.94	$193.00
RevPAR	$140.53	$144.75
Room Revenue	$7,150,351	$7,396,725	$52,834	90.7%
Food and Beverage	317,461	317,461	2,268	3.9%
Other Departmental Revenues	419,935	440,935	3,150	5.4%
Total Revenue	$7,887,747	$8,155,121	$58,251	100.0%
Room Expense	1,001,674	1,428,714	10,205	19.3%
Food and Beverage Expense	268,274	214,463	1,532	67.6%
Other Departmental Expenses	312,370	292,540	2,090	66.3%
Departmental Expenses	$1,582,318	$1,935,717	$13,827	23.7%
Departmental Profit	$6,305,429	$6,219,404	$44,424	76.3%
Operating Expenses	$1,979,898	$2,279,993	$16,286	28.0%
Gross Operating Profit	$4,325,531	$3,939,411	$28,139	48.3%
Fixed Expenses	237,201	448,000	3,200	5.5%
Net Operating Income	$4,088,330	$3,491,411	$24,939	42.8%
FF&E	315,510	326,205	2,330	4.0%
Net Cash Flow	$3,772,820	$3,165,206	$22,609	38.8%

(1)	Historical financials are unavailable since the property opened in December 2014.

(2)	The TTM column represents the annualized trailing seven month period ending July 31, 2015.

(3)	Per room values are based on 140 rooms.

(4)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Department Expenses, which is based on their corresponding revenue line items.

Property Management. The property is managed by the Interstate-Rim Management Company, LLC, a wholly owned entity of Interstate Hotels & Resorts, Inc. (“Interstate”), a global hotel management company. Interstate has been managing hotels for 55 years and currently manages 450 hotels with 81,000 rooms located throughout the U.S. and around the world. Interstate is a wholly-owned subsidiary of a joint venture between Thayer Lodging Group and Jin Jiang Hotels. The hotel management agreement was originally executed with The Rim Corporation, which was subsequently purchased by Interstate.

Escrows and Reserves. At origination, the borrower deposited into escrow $96,500 for real estate taxes, $46,500 for insurance, and $413,389 for seasonality, which may be used by the lender to pay any potential debt service shortfalls from October 2015 through March 2016.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, currently equal to $32,167.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12th of the annual insurance premiums due for the renewal of the coverage afforded by the policies, currently equal to $5,167.

FF&E Reserves - On a monthly basis, the borrower is required to escrow 1/12th of 4% of the greater of (i) gross revenue for the preceding calendar year and (ii) gross revenue for the current calendar year according to the most recently submitted annual budget. The current monthly FF&E amount is $27,045.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Mortgage Loan No. 6 — Aloft Hotel – Downtown Denver

Lockbox / Cash Management. The Aloft Hotel – Downtown Denver loan is structured with a hard lockbox and in-place cash management. The borrower or property manager is required to send direction letters to instruct tenants and credit card companies to deposit all rent, credit card deposits and other income directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept on each business day to a cash management account under the control of the lender and allocated on each monthly payment date in accordance with the loan documents. During the continuance of a Cash Sweep Period (defined below), all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Cash Sweep Period” means a period (i) commencing upon either (A) the occurrence and continuance of an event of default or (B) the debt service coverage ratio being less than 1.25x; and (ii) expiring upon (x) with regard to any Cash Sweep Period commenced in connection with clause (A) above, the cure (if applicable) of such event of default and (y) with regard to any Cash Sweep Period commenced in connection with clause (B) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Mortgage Loan No. 7 — Springs at Alamo Ranch

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Mortgage Loan No. 7 — Springs at Alamo Ranch

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Mortgage Loan No. 7 — Springs at Alamo Ranch

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Mortgage Loan No. 7 — Springs at Alamo Ranch

Springs at Alamo Ranch
11211 Westwood Loop
San Antonio, TX 78253
San Antonio
Austin
Houston
TEXAS
Corpus Christi
Leon Valley
Shavano Park
WOODS OF SHAVANO
University Of Texas at San Antonio
Shops At La Cantera
Six Flags
The Rim
La Cantera Golf Club Resort Course
OAK HILLS
FAR WEST SIDE
PIPERS MEADOW
Alamo Ranch Marketplace
Northwest Vista College
Christus Santa Rosa Hospital - Westover Hills
Seaworld San Antonio
Hyatt Hill Country Resort
Cathedral Rock Park
Ingram Park Mall
Op Schnabel Park
WOODLAWN HILLS
St Mary's University
Westover Marketplace
LOS JARDINES
UNITED WESTWOOD
CABLE WESTWOOD
LACKLAND TERRACE
Nelson W Wolff Municipal Stadium
THOMPSON COMMUNITY
Lackland Air Force Base
Lackland Training Annex
Gateway Valley Golf Course
Briggs Ranch Golf Club
Golf Club of Texas
POTRANCO RD
MARBACH RD
W COMMERCE ST
CULEBRA RD
BANDERA RD
WESTOVER HILLS BLVD
TALLEY RD
TEZEL RD
GUILBEAU RD
BRAUN RD
PRUE RD
DE ZAVALA RD
W HAUSMAN RD
BABCOCK RD
HUEBNER RD
GRISSOM RD
CALLAGHAN RD
CASTROVILLE RD
MEDINA BASE RD
HUNT LN
TEXAS RESEARCH PKY
CARTIFACT
2 MILES

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Mortgage Loan No. 7 — Springs at Alamo Ranch

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	WDCPF I CS	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,400,000	Title:	Fee
Cut-off Date Principal Balance:	$23,339,516	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.5%	Net Rentable Area (Units):	232
Loan Purpose:	Refinance	Location:	San Antonio, TX
Borrower:	Continental 157 Fund LLC	Year Built / Renovated:	2014 / N/A
Sponsor:	Continental Properties Company, Inc.	Occupancy:	93.5%
		Occupancy Date:	7/31/2015
		Number of Tenants:	N/A
Interest Rate:	4.3610%	2012 NOI(2):	N/A
Note Date:	8/21/2015	2013 NOI(2):	N/A
Maturity Date:	9/1/2025	2014 NOI(2):	N/A
Interest-only Period:	0 months	TTM NOI(3):	$1,214,224
Original Term:	120 months	UW Economic Occupancy:	92.0%
Original Amortization:	360 months	UW Revenues:	$3,243,820
Amortization Type:	Balloon	UW Expenses:	$1,415,806
Call Protection:	L(26),Def(90),O(4)	UW NOI:	$1,828,014
Lockbox(1):	Springing	UW NCF:	$1,779,294
Additional Debt:	No	Appraised Value / Per Unit:	$34,500,000 / $148,707
Additional Debt Balance:	N/A	Appraisal Date:	7/10/2015
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves(4)	Financial Information

	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$100,601
Taxes:	$483,331	$53,703	N/A	Maturity Date Loan / Unit:	$81,160
Insurance:	$24,684	$3,086	N/A	Cut-off Date LTV:	67.7%
Replacement:	$0	$4,060	$174,000	Maturity Date LTV:	54.6%
				UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	7.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,400,000	100.0%	Payoff Existing Debt	$17,800,123	76.1%
			Return of Equity	4,621,930	19.8
			Upfront Reserves	508,015	2.2
			Closing Costs	469,932	2.0
Total Sources	$23,400,000	100.0%	Total Uses	$23,400,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	The property was newly constructed in 2014. Historical financials were not available.
(3)	Represents trailing twelve months ending July 31, 2015.
(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Mortgage Loan No. 7 — Springs at Alamo Ranch

The Loan. The Springs at Alamo Ranch loan is a $23.4 million first mortgage loan secured by the fee interest in a 232-unit garden-style multifamily property located in San Antonio, Texas. The loan has a ten-year initial term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Continental 157 Fund LLC, a Wisconsin limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Continental Properties Company, Inc. Continental Properties Company, Inc. is a national real estate development company founded in 1979 and headquartered in suburban Milwaukee, Wisconsin. Continental Properties Company, Inc. currently has a portfolio of 74 owned properties, which includes approximately 3.2 million SF of retail and office space nationwide, 7,784 multifamily units in 30 communities, and 250 rooms in one hotel. Continental Properties Company, Inc. has developed over 14 million SF of retail and office gross leasable area, 10,000 multifamily units, and completed projects in 23 different states. Continental Properties Company, Inc. began its multifamily experience in the late 1980’s with the development of two apartment communities near Milwaukee, Wisconsin. Continental Properties Company, Inc. has developed 1,779 multifamily units in six communities throughout Texas, including three communities in San Antonio, and currently has 3,556 multifamily units in 13 communities under construction. As of March 31, 2015, Continental Properties Company, Inc. had a net worth and liquidity of approximately $48.5 million and $20.9 million, respectively.

The Property. The property is a 232-unit garden-style multifamily property located in San Antonio, Texas that was built in 2014. The property consists of 11 one-story and two-story apartment buildings located on approximately 14.67 acres. The property provides 331 open parking spaces, 24 detached garages and 64 attached garages for a total of 419 parking spaces, or 1.8 parking spaces per unit. As of July 31, 2015, the property was 93.5% leased.

The property contains 28 studio units (12.1%), 88 one-bedroom units (37.9%), 94 two-bedroom units (40.5%) and 22 three-bedroom units (9.5%). Studios units range from approximately 525 SF to 623 SF, one-bedroom units range from approximately 760 SF to 909 SF, two-bedroom units range from approximately 1,062 SF to 1,185 SF and three-bedroom units range from approximately 1,302 SF to 1,399 SF, with an overall average unit size of approximately 979 SF. Property amenities include a swimming pool, a fitness center, a leasing office, a clubhouse, a laundry facility and a dog park. Unit kitchens feature electric range/ovens with vent-hoods, frost-free refrigerators, garbage disposals, microwaves and dishwashers. Unit bathrooms feature combination tub/showers with ceramic tile wainscot, wood cabinets and Formica counters with porcelain sinks. Each unit includes a laundry closet with washer/dryer hookups and a patio/balcony.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Mortgage Loan No. 7 — Springs at Alamo Ranch

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate	Monthly Market Rental Rate PSF
Studio	6	2.6%	6	100.0%	525	$774	$1.47	$775	$1.48
Studio	22	9.5	20	90.9%	623	$788	$1.26	$815	$1.31
One Bedroom, One Bath	22	9.5	20	90.9%	760	$980	$1.29	$1,100	$1.45
One Bedroom, One Bath	22	9.5	16	72.7%	816	$1,009	$1.24	$975	$1.19
One Bedroom, One Bath	22	9.5	21	95.5%	857	$882	$1.03	$885	$1.03
One Bedroom, One Bath	22	9.5	22	100.0%	909	$996	$1.10	$1,070	$1.18
Two Bedroom, One Bath	11	4.7	11	100.0%	1,062	$1,376	$1.30	$1,400	$1.32
Two Bedroom, One Bath	28	12.1	27	96.4%	1,088	$1,379	$1.27	$1,400	$1.29
Two Bedroom, One Bath	11	4.7	11	100.0%	1,152	$1,139	$0.99	$1,275	$1.11
Two Bedroom, One Bath	44	19.0	41	93.2%	1,185	$1,371	$1.16	$1,340	$1.13
Three Bedroom, One Bath	11	4.7	11	100.0%	1,302	$1,555	$1.19	$1,600	$1.23
Three Bedroom, One Bath	11	4.7	11	100.0%	1,399	$1,534	$1.10	$1,550	$1.11
Total/Wtd. Avg.	232	100.0%	217	93.5%	979	$1,160	$1.19	$1,179	$1.20

(1)	Source: Appraisal and underwritten rent roll dated July 31, 2015.

The Market. The property is located in San Antonio, Texas in the San Antonio-New Braunfels Metropolitan Statistical Area (“MSA”) market. San Antonio has over 31 higher-education facilities including both private and public institutions. San Antonio is home to Lackland Air Force Base, site for U.S. Air Force Basic Military Training for enlisted personnel. The city of San Antonio has many tourist attractions such as Sea World San Antonio, Six Flags Fiesta Texas and the Alamo. The property has frontage along Westwood Loop and is located in the Far West San Antonio apartment submarket, which is situated west of San Antonio. According to the appraisal, the occupancy rate in the submarket is currently 93.5%. The occupancy rate in the 2000+ vintage in the submarket is currently 94.9%. Located near the property is Alamo Ranch, a shopping center with over 90 stores, services and restaurants such as Target, JCPenney, Best Buy, Dick’s Sporting Goods and Lowes. Other retailers in the area include Home Depot, Walmart, Walgreens and Starbucks. The property is accessed via Westwood Loop and Wild Pine. Westwood Loop provides access to Loop 1604 N, which provides access to the San Antonio Central Business District (“CBD”) located southeast of the property.

Regional access to the neighborhood is provided by Interstate 10, Interstate 37, Interstate 35, and Highway 90. Access to the property is provided via curb cuts on Westwood Loop and Wild Pine. According to the appraisal, the 2015 population within one-, three- and five-mile radius of the property was 5,829, 79,441 and 226,283, respectively; the average household income within the same radii was $81,142, $81,678 and $82,836, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Mortgage Loan No. 7 — Springs at Alamo Ranch

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
Springs at Alamo Ranch	2014	232(2)	979(2)	$1,160(2)	93.5%(2)
Alamo Ranch	2009	340	796	$923	95.0%	0.4 miles
Westover Springs	2012	296	716	$899	97.0%	0.8 miles
Westwood	2013	204	708	$832	100.0%	0.7 miles
Laurel Canyon	2006	356	797	$898	93.5%	1.1 miles
Carmel Canyon	2011	124	829	$977	95.2%	1.4 miles
Total/Wtd. Avg.(3)		1,320	768	$902	95.8%

(1)	Source: Appraisal.
(2)	Based on underwritten rent roll dated July 31, 2015.
(3)	Excludes the subject property.

Historical and Current Occupancy(1)

2011	2012	2013	2014	Current(2)
N/A	N/A	N/A	N/A	93.5%

(1)	Source: The property was constructed in 2014. Historical financials were not available.
(2)	Based on the July 31, 2015 underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)

	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place	$2,669,541	$3,019,943	$13,017	94.0%
Vacant Income	0	191,820	827	6.0%
Gross Potential Rent	$2,669,541	$3,211,763	$13,844	100.0%
Total Reimbursements	0	0	0	0.0%
Net Rental Income	$2,669,541	$3,211,763	$13,844	100.0%
(Vacancy/Collection Loss)	(235,041)	(290,500)	(1,252)	(9.0%)
Other Income	240,777	322,557	1,390	10.0%
Effective Gross Income	$2,675,276	$3,243,820	$13,982	101.0%
Total Expenses	$1,461,052	$1,415,806	$6,103	43.6%
Net Operating Income	$1,214,224	$1,828,014	$7,879	56.4%
Replacement Reserves	0	48,720	210	1.5%
Net Cash Flow	$1,214,224	$1,779,294	$7,669	54.9%

(1)	The property was newly constructed in 2014. Historical financials were not available.
(2)	The TTM column represents the trailing twelve month period ending July 31, 2015.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Mortgage Loan No. 7 — Springs at Alamo Ranch

Property Management. The property is managed by Continental Properties Company, Inc., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $483,331 for real estate taxes and $24,684 for insurance.

Tax Reserves – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $53,703.

Insurance Reserves - On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $3,086.

Replacement Reserves - The borrower is required to deposit $4,060 on a monthly basis for replacement reserves, subject to a cap of $174,000.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management, whereby all documentation and funds required to establish and maintain the lockbox were escrowed at origination. The lockbox will be triggered upon the occurrence of a Cash Trap Period (defined below). Following the occurrence of a Cash Trap Period and during the continuance thereof, all funds on deposit in the cash management account may be applied by the lender in such order as the lender determines in its discretion until the loan has been paid in full. Provided no Cash Trap Period is continuing, all excess cash funds are required to be remitted to the borrower at the end of each business day.

A “Cash Management Period” will be deemed to commence upon the commencement of any Cash Trap Period and will end upon the ending of such Cash Trap Period.

A “Cash Trap Period” will commence upon the occurrence of (i) an event of default, or (ii) the commencement of a period where debt service coverage ratio falls below 1.10x based on the trailing three month period; and will end if, (A) with respect to a Cash Trap Period continuing pursuant to clause (i), the event of default commencing the Cash Trap Period has been cured and such cure has been accepted by the lender (and no other event that would trigger a Cash Trap Period has occurred and is continuing) or (B) with respect to a Cash Trap Period continuing due to clause (ii), the property has achieved a debt service coverage ratio of at least 1.20x for two consecutive months (and no other event that would trigger a Cash Trap Period has occurred and is continuing).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

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94

Mortgage Loan No. 8 — Greyhound Plaza

roomplace
Michaels

Greyhound Plaza
BARNES&NOBLE
OfficeMax
BEST BUY
roomplace
Michaels
PETSMART
ALDI
FOOD MARKET

ALDI
FOOD MARKET

ALDI
FOOD MARKET
roomplace
Michaels

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Mortgage Loan No. 8 — Greyhound Plaza

roomplace
Furniture & Mattresses

PETSMART

Michaels

OfficeMax

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Mortgage Loan No. 8 — Greyhound Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Mortgage Loan No. 8 — Greyhound Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Mortgage Loan No. 8 — Greyhound Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	MC-Five Mile	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,400,000	Title:	Fee
Cut-off Date Principal Balance:	$21,376,158	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	174,280
Loan Purpose:	Refinance	Location:	Westfield, IN
Borrower:	Greyhound Plaza Associates, LP	Year Built / Renovated:	1998, 1999 / N/A
Sponsor:	George P. Broadbent	Occupancy:	100.0%
		Occupancy Date:	8/3/2015
		Number of Tenants:	7
Interest Rate:	4.7970%	2012 NOI:	$2,057,027
Note Date:	9/18/2015	2013 NOI:	$1,656,289
Maturity Date:	10/6/2025	2014 NOI:	$2,168,601
Interest-only Period:	0 months	TTM NOI(2):	$2,363,242
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	UW Revenues:	$3,021,974
Amortization Type:	Balloon	UW Expenses:	$1,039,903
Call Protection:	L(25),YM1(88),O(7)	UW NOI:	$1,982,071
Lockbox(1):	Springing	UW NCF:	$1,839,145
Additional Debt:	No	Appraised Value / Per SF:	$31,000,000 / $178
Additional Debt Balance:	N/A	Appraisal Date:	8/11/2015
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$123
Taxes:	$44,483	$44,483	N/A	Maturity Date Loan / SF:	$100
Insurance:	$37,758	$3,433	N/A	Cut-off Date LTV:	69.0%
Replacement Reserves:	$0	$2,759	N/A	Maturity Date LTV:	56.4%
TI/LC:	$400,000	$12,500	N/A	UW NCF DSCR:	1.37x
Engineering Reserve:	$86,087	N/A	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,400,000	100.0%	Payoff Existing Debt	$13,262,148	62.0%
			Return of Equity	6,973,097	32.6
			Upfront Reserves	568,328	2.7
			Closing Costs	596,427	2.8
Total Sources	$21,400,000	100.0%	Total Uses	$21,400,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Represents trailing twelve months ending June 30, 2015.

(3)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Mortgage Loan No. 8 — Greyhound Plaza

The Loan. The Greyhound Plaza loan is a $21.4 million loan secured by the fee interest in a 100% occupied, 174,280 SF anchored retail center located in Westfield, Indiana. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrower is Greyhound Plaza Associates, LP, an Indiana limited partnership and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is George P. Broadbent. George P. Broadbent is the founder and CEO of The Broadbent Company, Inc., a full service real estate firm specializing in the development, leasing, management, and sales of shopping centers built in high-density commercial areas. Headquartered in downtown Indianapolis, the firm was founded in 1972 and currently manages a portfolio of more than 3 million SF of commercial space located in Indiana, Kentucky and Michigan.

The Property. The property is a 100% occupied anchored retail center located at the intersection of U.S. Highway 31 and West 146th Street in a densely-developed retail corridor in Westfield, Indiana. According to the appraisal, U.S. Highway 31 and 146th have traffic counts ranging from 32,000 to 55,000 vehicles per day, respectively. The subject improvements were constructed in 1998 and 1999 and are located on a 13.7-acre site. As of August 3, 2015, the property was 100% occupied by seven tenants.

The property is occupied by Best Buy (47,371 SF, 27.2% of net rentable area), Barnes & Noble (26,137 SF, 15.0% of net rentable area), Michaels (23,908 SF, 13.7% of net rentable area), OfficeMax (23,403 SF, 13.4% of net rentable area), PetsMart (19,638 SF, 11.3% of net rentable area), Aldi’s Food Market (18,825 SF, 10.8% of net rentable area) and The Room Place (14,998 SF, 8.6% of net rentable area). In 2014, Best Buy resized its store from 66,196 SF to its current 47,371 SF and subleased the excess 18,825 SF to Aldi’s Food Market. Aldi’s Food Market has also executed a direct lease that will commence upon the expiration of the Best Buy lease on June 30, 2019 and has a 10-year initial term with four 5-year extension options.

The surrounding area includes several retail centers and single-family and multifamily residential developments. Major retailers include Walmart Supercenter, Whole Foods Market, Lowe’s Home Improvement, and Dick’s Sporting Goods.

The Market. The property is located in the Carmel submarket. According to the appraisal, as of August 2015, the average vacancy rate for retail properties within a three-mile radius of the property was 3.0%. The populations within three- and five-mile radii of the property are 63,702 and 122,960, respectively. The average household incomes within three- and five-mile radii of the property are $119,416 and $112,073, respectively. The appraisal concluded market rents of $13.25 PSF for anchor space and $14.50 PSF for large in-line space. According to the appraisal, the property’s competitive set consists of the seven properties detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Mortgage Loan No. 8 — Greyhound Plaza

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Quoted Rental Rate PSF(2)	Expense Basis
Greyhound Plaza	1998, 1999 / N/A	174,280(3)	100%(3)	$13.45(4)	Triple Net
Village Park Plaza	1992 / N/A	363,560	100%	$14.68	Triple Net
Clay Terrace Shopping Center	2004 / N/A	583,000	97%	$16.96	Triple Net
Cool Creek Commons	2003 / N/A	120,678	99%	$11.13	Triple Net
Nobel West	2007 / N/A	59,175	80%	$21.36	Triple Net
Riverplace Plaza	1992 / N/A	74,414	82%	$7.74	Triple Net
Castleton Square Pavilion	1986 / N/A	99,398	86%	$11.92	Triple Net
Castleton Crossing	1997 / N/A	127,402	100%	$16.50	Triple Net

(1)	Source: Appraisal.
(2)	Quoted Rental Rate PSF represents a weighted average of the appraiser’s comparable leases.
(3)	Based on the underwritten rent roll.

(4)	Amount represents weighted average of actual in place leases for the property.

Historical and Current Occupancy(1)

2012	2013	2014	Current(2)
91.4%	97.9%	100.0%	100.0%

(1)	Historical Occupancies reflect the average occupancy for the indicated year as provided by the borrower.

(2)	Current Occupancy is as of August 3, 2015.

Tenant Summary

Tenant	Ratings Moody’s/Fitch/S&P(1)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF	Occupancy Costs	Lease Expiration Date
Best Buy(2)	Baa1 / NR / BB+	47,371	27.2%	$12.44	$457	4.2%	6/29/2019
Barnes & Noble	NR / NR / NR	26,137	15.0%	$14.98	N/A	N/A	2/28/2019
Michaels	Ba3 / NR / B+	23,908	13.7%	$15.00	$164	12.1%	2/28/2019
OfficeMax	NR / NR / B-	23,403	13.4%	$13.50	N/A	N/A	9/30/2018
PetsMart	NR / NR / NR	19,638	11.3%	$14.54	N/A	N/A	1/31/2019
Aldi’s Food Market(3)	NR / NR / NR	18,825	10.8%	$12.44	N/A	N/A	6/30/2029
The Room Place(4)	NR / NR / NR	14,998	8.6%	$11.25	$122	13.1%	3/31/2019

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent guarantees the lease.

(2)	Sales PSF figure is based on the tenant reported sales for 2014 and the current Best Buy store size of 47,371 SF.

(3)	Aldi’s Food Market is a sub-lessee of Best Buy pursuant to a sub-lease that is coterminous with the Best Buy lease having an expiration date of June 29, 2019. Aldi’s Food Market has also entered into a direct lease with the borrower that commences upon the expiration of the sublease in June 2019 and has a maturity date of June 30, 2029. The lease expiration date in the above chart reflects that of the Aldi’s Food Market direct lease with the borrower; the Base Rent PSF represents the rent paid by Best Buy pursuant to its direct lease.

(4)	Sales PSF figure represents the tenant reported sales for the trailing twelve months ending March 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Mortgage Loan No. 8 — Greyhound Plaza

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	1	23,403	13.4	315,941	13.5	23,403	13.4%	$315,941	13.5%
2019	5	132,052	75.8	1,793,871	76.5	155,455	89.2%	$2,109,812	90.0%
2020	0	0	0.0	0	0.0	155,455	89.2%	$2,109,812	90.0%
2021	0	0	0.0	0	0.0	155,455	89.2%	$2,109,812	90.0%
2022	0	0	0.0	0	0.0	155,455	89.2%	$2,109,812	90.0%
2023	0	0	0.0	0	0.0	155,455	89.2%	$2,109,812	90.0%
2024	0	0	0.0	0	0.0	155,455	89.2%	$2,109,812	90.0%
2025 & Beyond	1	18,825	10.8	234,232	10.0	174,280	100.0%	$2,344,044	100.0%
Total	7	174,280	100.0%	$2,344,044	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)

	2012	2013	2014	TTM(2)	Underwritten	PSF	%(3)
Rents in Place(4)	$2,201,635	$2,132,942	$2,422,589	$2,466,361	$2,344,044	$13.45	73.7%
Vacant Income	0	0	0	0	0	0.00	0.0%
Percentage Rent	0	0	0	0	0	0.00	0.0%
Gross Potential Rent	$2,201,635	$2,132,942	$2,422,589	$2,466,361	$2,344,044	$13.45	73.7%
Total Reimbursements	858,311	404,969	843,235	942,912	836,981	4.80	26.3%
Net Rental Income	$3,059,946	$2,537,911	$3,265,824	$3,409,273	$3,181,025	$18.25	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(159,051)	(0.91)	(5.0%)
Other Income	9,130	65,460	0	0	0	0.00	0.0%
Effective Gross Income	$3,069,076	$2,603,371	$3,265,824	$3,409,273	$3,021,974	$17.34	95.0%
Total Expenses	$1,012,049	$947,083	$1,097,223	$1,046,031	$1,039,903	$5.97	34.4%
Net Operating Income	$2,057,027	$1,656,289	$2,168,601	$2,363,242	$1,982,071	$11.37	65.6%
Total TI/LC, Capex/RR	0	0	0	0	142,925	0.82	4.7%
Net Cash Flow	$2,057,027	$1,656,289	$2,168,601	$2,363,242	$1,839,145	$10.55	60.9%

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments, and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The TTM column represents the trailing twelve months ending June 30, 2015.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place are based on the August 3, 2015 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Mortgage Loan No. 8 — Greyhound Plaza

Property Management. The property is managed by The Broadbent Company, Inc., an affiliate of the borrower, pursuant to a management agreement. The Broadbent Company, Inc. is a full service real estate firm specializing in the development, leasing, management, and sales of shopping centers built in high-density commercial areas. Headquartered in downtown Indianapolis, the firm was founded in 1972 and currently manages a portfolio of more than 3 million SF of commercial space located in Indiana, Kentucky and Michigan. The lender has the right to require the borrower to replace the property manager upon the continuance of a Trigger Period (as defined below).

Escrows and Reserves. At origination, the borrower funded aggregate reserves of $568,328 with respect to the loan, comprised of (i) $400,000 for TI/LC reserves, (ii) $86,087 for engineering reserves, (iii) $44,483 for real estate taxes and (iv) $37,758 for insurance premiums.

TI/LC Reserves – On a monthly basis, the borrower is required to fund a TI/LC reserve in an amount equal to $12,500.

Tax Escrows – On a monthly basis, the borrower is required to fund a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding twelve-month period, currently equal to $44,483.

Insurance Escrows – On a monthly basis, the borrower is required to fund an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the succeeding twelve-month period, currently equal to $3,433.

Replacement Reserves – On a monthly basis, the borrower is required to fund a replacement reserve in an amount equal to $2,759.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. The borrower has established and is required to maintain a lockbox account for the sole and exclusive benefit of the lender. After the commencement of the first Trigger Period (as defined below), the borrower is required to deposit or cause to be deposited by the property manager all revenue generated by the property into the lockbox account. Prior to a Trigger Period, funds deposited into the lockbox account will be disbursed to the borrower’s operating account. Upon the occurrence of a Trigger Lease Event (as defined below), the lender may require that all funds be transferred on each business day to the cash management account under the control of the lender. On each due date during the continuance of a Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves and approved operating expenses will be held as additional collateral for the loan. During the continuance of an event of default under the loan, the lender may apply any funds in the cash management account to amounts payable under the loan and/or toward the payment of expenses of the property, in such order of priority as the lender may determine.

A “Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the loan, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.15x for two consecutive calendar quarters, and (iii) the occurrence of a Trigger Lease Event and (b) expiring, as applicable, upon (i) the cure of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters and (iii) the occurrence of a Trigger Lease Cure (as defined below).

A “Trigger Lease Event” means, with respect to Best Buy and Barnes & Noble, (a) that such tenant is more than 45 days in arrears in payment of rent; or (b) that such tenant is the subject of a proceeding under one or more creditors’ rights laws; or (c) that such tenant has gone dark or vacated its space, or failed to timely open for business as required by its lease; or (d) that such lease will expire in less than one (1) year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Mortgage Loan No. 8 — Greyhound Plaza

A “Trigger Lease Cure” means, (a) in the case of a Trigger Lease Event pursuant to clause (a) of the definition of Trigger Lease Event, that such trigger tenant has been current in the payment of all rent for 90 days; and (b) in the case of a Trigger Lease Event pursuant to clause (b) of the definition of Trigger Lease Event, that such trigger tenant has affirmed its lease, without amendment, and exited protection under such creditors’ rights law; and (c) in the case of a Trigger Lease Event pursuant to clause (c) of the definition of Trigger Lease Event, that such trigger tenant is operating and open for business in substantially all of its space, for not less than 90 consecutive days; and (d) in the case of a Trigger Lease Event pursuant to clause (d) of the definition of Trigger Lease Event, that either (i) such trigger tenant has exercised the next renewal option available under its lease, or (ii) the entire space demised by such trigger lease is leased to one or more new tenant(s), pursuant to one or more leases approved by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Mortgage Loan No. 9 — Oak Tree Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Mortgage Loan No. 9 — Oak Tree Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Mortgage Loan No. 9 — Oak Tree Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Mortgage Loan No. 9 — Oak Tree Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WDCPF I CS	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,187,500	Title:	Fee
Cut-off Date Principal Balance:	$21,187,500	Property Type - Subtype:	Multifamily- Garden
% of Pool by IPB:	2.3%	Net Rentable Area (Units):	320
Loan Purpose:	Acquisition	Location:	Albuquerque, NM
Borrowers:	Summit Oaktree I, LLC, Summit Oaktree II, LLC	Year Built / Renovated:	1985 / 2010-2014
Sponsors:	Joseph S. Rosen, Ryan P. Lynch, Michael C. Thom	Occupancy:	97.5%
		Occupancy Date:	7/6/2015
		Number of Tenants:	N/A
Interest Rate:	4.4540%	2012 NOI:	N/A
Note Date:	7/16/2015	2013 NOI:	$1,648,252
Maturity Date:	8/1/2025	2014 NOI:	$1,765,070
Interest-only Period:	60 months	TTM NOI(2):	$1,816,134
Original Term:	120 months	UW Economic Occupancy:	93.6%
Original Amortization:	360 months	UW Revenues:	$3,017,697
Amortization Type:	IO-Balloon	UW Expenses:	$1,173,819
Call Protection:	L(27),Def(89),O(4)	UW NOI:	$1,843,878
Lockbox(1):	Soft	UW NCF:	$1,758,118
Additional Debt:	No	Appraised Value / Per Unit:	$28,300,000 / $88,438
Additional Debt Balance:	N/A	Appraisal Date:	5/28/2015
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$66,211
Taxes:	$58,052	$14,513	N/A	Maturity Date Loan / Unit:	$60,543
Insurance:	$59,850	$4,988	N/A	Cut-off Date LTV:	74.9%
Replacement Reserves:	$0	$7,147	N/A	Maturity Date LTV:	68.5%
Engineering Reserve:	$7,500	N/A	N/A	UW NCF DSCR:	1.37x
				UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,187,500	73.4%	Purchase Price	$28,250,000	97.9%
Sponsor Equity	7,671,896	26.6	Upfront Reserves	125,402	0.4
			Closing Costs	483,994	1.7
Total Sources	$28,859,396	100.0%	Total Uses	$28,859,396	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	Represents trailing twelve months ending May 31, 2015.
(3)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Mortgage Loan No. 9 — Oak Tree Park

The Loan. The Oak Tree Park loan is an approximately $21.2 million first mortgage loan secured by the fee interest in a 320-unit garden-style multifamily property located in Albuquerque, New Mexico. The loan has a ten-year initial term and will amortize on a 30-year schedule after a 5-year interest-only period.

The Borrowers. The borrowing entities for the loan are Summit Oaktree I, LLC and Summit Oaktree II, LLC, each a Delaware limited liability company and special purpose entity. The property is jointly owned by the two tenants-in-common, with Summit Oaktree I, LLC owning a 10% interest and Summit Oaktree II, LLC owning the remaining 90%.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Joseph S. Rosen, Ryan P. Lynch, and Michael C. Thom. Mr. Rosen is one of the limited partners of Summit Equity Investments LP, where he holds 33.3% interest in the entity. Prior to the formation of Summit Equity Investments LP, Mr. Rosen was a principal with Larus Capital Partners, a private investment partnership that invested in private equity, public equities, and real estate. The company has extensive experience in the Southwest marketplace, having managed over 16,000 multifamily units and completing major multifamily and condominium developments over the past 30 years.

Mr. Lynch is one of the limited partners of Summit Equity Investments LP. He holds 33.3% interest in the entity. Mr. Lynch was a principal with Larus Capital Partners. Mr. Lynch has worked for his family’s business, headed by his father-in-law, Harvey Rosen, which has invested over $1.5 billion in real estate and holds ownership interests in over 2.5 million SF of property.

Mr. Thom served as President of the Group Companies, a diversified commercial real estate company located in California. Mr. Thom has over $700 million of acquisitions, syndications and brokerage of multifamily assets, as well as the management of multifamily assets in California, Arizona, and Tennessee.

The Property. The property is a 320-unit garden-style multifamily property located in Albuquerque, New Mexico that was built in 1985 and renovated from 2010 to 2014. The property consists of 21 two-story apartment buildings located on approximately 11.43 acres. The property has a total of 567 parking spaces, or 1.77 parking spaces per unit. As of July 6, 2015, the property was 97.5% leased.

The property contains 224 one-bedroom units (70.0%) and 96 two-bedroom units (30.0%). One-bedroom units range from approximately 610 SF to 761 SF, and two-bedroom units range from approximately 871 SF to 1,031 SF, with an overall average unit size of 769 SF. Property amenities include three swimming pools, one heated spa, a tennis court, a racquetball court, barbeque and picnic areas, an internet lounge, a fitness center, and a sauna. Unit kitchens feature electric range/ovens, frost-free refrigerators with icemaker, garbage disposals and dishwashers. Unit bathrooms feature combination tub/showers with ceramic tile wainscot, wood cabinets and Formica counters with porcelain sinks. Each unit includes an in-unit washer and dryer.

Multifamily Unit Mix (1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate	Monthly Market Rental Rate PSF
One Bedroom, One Bath	112	35.0%	111	99.1%	610	$698	$1.14	$700	$1.15
One Bedroom, One Bath	112	35.0	111	99.1%	761	$743	$0.98	$745	$0.98
Two Bedroom, One Bath	40	12.5	34	85.0%	871	$851	$0.98	$885	$1.02
Two Bedroom, Two Bath	56	17.5	56	100.0%	1,031	$936	$0.91	$935	$0.91
Total/Wtd. Avg.	320	100.0%	312	97.5%	769	$773	$1.01	$780	$1.01

(1)	Based on the underwritten rent roll dated July 6, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Mortgage Loan No. 9 — Oak Tree Park

The Market. The property is located in Albuquerque, New Mexico in the metro Albuquerque submarket. As of January 2015, the submarket reported an average vacancy of 3.7%. The property has frontage along Osuna Road and is located in the Albuquerque apartment submarket which is situated in the northeast sector of metro Albuquerque. Located near the property are Kirtland Air Force Base and Sandia National Labs. In addition, the Coronado Center Mall, a 1,151,754 SF regional mall, is located in the southern portion of the property’s neighborhood. The property is accessed via Osuna Road with indirect access available from San Mateo Boulevard. Regional access to the neighborhood is provided by Interstate 25 to the west and Interstate 40 to the south.

The appraisal identified five comparable rental properties, ranging from 200 units to 472 units that were constructed between 1984 and 1995. The competitive set reported a weighted average occupancy of approximately 94.8%, with average rents ranging from $692 to $975 per unit. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in the Albuquerque apartment market within approximately 4.1 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
Oak Tree Park	1985	320(2)	769(2)	$773(2)	97.5%(2)
Mountain Run	1984	472	706	$802	96.0%	3.7 miles
Spring Park	1985	300	741	$777	94.0%	3.9 miles
Presidio At Northeast Heights	1992	200	994	$975	93.0%	4.1 miles
La Paloma	1995	424	1,019	$950	97.0%	2.5 miles
Silverado	1985	256	717	$692	91.0%	0.1 miles
Total/Wtd. Avg.(3)		1,652	829	$839	94.8%

(1)	Source: Appraisal.
(2)	Based on rent roll dated July 6, 2015.
(3)	Excludes the subject property.

Historical and Current Occupancy(1)

2011	2012	2013	2014	Current(2)
N/A	N/A	93.8%	95.6%	97.5%

(1)	Source: Historical Occupancy is provided by the sponsor. Historical Occupancies are as of December 31 of each respective year.
(2)	Based on the July 2015 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Mortgage Loan No. 9 — Oak Tree Park

Operating History and Underwritten Net Cash Flow

	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$2,876,020	$2,909,399	$2,942,667	$2,895,612	$9,049	97.2%
Vacant Income	0	0	0	$82,304	257	2.8%
Gross Potential Rent	$2,876,020	$2,909,399	$2,942,667	$2,977,916	$9,306	100.0%
Total Reimbursements	251	26	19	0	0	0.0%
Net Rental Income	$2,876,271	$2,909,425	$2,942,686	$2,977,916	$9,306	100.0%
(Vacancy/Collection Loss)(4)	(236,807)	(149,151)	(146,408)	(191,958)	(600)	(6.4%)
Other Income	180,729	192,893	231,739	231,739	724	7.8%
Effective Gross Income	$2,820,193	$2,953,167	$3,028,017	$3,017,697	$9,430	101.3%
Total Expenses	$1,171,941	$1,188,097	$1,211,883	$1,173,819	$3,668	38.9%
Net Operating Income	$1,648,252	$1,765,070	$1,816,134	$1,843,878	$5,762	61.1%
Replacement Reserves	80,000	80,000	80,000	85,760	268	2.8%
Net Cash Flow	$1,568,252	$1,685,070	$1,736,134	$1,758,118	$5,494	58.3%

(1)	Represents trailing twelve months ending May 31, 2015.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the underwritten rent roll.
(4)	Includes vacancy, credit loss and concessions.

Property Management. The property is managed by GREP Southwest, LLC.

Escrows and Reserves. At origination, the borrowers deposited into escrow $59,850 for insurance, $58,052 for real estate taxes, and $7,500 for required repairs.

Tax Reserves – On a monthly basis the borrowers are required to deposit $14,513 for real estate taxes.

Insurance Reserves - On a monthly basis the borrowers are required to deposit $4,988 for insurance.

Replacement Reserves - On a monthly basis the borrowers are required to deposit $7,147 for replacement reserves.

Lockbox / Cash Management. The loan is structured with a soft lockbox and springing cash management. The cash management will be triggered upon the occurrence of a Cash Management Period. Following the occurrence of a Cash Management Period and during the continuance thereof, all funds on deposit in the cash management account may be applied by the lender in such order and priority as the lender will determine in its discretion until the loan has been paid in full.

A “Cash Management Period” shall be deemed to (a) commence upon the commencement of any Cash Trap Period; and (b) will end upon the lender giving notice to the borrower and the clearing bank that the Cash Management Period has ended, which notice the lender will only be required to give if: (1) the loan and all other obligations under the loan documents have been repaid and performed in full; or (2) there has been a full defeasance event, or (3) for twelve consecutive months since the commencement of the existing Cash Management Period (A) no event of default has occurred, (B) no other event has occurred which, pursuant to the terms hereof, would trigger another Cash Trap Period, and (C) any applicable Cash Trap Period has ended.

A “Cash Trap Period” will commence upon the occurrence of (i) an event of default, or (ii) the commencement of a period, where debt service coverage ratio falls below 1.15x based on the trailing six calendar months; and will end if, (A) with respect to a Cash Trap Period continuing pursuant to clause (i), the event of default commencing the Cash Trap Period has been cured in accordance with the loan documents (and no other event that would trigger a Cash Trap Period has occurred and is continuing) or (B) with respect to a Cash Trap Period continuing due to clause (ii), the property has achieved a debt service coverage ratio of 1.35x for two consecutive calendar months (and no other event that would trigger a Cash Trap Period has occurred and is continuing).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

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112

Mortgage Loan No. 10 — Glasgow Court MHC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Mortgage Loan No. 10 — Glasgow Court MHC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Mortgage Loan No. 10 — Glasgow Court MHC

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Manufactured Housing
% of Pool by IPB:	2.1%	Net Rentable Area (Pads):	470
Loan Purpose:	Refinance	Location:	Newark, DE
Borrower:	Glasgow Court MHP, LLC	Year Built / Renovated:	1964, 1991 / 2013-2015
Sponsor:	Kelli DiSabatino	Occupancy(2):	94.0%
Interest Rate:	5.2200%	Occupancy Date	10/1/2015
Note Date:	7/27/2015	Number of Tenants:	N/A
Maturity Date:	8/6/2020	2012 NOI:	$1,608,543
Interest-only Period:	24 months	2013 NOI:	$1,718,638
Original Term:	60 months	2014 NOI:	$1,767,881
Original Amortization:	360 months	TTM NOI(3):	$1,802,218
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.6%
Call Protection:	L(27),Def(26),O(7)	UW Revenues:	$3,093,455
Lockbox(1):	Soft	UW Expenses:	$1,260,287
Additional Debt:	No	UW NOI:	$1,833,168
Additional Debt Balance:	N/A	UW NCF:	$1,833,168
Additional Debt Type:	N/A	Appraised Value / Per Pad:	$30,030,000 / $63,894
Additional Future Debt Permitted:	No	Appraisal Date:	5/28/2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$42,553
Taxes:	$28,079	$14,039	N/A	Maturity Date Loan / Pad:	$40,749
Insurance:	$4,848	$2,424	N/A	Cut-off Date LTV:	66.6%
Capital Expenditures Reserve:	$800,000	$12,500	N/A	Maturity Date LTV:	63.8%
Replacement Reserve:	$138,604	$0	N/A	UW NCF DSCR:	1.39x
Engineering Reserve:	$122,141	N/A	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	99.6%	Payoff Existing Debt(5)	$18,307,306	91.2%
Sponsor’s Equity	81,296	0.4	Upfront Reserves	1,093,671	5.4
			Closing Costs	680,319	3.4
Total Sources	$20,081,296	100.0%	Total Uses	$20,081,296	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.

(2)	The occupancy is based on the consolidated 470-pad property.

(3)	Represents trailing twelve months ending August 31, 2015.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	Previously, a $21.0 million loan backed by the property was securitized in the JPMCC 2005-LDP2 transaction and performed throughout its term until a maturity default occurred in March 2015. The loan was paid off in full at loan origination. Prior to that, the property backed a loan securitized in the MLMI 1997-C2 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Mortgage Loan No. 10 — Glasgow Court MHC

The Loan. The Glasgow Court MHC loan is a $20.0 million first mortgage loan secured by the fee interest in a 470-pad manufactured housing community located in Newark, Delaware. The loan has a five year term and will amortize on a 30-year schedule after a two-year interest-only period.

The Borrower. The borrowing entity for the loan is Glasgow Court MHP, LLC, a Delaware limited liability company and special purpose entity. The ownership of the borrower consists of the Paul DiSabatino Trust (59% beneficial owner), the Kelli L. DiSabatino Trust (22% ownership), and the Samuel DiFerdinando Trust (19% ownership).

The Sponsor. The loan’s sponsor and non-recourse carve-out guarantor is Kelli DiSabatino. Ms. DiSabatino has been employed at the property since 1991 and took over management of the property in 2001. The sponsor continues to actively manage the property from an on-site management office. The recent repositioning along with the planned capital improvements have been planned and executed by the sponsor to improve the quality and performance of the property. The sponsor’s family purchased the property in the 1980’s and the current borrower is an entity owned by multiple family trusts related to the original purchaser. The sponsor is also the trustee of the Samuel DiFerdinando Trust.

The Property. The Glasgow Court MHC property is a manufactured housing community originally constructed in 1964 totaling 470 active pads on 85 acres in Newark, Delaware, in the Philadelphia-Camden-Wilmington Metropolitan Statistical Area. Occupancy was 94.0% as of October 1, 2015.

The property is in the final stages of consolidating from 776 pads to 470 pads, with the final 14 tenants expected to be moved into the smaller 470-pad, 85-acre subsection by the end of November 2015. The total collateral for the loan consists of approximately 115 acres. The sponsor does not expect any reduction in revenue from historical levels, as new and relocated tenants have signed new leases at rents that are higher than those in the older portion of the park. It is also expected that the plan will result in a substantial reduction in operating expenses. However, no credit has been given for any future reduction in expenses as a result of the consolidation. See “Property Release” below.

The Market. The property is located in Newark, Delaware. The property’s location in Newark is between the towns of Glasgow, Bear, and Red Lion. Interstate 95, a major north/south highway that runs up and down the East Coast, is approximately 3.1 miles to the north and the Delaware River is a short distance to the east. The area primarily consists of residential developments (both single-family and Class A multifamily). In addition to excellent access to Interstate 95, the property also has access to DE Route 40 (Pulaski Highway), US Route 1, and Old Baltimore Pike (less than a mile north). Interstate 95 provides access to Wilmington, Baltimore, and Philadelphia. US Route 1 also provides highway access to Wilmington and Philadelphia. The highway network provides access to Wilmington and Philadelphia on a local basis and New York and Washington/Baltimore on a regional basis. Amtrak has a major station in downtown Wilmington (14 miles from the property) and the New Castle County Airport (approximately 8 miles to the Northeast) is a hub for private and charter corporate jets. Christiana Mall, a five-anchor, super-regional mall, is located approximately 6 miles north of the property.

According to the appraisal, the area surrounding the property features strong demographics with a population of 64,266 and a median household income of $73,522 within a three mile radius of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Mortgage Loan No. 10 — Glasgow Court MHC

Competitive Set Summary(1)

Property	Location	Year Built	No. of Pads	Type	Avg. Monthly Rent/ Pad	Occupancy	Distance from Property
Glasgow Court MHC	268 Cornell Drive, Newark DE	1964, 1991	470(2)	Single Section	$582(2)	94.0%(2)	N/A
Glasgow Pines 2	West Scotland Drive, Newark DE	1970	115	All	$660	85.0%	0.9 miles
Hunters Run	Hunters Run Way, Bear DE	1980	265	Single-Wide, Double-Wide	$668	99.0%	3.5 miles
Kingsmill	North Dragon Drive, Bear DE	1970	159	Single-Wide	$610	87.0%	3.5 miles
Timberlane	Reybold Road, Bear DE	1970	173	Single-Wide, Double-Wide	$626	78.0%	2.8 miles
Waterford	205 Joan Drive, Bear DE	1986	700	Single-Wide, Double-Wide	$651	98.0%	0.6 miles
Total/Wtd. Avg.(3)			1,412		$647	93.4%

(1)	Source: Appraisal.

(2)	No. of Pads, Avg. Monthly Rent/ Pad and Occupancy for the Glasgow Court MHC property is based on the underwritten rent roll dated October 1, 2015.

(3)	Excludes the Glasgow Court MHC property.

Historical and Current Occupancy(1)

2011	2012	2013	2014	Current(2)
69.6%	66.9%	64.8%	64.6%	94.0%

(1)	Historical occupancy percentages, provided by the sponsor, are as of December 31 for each respective year and based on a 776-pad property, which is being consolidated to 470 total pads.

(2)	As of October 1, 2015, reflects the consolidated 470-pad property.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Pad	%(2)
Gross Potential Rent(3)	$2,961,813	$2,987,009	$3,077,357	$3,102,507	$3,282,240	$6,983	99.3%
Other Income	45,335	62,537	25,370	23,256	23,256	49	0.7%
Gross Potential Income	$3,007,148	$3,049,546	$3,102,727	$3,125,763	$3,305,496	$7,033	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(212,041)	(451)	(6.4%)
Effective Gross Income	$3,007,148	$3,049,546	$3,102,727	$3,125,763	$3,093,455	$6,582	93.6%
Total Expenses	$1,398,605	$1,330,908	$1,334,846	$1,323,544	$1,260,287	$2,681	40.7%
Net Operating Income	$1,608,543	$1,718,638	$1,767,881	$1,802,218	$1,833,168	$3,900	59.3%
Replacement Reserves(4)	0	0	0	0	0	0	0.0%
Non-Recurring Item(5)	0	0	0	26,150	0	0	0.0%
Net Cash Flow	$1,608,543	$1,718,638	$1,767,881	$1,776,069	$1,833,168	$3,900	59.3%

(1)	Represents trailing twelve months ending August 31, 2015.

(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten based on 470 pads at the in-place rents, with vacant pads grossed-up.

(4)	No Replacement Reserves are underwritten due to an upfront replacement reserve holdback of $138,604, equal to the amount of inflated replacement reserves over 6 years per the property’s engineering report.

(5)	Non-Recurring Item reflects a utility bill that was not paid on time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Mortgage Loan No. 10 — Glasgow Court MHC

Property Management. The property is managed by GCE, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $800,000 for capital expenditures reserve, $138,604 for replacements reserve, $122,141 for engineering reserve, $28,079 for real estate taxes and $4,848 for insurance. The replacement reserve, capital expenditures reserve and engineering reserve collectively amounted to $1,060,745, which was reserved upfront in connection with the planned capital improvements at the property. Planned work at the property includes repaving roads and driveways, replacing or repairing curbing and sidewalks, installing water meters, installing solar lighting and security cameras, new signage, landscaping, and electrical upgrades. The upfront replacement reserve equals the amount of replacement reserves adjusted for inflation over six years according to the property’s engineering report; thus, there are no ongoing replacement reserve collections.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, currently equal to $14,039.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual insurance premiums due for the renewal of the coverage afforded by the policies, currently equal to $2,424.

Capital Expenditures Reserve – On each monthly payment date through and including the monthly payment date occurring in August 2017, the borrower is required to deposit an amount equal to $12,500 for planned capital improvements at the property (total collections of $300,000).

Lockbox / Cash Management. The loan is structured with a soft lockbox and springing cash management. All rent and other revenues from the property are required to be collected by the borrower and/or the property manager and deposited immediately into a lockbox account controlled by the lender. During a Cash Sweep Period (as defined below), all funds in the lockbox account will be swept into a cash management account under the control of the lender and applied towards the payment of debt service and funding of required monthly reserves and approved operating expenses. Any excess cash, if no Cash Sweep Period is in effect, will be disbursed to the borrower or, if a Cash Sweep Period is in effect, held as additional collateral for the loan.

“Cash Sweep Period” means a period (i) commencing upon the earlier of (A) the occurrence and continuance of an event of default and (B) the debt service coverage ratio being less than 1.15x; and (ii) expiring upon (x) with regard to any Cash Sweep Period commenced in connection with clause (A) above, the cure (if applicable) of such event of default, and (y) with regard to any Cash Sweep Period commenced in connection with clause (B) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Property Release. The loan documents permit the release of approximately 30 acres of the property that will be unused following the completion of the consolidation to 470 total pads. The release is subject to the following conditions, among others: (i) no event of default exists; (ii) at the time the borrower requests the partial release and after giving effect to the partial release, the loan-to-value ratio for the remaining property is not greater than the loan-to-value ratio in effect on the origination date; (iii) at the time the borrower requests the partial release, the debt yield for the remaining property is not less than the debt yield for the property on the origination date; (iv) at the time the borrower requests the partial release, the gross rent for the remaining property for the trailing 12-month period is not less than the gross rent for the property on the origination date; and (v) at the time the borrower requests the partial release, the underwritable cash flow for the remaining property is not less than the underwritable cash flow for the property on the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Mortgage Loan No. 11 — Chicago Multifamily Portfolio

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Portfolio of Three Properties
Original Principal Balance:	$19,650,000	Title:	Fee
Cut-off Date Principal Balance:	$19,620,277	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.1%	Net Rentable Area (Units):	368
Loan Purpose:	Refinance	Location:	Various
Borrower:	MMJT, LLC	Year Built / Renovated:	Various
Sponsors:	Joseph Junkovic; Thomas Junkovic; Maria Junkovic	Occupancy:	94.0%
		Occupancy Date:	8/19/2015
Interest Rate:	5.1000%	Number of Tenants:	N/A
Note Date:	9/24/2015	2012 NOI:	N/A
Maturity Date:	10/6/2025	2013 NOI:	$1,840,289
Interest-only Period:	0 months	2014 NOI:	$1,808,244
Original Term:	120 months	TTM NOI(1):	$1,871,747
Original Amortization:	300 months	UW Occupancy:	91.3%
Amortization Type:	Balloon	UW Revenues:	$3,587,935
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$1,716,171
Lockbox:	Soft	UW NOI:	$1,871,764
Additional Debt:	No	UW NCF:	$1,779,764
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$30,110,000 / $81,821
Additional Debt Type:	N/A	Appraisal Date:	7/10/2015
Additional Future Debt Permitted:	No

Escrows and Reserves	Financial Information

	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$53,316
Taxes:	$166,021	$41,505	N/A	Maturity Date Loan / Unit:	$40,075
Insurance:	$47,941	$7,990	N/A	Cut-off Date LTV:	65.2%
Replacement Reserve:	$0	$7,667	N/A	Maturity Date LTV:	49.0%
Engineering Reserve:	$87,058	N/A	N/A	UW NCF DSCR:	1.28x
				UW NOI Debt Yield:	9.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,650,000	100.0%	Payoff Existing Debt	$17,768,800	90.4%
			Return of Equity	681,823	3.5
			Upfront Reserves	301,019	1.5
			Closing Costs	898,358	4.6
Total Sources	$19,650,000	100.0%	Total Uses	$19,650,000	100.0%

(1)	Represents the trailing twelve months ending July 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Mortgage Loan No. 11 — Chicago Multifamily Portfolio

The Loan. The Chicago Multifamily Portfolio loan is an approximately $19.7 million loan secured by the fee interest in three garden-style multifamily properties located in Illinois (Alsip, Merrionette Park and Chicago). The loan has a 10-year term and amortizes on a 25-year schedule.

The Borrower. The borrowing entity for the loan is MMJT, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 100% owned (directly and indirectly) by Joseph Junkovic, Thomas Junkovic and Maria Junkovic (each having an equal share), and is managed by all three individuals.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Joseph Junkovic, Thomas Junkovic and Maria Junkovic. The sponsors have over 20 years of real estate experience, owning interests at various times in a portfolio of apartment properties (totaling over 1,500 units) located throughout Illinois and Indiana. Joseph Junkovic manages the day-to-day operations at the properties. He began investing in real estate in 1993 and has expertise in rehabilitation and property management. He focused his investments in the Uptown, Rogers Park, Illinois and Edgewater submarkets of the Chicago metropolitan statistical area (“MSA”). The Junkovic Family (which includes Thomas Junkovic and Maria Junkovic) has owned, sold and managed approximately 40 different properties. Joseph has completed approximately $75 million dollars of real estate transactions.

The sponsors filed for Chapter 11 bankruptcy in 2010 and 2011. See “Description of The Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

The Properties. The Chicago Multifamily Portfolio consists of three garden-style multifamily properties in the Chicago metropolitan area.

Property	City	State	Units	Allocated Cut- off Date Loan Balance(1)	Year Built/ Renovated	Appraisal Value	Appraisal Date	Occupancy(2)	Average UW Rent(2)
4127 West 127th Street	Alsip	IL	240	$13,247,433	1971 / N/A	$20,330,000	7/10/2015	96.3%	$950
3048 West 119th Street	Merrionette Park	IL	72	3,538,296	1972 / N/A	5,430,000	7/10/2015	88.9%	$894
6011 North Kenmore Avenue	Chicago	IL	56	2,834,547	1969 / N/A	4,350,000	7/10/2015	91.1%	$800
Total/Wtd. Avg.			368	$19,620,277		$30,110,000		94.0%	$916

(1)	There is no partial release associated with the properties. The allocated loan amounts are based on the proportional appraised value of the properties.
(2)	Source: Underwritten rent rolls dated August 19, 2015.

4127 West 127th Street is a 240-unit garden style apartment complex located in Alsip, Cook County, Illinois. The property was built in 1971. Amenities include a clubhouse, a swimming pool, laundry facilities, fully equipped kitchens, a private patio or balcony for each unit, and an onsite leasing office. Utilities included in rent consist of both water/sewer and trash removal. The property is located on the south side of West 127th Street in Alsip, Illinois, less than one mile from Interstate 294, an eight-lane north-south interstate highway that provides access to O’Hare Airport, and three miles from Interstate 57, a north-south interstate highway that provides access to the Chicago central business district. The property is easily accessible with ingress/egress from two curb cuts along West 127th Street and is clearly visible with a large sign.

3048 West 119th Street is a 72-unit garden style apartment complex located in Merrionette Park, Cook County, Illinois. The property was originally built in 1972 and consists of six three-story buildings improved on a 2.60-acre site. Amenities include laundry facilities in each building, fully equipped kitchens, a private patio or balcony for each unit, and on-site maintenance staff. Utilities included in rent consist of both water/sewer and trash removal.

6011 North Kenmore Avenue is a 56-unit garden style apartment complex located in Chicago, Cook County, Illinois. The property was built in 1969. Amenities include below-grade parking and laundry facilities. Utilities included in rent consist of both water/sewer and trash removal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 11 — Chicago Multifamily Portfolio

Multifamily Unit Mix (1)

4127 West 127th Street

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly UW Rental Rate	Average Monthly UW Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath	119	49.6%	115	96.6%	652	$888	$1.36	$813	$1.25
Two Bedroom, One Bath	121	50.4	116	95.9%	748	$1,012	$1.35	$949	$1.27
Total/Wtd. Avg.	240	100.0%	231	96.3%	700	$950	$1.36	$881	$1.26

3048 West 119th Street

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly UW Rental Rate	Average Monthly UW Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath	24	33.3%	23	95.8%	650	$784	$1.21	$815	$1.25
Two Bedroom, One Bath	48	66.7	41	85.4%	750	$949	$1.26	$949	$1.27
Total/Wtd. Avg.	72	100.0%	64	88.9%	717	$894	$1.25	$904	$1.26

6011 North Kenmore Avenue

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly UW Rental Rate	Average Monthly UW Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Studio	16	28.6%	14	87.5%	363	$720	$1.99	$719	$1.98
One Bedroom, One Bath	40	71.4	37	92.5%	655	$832	$1.27	$825	$1.26
Total/Wtd. Avg.	56	100.0%	51	91.1%	572	$800	$1.48	$795	$1.39

(1)	Source: Underwritten rent rolls dated August 19, 2015.

(2)	Source: Appraisals.

The Markets. The 4127 West 127th Street and 3048 West 119th Street properties are located in Alsip and Merrionette Park, Illinois, respectively, approximately 20 miles southwest of Chicago. The properties are located in the Southwest Cook County submarket. The larger area surrounding the properties is mainly residential, with light industrial and retail purposes situated nearby. South Pulaski Road, a major road in the neighborhood, and the properties’ general neighborhood is lined with retail centers, restaurants and hotels. According to the appraisal, through the first quarter of 2015, the vacancy for the submarket was approximately 2.6%. Average rent for the submarket is expected to remain at approximately $878 per month with growth trends similar to the metro area in the long term. Primary access to Southwest Cook County is provided by Interstate 55 and Interstate 57, located along the edges of the submarket, allowing direct routes into the Chicago central business district (“CBD”). There have been 295 new units delivered to the Southwest Cook County submarket since 1997. Working-class jobs drive demand in the submarket, and many renters work in the industrial sector and large retail centers within and just outside of the submarket. Midway International Airport, north of the submarket, provides thousands of jobs within the airport and to businesses surrounding it, such as hotels and restaurants. The Southwest Cook County submarket is demographically divided, and inventory and rental motivations differ in certain areas of the submarket.

6011 North Kenmore Avenue is located in the Edgewater neighborhood of Chicago, approximately seven miles north of the Chicago CBD. The property is located less than a mile from the center of Edgewater, which features a large concentration of locally owned businesses, restaurants, bars and nationally owned retail chain locations. The Edgewater neighborhood continues to undergo gentrification due to its livability, accessibility to public transportation, affordability, and proximity to the lakefront. Edgewater is one of the most densely populated neighborhoods in the Chicago MSA. Loyola University-Chicago, located in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 11 — Chicago Multifamily Portfolio

Rogers Park, is 1.5 miles north of the property, and currently enrolls 16,040 students and employs 784 full-time faculty and 1,608 administrative staff. Primary access to the neighborhood is provided by Lake Shore Drive, extending north to south along the western shore of Lake Michigan connecting the property to the Chicago CBD and Devon and Hollywood Avenues, spanning east to west. The property is also within close proximity to eight suburban trains, six transit authority train lines and numerous public bus routes. The neighborhood is served by the “EL” system with Red Line stops at Grandville Avenue, Berwyn and Thorndale Avenues (located one block southwest of the property). The “EL” provides access to Chicago’s CBD, otherwise known as “the Loop”. Recent development within the area includes a 12-story, 160-unit condominium building known as The Clarovista. The project was completed in 2009 and contains one-, two- and three-bedroom units that sold for $200,000 to $400,000. Other recent developments include mixed-use residential and retail developments along Broadway, Catalpa and Bryn Mawr Avenue, which is largely due to its proximity to Lake Michigan. The largest employer in the community is Kindred Chicago Lakeshore Hospital, located at 6130 North Sheridan Road. The neighborhood features Hollywood Beach along Lake Michigan and 16 other parks and beaches.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)(2)	Avg. Rent/ Unit(2)	Occupancy(2)	Distance from Property
4127 West 127th Street(3)	1971	240	652 - 748	$888 - $1,012	96%	N/A
3048 West 119th Street(3)	1972	72	650 -750	$784 - $949	89%	N/A
Orchard Estates Apartments	1969	156	750 - 950	$755 - $915	94%	1.3 miles / 2.6 miles
Woodland Courts	1971	144	685 - 865	$825 - $1,013	99%	1.7 miles / 0.7 miles
Montclair Manor	1963	48	605 - 855	$725 - $890	94%	1.5 miles / 1.5 miles
Crestline Villa Apartments	1975	144	765 - 865	$840 - $940	95%	1.9 miles / 2.2 miles
Rustic Oaks Apartments	1980	144	680 - 950	$895 - $1,100	99%	8.5 miles / 10.2 miles

Property	Year Built	No. of Units	Avg. Unit Size (SF)(2)	Avg. Rent/ Unit(2)	Occupancy(2)	Distance from Property
6011 North Kenmore Avenue	1969	56	363 - 655	$720 - $832	91%	N/A
The Sovereign	1929	285	277 - 1,250	$725 - $2,200	97%	0.2 miles
FLATS No. 5718	1927	75	303 - 700	$975 - $2,100	99%	0.7 miles
Bryn Mawr Apartments	1926	231	250 - 600	$618 - $760	91%	1.0 miles
1319 W. Carmen Avenue	1923	13	600 - 975	$755 - $950	100%	1.9 miles
Sheridan-Edgewater Apartments	1929	223	250 - 1,000	$710 - $1,250	98%	1.2 miles

(1)	Source: Appraisals.
(2)	The Avg. Unit Size (SF), Avg. Rent/ Unit and Occupancy for the subject properties is based on the underwritten rent roll dated August 19, 2015.
(3)	The 4127 West 127th Street and 3048 West 119th Street properties are located 2.3 miles apart and have the same competitive set.

Historical and Current Occupancy(1)

	2012	2013	2014	Current(2)
4127 West 127th Street	89.3%	92.4%	93.8%	96.3%
3048 West 119th Street	92.7%	95.4%	89.8%	88.9%
6011 North Kenmore Avenue	98.1%	97.9%	98.4%	91.1%

(1)	Source: Historical occupancies, provided by the sponsors, are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated August 19, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 11 — Chicago Multifamily Portfolio

Operating History and Underwritten Net Cash Flow

	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$3,535,308	$3,621,396	$3,684,245	$3,812,412	$10,360	91.3%
Vacant Income	0	0	0	234,300	637	5.6%
Gross Potential Rent(3)	$3,535,308	$3,621,396	$3,684,245	$4,046,712	$10,997	96.9%
Parking and Other Income	127,226	124,838	128,806	128,806	350	3.1%
Gross Potential Income	$3,662,534	$3,746,234	$3,813,051	$4,175,518	$11,347	100.0%
(Vacancy/ Concessions)	(233,317)	(239,652)	(225,116)	(587,583)	(1,597)	(14.1%)
Effective Gross Income	$3,429,217	$3,506,582	$3,587,935	$3,587,935	$9,750	85.9%
Total Expenses	$1,588,928	$1,698,338	$1,716,188	$1,716,171	$4,664	47.8%
Net Operating Income	$1,840,289	$1,808,244	$1,871,747	$1,871,764	$5,086	52.2%
Replacement Reserves	0	0	0	92,000	250	2.6%
Net Cash Flow	$1,840,289	$1,808,244	$1,871,747	$1,779,764	$4,836	49.6%

(1)	The TTM column represents the trailing twelve months ending July 31, 2015.
(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Gross Potential Rent underwritten to August 19, 2015 rent roll with gross-up of vacant units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 12 — Ralphs West Hollywood

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,979,283	Property Type - Subtype:	Retail – Single Tenant
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	47,000
Loan Purpose:	Refinance	Location:	West Hollywood, CA
Borrower:	RSH Properties I, LLC	Year Built / Renovated:	1995 / N/A
Sponsors:	Robert S. Howard, Jr. and The Robert S. Howard, Jr. Trust Dated October 17, 2013	Occupancy:	100.0%
		Occupancy Date:	11/6/2015
		Number of Tenants:	1
Interest Rate:	4.8900%	2012 NOI:	$1,486,956
Note Date:	9/15/2015	2013 NOI:	$1,570,200
Maturity Date:	10/6/2025	2014 NOI:	$1,571,251
Interest-only Period:	0 months	UW Economic Occupancy:	96.5%
Original Term:	120 months	UW Revenues:	$2,108,522
Original Amortization:	360 months	UW Expenses:	$458,158
Amortization Type:	Balloon	UW NOI:	$1,650,364
Call Protection:	L(25),Def(91),O(4)	UW NCF:	$1,605,724
Lockbox:	Hard	Appraised Value / Per SF:	$28,560,000 / $608
Additional Debt:	No	Appraisal Date:	3/17/2015
Additional Debt Balance:	N/A
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$404
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$331
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	66.5%
Replacement Reserves:	$0	$685	N/A	Maturity Date LTV:	54.5%
TI/LC Reserve:	$0	$3,035	N/A	UW NCF DSCR:	1.33x
Engineering Reserve:	$12,375	N/A	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,000,000	100.0%	Payoff Existing Debt	$16,129,223	84.9%
			Return of Equity	2,444,735	12.9
			Closing Costs	413,667	2.2
			Upfront Reserves	12,375	0.1
Total Sources	$19,000,000	100.0%	Total Uses	$19,000,000	100.0%

(1)	The loan is also structured with a special rollover reserve in which the borrower, at its option, may deposit $2,855,443 into the reserve 12 months prior to the expiration of the Ralphs lease. In addition, in the event (a) Ralphs does not extend its lease during the period within which it is required to give notice, (b) there is an event of default by the tenant, (c) the Ralphs lease is surrendered, cancelled or terminated prior to expiration (or the tenant provides notice of same), or (d) the tenant files bankruptcy, the loan will sweep all excess cash flow into the reserve. In the event the borrower does not deposit this amount and Ralphs does not extend its lease, the loan will become full recourse to the guarantors until the earlier to occur of (i) the borrower deposits such amount, (ii) Ralphs extends its lease, or (iii) a suitable replacement tenant occupies the space paying full rent, and all TI/LC obligations have been fully completed. See “Description of the Mortgage Pool – Lease Terminations and Expirations” in the Free Writing Prospectus.

(2)	The requirement of the borrower to make monthly deposits to the tax and insurance reserve is waived so long as no event of default exists, the Ralphs lease is in full force and effect and the borrower has provided evidence that the tenant is current in its payment of taxes and insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Mortgage Loan No. 12 — Ralphs West Hollywood

The Loan. The Ralphs West Hollywood loan, is a $19.0 million first mortgage loan secured by the fee interest in a 47,000 SF single grocery tenant retail property located in West Hollywood, California. The loan has a 10-year term and will amortize on a 30-year schedule for the term of the loan.

The Borrower. The borrowing entity for the loan is RSH Properties I, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Robert S. Howard, Jr. and The Robert S. Howard, Jr. Trust Dated October 17, 2013. Robert S. Howard, Jr. owns a real estate portfolio that includes eight properties with an estimated value in excess of $65 million located in California and Oklahoma.

The Property. The property is a 47,000 SF, single-tenant retail property located in West Hollywood, California. The property was constructed in 1995 and is situated on approximately 2.1 acres, and is 100% leased to Ralphs. The property offers both a rooftop parking deck and a surface parking lot, providing for, in aggregate 171 parking spaces (3.6 spaces per 1,000 SF).

The property was originally built for the tenant and has been 100% occupied by the tenant since January 1996, when the current lease commenced. The lease is absolute net and has a current base annual rent of approximately $1.6 million. The lease has a fixed escalation schedule with a 6% increase for the last year and 6% to 8.5% increase for each of the extension options. Ralphs leases 47,000 SF through 2021 and has four, 5-year extension options. Ralphs is a supermarket chain that is a subsidiary of The Kroger Co. (NYSE:KR) (“Kroger”) which is rated Baa2/BBB/BBB by Moody’s/S&P/Fitch. Kroger is one of the world’s largest grocery retailers, with fiscal 2014 sales of $108.5 billion. Kroger’s operations and stores span many states with store formats that include grocery and multi-department stores, discount stores, convenience stores and jewelry stores. Ralphs’ 2013 and 2014 sales at the property were approximately $25.3 million and $28.9 million, respectively.

The appraiser concluded an as-is value of $28,560,000 and a “Go Dark” value of $24,390,000, which result in a Cut-off Date loan to value and loan to “Go Dark” value of 66.5% and 77.8%, respectively.

The Market. The property is located on La Brea Avenue in West Hollywood, California. West Hollywood borders Hollywood and Beverly Hills and is approximately five miles from downtown Los Angeles. The city is mainly residential in nature with single-family home prices generally ranging from $400,000 to over $1,000,000. The population in a 3-mile radius of the property is approximately 234,000 with an estimated household income of $126,333. According to the appraisal, demographic data for the community is significantly superior to Los Angeles County overall. The property is located in a heavily trafficked area that is a dense infill location with barriers to entry for new development. The property is located two blocks south of the Hollywood Walk of Fame and two blocks north of Santa Monica Boulevard, a primary east/west corridor. Regional access is provided by the Hollywood Freeway (Highway 101), located approximately two miles to the east of the property.

Competitive Set Summary(1)

Property	Year Built	Total GLA (SF)	Est. Occ.	Grocery Tenants
Ralphs West Hollywood	1995	47,000	100%	Ralphs
Flower Hill Promenade-West	2012	67,695	99%	Whole Foods
Trader Joes	2012	16,938	100%	Trader Joes
Mitsuwa Shopping Center	1974	49,035	100%	Mitsuwa
La Brea Gateway	2016	33,274	100%	Sprouts Farmers Market
Midtown Crossing – Anchors	2009	315,683	98%	Smart & Final
Gelson’s Market	1961	49,229	100%	Gelson’s Market
Hollywood & Vine – Ground Retail	2009	32,594	100%	Trader Joes
Westchester Village	1980	125,000	100%	Trader Joes (renewal)

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 12 — Ralphs West Hollywood

Historical and Current Occupancy(1)

2011	2012	2013	2014	Current
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Historical occupancies are as of December 31 of each respective year.

Tenant Summary

Tenant	Ratings Moody’s/S&P/Fitch(1)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Ralphs	Baa2 / BBB/ BBB	47,000	100.0%	$35.83	1/31/2021

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	1	47,000	100.0	1,781,870	100.0	47,000	100.0%	$1,781,870	100.0%
Total	1	47,000	100.0%	$1,781,870	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	Underwritten	PSF	%(1)
Rents in Place(2)	$1,588,685	$1,676,063	$1,684,006	$1,781,870	$37.91	81.6%
Vacant Income	0	0	0	0	0.00	0.0%
Gross Potential Rent	$1,588,685	$1,676,063	$1,684,006	$1,781,870	$37.91	81.6%
Total Reimbursements(3)	0	0	0	403,127	8.58	18.4%
Net Rental Income	$1,588,685	$1,676,063	$1,684,006	$2,184,997	$46.49	100.0%
(Vacancy/Collection Loss)	(0)	(0)	(0)	(76,475)	(1.63)	(3.5%)
Other Income	0	0	0	0	0.00	0.0%
Effective Gross Income	$1,588,685	$1,676,063	$1,684,006	$2,108,522	$44.86	96.5%
Total Expenses(3)	$101,729	$105,863	$112,755	$458,158	$9.75	21.7%
Net Operating Income	$1,486,956	$1,570,200	$1,571,251	$1,650,364	$35.11	78.3%
Total TI/LC, Capex/RR	0	0	0	44,641	0.95	2.1%
Net Cash Flow	$1,486,956	$1,570,200	$1,571,251	$1,605,724	$34.16	76.2%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income (“EGI”) for the remainder of fields.

(2)	Underwritten Rents in Place are straight-lined over the term of the loan.

(3)	The tenant is responsible for paying property expenses with the exception of the management fee. Non-reimbursed Underwritten expenses are lower than historical figures mainly due to the management fee being underwritten at 3.0% of EGI in accordance with the newly executed in-place management agreement, compared to the previous 5.0% management fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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128

Mortgage Loan No. 13 — Sun Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$17,977,966	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	1.9%	Net Rentable Area (SF):	154,557
Loan Purpose:	Refinance	Location:	Columbus, OH
Borrower:	Jubilee-Sawmill LLC	Year Built / Renovated:	2000 / N/A
Sponsor:	Schottenstein Realty LLC	Occupancy:	100.0%
Interest Rate:	4.3800%	Occupancy Date:	10/5/2015
Note Date:	10/1/2015	Number of Tenants:	4
Maturity Date:	10/6/2025	2012 NOI:	$1,915,183
Interest-only Period:	0 months	2013 NOI:	$1,893,740
Original Term:	120 months	2014 NOI:	$1,894,182
Original Amortization:	360 months	TTM NOI(1):	$1,926,578
Amortization Type:	Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),YM1(89),O(6)	UW Revenues:	$2,279,357
Lockbox:	Hard	UW Expenses:	$665,158
Additional Debt:	No	UW NOI:	$1,614,198
Additional Debt Balance:	N/A	UW NCF:	$1,501,816
Additional Debt Type:	N/A	Appraised Value / Per SF:	$24,600,000 / $159
Additional Future Debt Permitted:	No	Appraisal Date:	9/10/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$116
Taxes:	$0	Springing(2)	N/A	Maturity Date Loan / SF:	$94
Insurance:	$0	Springing(3)	N/A	Cut-off Date LTV:	73.1%
TI/LC:	$0	Springing(4)	N/A	Maturity Date LTV:	58.9%
Replacement Reserves:	$0	Springing(4)	N/A	UW NCF DSCR:	1.39x
				UW NOI Debt Yield:	9.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	100.0%	Payoff Existing Debt	$6,202,739	34.5%
			Return of Equity	11,467,795	63.7
			Closing Costs	329,466	1.8
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%

(1)	Represents the trailing twelve months ending June 30, 2015.

(2)	Springing monthly tax reserve of an amount reasonably determined by the lender to be necessary to cause the total amount on deposit to be sufficient to pay all applicable taxes to commence upon (i) an event of default, (ii) a bankruptcy event of the guarantor or the borrower, (iii) the failure of one or more Schottenstein family members to own or control the borrower and any special purpose entity (“SPE”) component entity, or (iv) the failure of any taxes to be paid on or prior to the date the same are due, delinquency of such taxes or other default with the relevant taxing authority.

(3)	Springing monthly insurance reserve of an amount equal to one-twelfth of an amount which would be sufficient to pay the insurance premiums due for renewal of the insurance coverage to commence upon (i) an event of default, (ii) a bankruptcy event of the guarantor or the borrower, (iii) the failure of one or more Schottenstein family members to own or control the borrower and any SPE component entity, (iv) the failure of any insurance premiums to be paid, or of the lender to receive the required certificates evidencing the policies, or (v) any insurance policy failing to satisfy the terms and conditions of the loan agreement.

(4)	Springing monthly replacement reserve of $2,576 and monthly TI/LC reserve of $9,660 to commence upon the failure of one or more Schottenstein family members or entities (as defined in the loan agreement) to own or control the borrower and any SPE component entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Mortgage Loan No. 13 — Sun Center

The Loan. The Sun Center loan is an $18.0 million first mortgage loan secured by the fee interest in a 154,557 SF anchored retail shopping center located in Columbus, Ohio. The loan has a 10-year term and a 30-year amortization schedule.

The Borrower. The borrowing entity for the loan is Jubilee-Sawmill LLC, a Delaware limited liability company and SPE. Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan.

The Sponsor. The loan’s sponsor and non-recourse carve-out guarantor is Schottenstein Realty LLC, a wholly owned subsidiary of the Schottenstein Property Group (“Schottenstein”). Schottenstein is an owner, operator, acquirer, and redeveloper of high quality, power/big box, and community and neighborhood shopping centers in densely populated areas throughout the United States, predominately anchored by American Signature Inc., DSW, Inc., Bed, Bath & Beyond, Inc., Wal-Mart Stores, Inc., and TJX Companies. The sponsor’s portfolio consists of more than 156 properties in 27 states, and totals in excess of 21 million SF. Schottenstein is based in Columbus, Ohio, and has property management offices located in Tucson, Arizona, Visalia, California and Indianapolis, Indiana. As of December 31, 2014, the sponsor reported total assets of $948.3 million, liquidity of $104.8 million and total net equity of $321.5 million.

The Property. Sun Center is a 154,557 SF retail center that was built in 2000 and is located in Columbus, Ohio. The center is currently 100% occupied and has been since 2011. It is anchored by four national tenants: Value City Furniture, Bed Bath & Beyond, Nordstrom Rack and DSW. Value City Furniture and the loan sponsor are both affiliates of Schottenstein. The property is shadow anchored by a Whole Foods Market, and is part of a larger overall retail power center that includes other national tenants such as Old Navy, Babies R Us, REI, HH Gregg and Stein Mart.

Two of the four tenants at the property are required to report sales: Value City Furniture is reporting annual sales of $276 PSF, with estimated occupancy costs of 4.77%; and DSW is reporting annual sales of $201 PSF, with estimated occupancy costs of 7.53%. Bed Bath & Beyond, which is not required to report sales, renewed its lease in July 2015 prior to its January 2016 lease expiration.

The Market. The property is located in the Columbus, Ohio metro area and is part of the Columbus North submarket. Within the state of Ohio, Columbus exhibits a highly diversified economy, supported by manufacturing, healthcare, and professional services employees, and is further amplified by high educational attainment, population gains, and a talented pool of workers. According to the appraisal, no single industry sector represents more than 18% of employment, forming a stable economy. Columbus has the most educated population in Ohio, as measured by the percentage of the population holding a bachelor’s degree. As of 2014, Columbus was the home of four Fortune 500 companies: Nationwide Mutual Insurance Company, American Electric Power, L Brands, and Big Lots.

The Columbus North submarket consists of mainly commercial and residential development. Retail centers along Sawmill Road, the major north and south commercial thoroughfare in the neighborhood, are anchored by national retailers Home Depot, Sam’s Club, Target, Kohl’s, Meijer, Trader Joe’s, Lowe’s and Whole Foods (the property is adjacent to and shadow-anchored by Whole Foods).

Historical and Current Occupancy(1)

2011	2012	2013	2014	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	The historical occupancies, provided by the sponsor, are as of December 31 of each respective year

(2)	As of the October 5, 2015 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Mortgage Loan No. 13 — Sun Center

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Value City Furniture	NR/NR/NR	43,410	28.1%	$10.00	8/31/2020
Bed Bath & Beyond	Baa1/A-/NR	40,075	25.9%	$13.47	1/31/2021
Nordstrom Rack	Baa1/A-/BBB+	37,889	24.5%	$14.30	5/31/2024
DSW	NR/NR/NR	33,183	21.5%	$12.00	10/31/2025

(1)	Based on the underwritten rent roll dated October 5, 2015.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	1	43,410	28.1	434,100	22.7	43,410	28.1%	$434,100	22.7%
2021	1	40,075	25.9	539,808	28.2	83,485	54.0%	$973,908	50.9%
2022	0	0	0.0	0	0.0	83,485	54.0%	$973,908	50.9%
2023	0	0	0.0	0	0.0	83,485	54.0%	$973,908	50.9%
2024	1	37,889	24.5	541,813	28.3	121,374	78.5%	$1,515,721	79.2%
2025 & Beyond	1	33,183	21.5	398,196	20.8	154,557	100.0%	$1,913,917	100.0%
Total	4	154,557	100.0%	$1,913,917	100.0%

(1)	Based on the underwritten rent roll dated October 5, 2015.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	PSF	%(2)
Rents in Place(3)	$2,102,851	$2,102,876	$2,352,793	$2,102,940	$1,913,917	$12.38	79.8%
Percentage Rent	0	0	0	0	0	0.00	0.0%
Gross Potential Rent	$2,102,851	$2,102,876	$2,352,793	$2,102,940	$1,913,917	$12.38	79.8%
Total Reimbursements	455,316	481,369	478,067	485,305	485,406	3.14	20.2%
Net Rental Income	$2,558,167	$2,584,245	$2,830,860	$2,588,245	$2,399,323	$15.52	100.0%
(Vacancy/Collection Loss)	0	0	(249,836)	0	(119,966)	(0.78)	(5.0%)
Other Income	0	0	0	0	0	0.00	0.0%
Effective Gross Income	$2,558,167	$2,584,245	$2,581,024	$2,588,245	$2,279,357	$14.75	95.0%
Total Expenses	$642,984	$690,505	$686,842	$661,667	$665,158	$4.30	29.2%
Net Operating Income	$1,915,183	$1,893,740	$1,894,182	$1,926,578	$1,614,198	$10.44	70.8%
Total TI/LC, Capex/RR	0	0	0	0	112,382	0.73	4.9%
Net Cash Flow	$1,915,183	$1,893,740	$1,894,182	$1,926,578	$1,501,816	$9.72	65.9%

(1)	The TTM column represents the trailing 12 months ending June 30, 2015.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place are based on the October 5, 2015 underwritten rent roll and include base rent and rent increases occurring through July 31, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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132

Mortgage Loan No. 14 — 120 NE 39th Street Miami

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,000,000	Title:	Fee
Cut-off Date Principal Balance:	$17,000,000	Property Type - Subtype:	Retail – Single Tenant
% of Pool by IPB:	1.8%	Net Rentable Area (SF)(2):	5,607
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	Thor 118 NE 39th LLC	Year Built / Renovated:	1938 / 2015
Sponsor:	Joseph J. Sitt	Occupancy(2):	100.0%
Interest Rate:	4.6500%	Occupancy Date:	11/6/2015
Note Date:	9/30/2015	Number of Tenants:	1
Maturity Date:	10/6/2025	2012 NOI(3):	N/A
Interest-only Period:	120 months	2013 NOI(3):	N/A
Original Term:	120 months	2014 NOI(3):	N/A
Original Amortization:	None	TTM NOI(3):	N/A
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$1,345,225
Lockbox(1):	Springing	UW Expenses:	$40,351
Additional Debt:	No	UW NOI:	$1,304,874
Additional Debt Balance:	N/A	UW NCF:	$1,274,596
Additional Debt Type:	N/A	Appraised Value / Per SF:	$26,800,000 / $4,780
Additional Future Debt Permitted:	No	Appraisal Date:	8/18/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$3,032
Taxes:	$0	$3,273	N/A	Maturity Date Loan / SF:	$3,032
Insurance:	$2,207	$221	N/A	Cut-off Date LTV:	63.4%
Replacement Reserves:	$0	$71	$4,200	Maturity Date LTV:	63.4%
TI/LC:	$584,585	$0	N/A	UW NCF DSCR:	1.59x
Rent Abatement Reserve:	$500,000	$0	N/A	UW NOI Debt Yield:	7.7%
Lease Sweep Reserve:	$0	Springing(4)	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,000,000	100.0%	Payoff Existing Debt	$7,798,418	45.9%
			Return of Equity	7,828,291	46.0
			Upfront Reserves	1,086,792	6.4
			Closing Costs	286,499	1.7
Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%

(1)	A trigger event will begin upon the occurrence of (i) an event of default, (ii) a low debt service period, (iii) the commencement of a bankruptcy proceeding with respect to a manager or (iv) the commencement of a lease sweep period, subject to certain conditions as described in the loan agreement.

(2)	The sole tenant, Stefano Ricci, has signed a lease for 5,607 SF (100% of NRA) which commenced on August 21, 2015. The property currently totals 4,079 SF and is undergoing a 1,528 SF expansion of the second floor, which will be fully funded by the tenant, to bring the final total square footage of the property to 5,607 SF. The tenant is required to commence paying rent on February 17, 2016, and is required to be open to the public no later than August 21, 2016. A reserve in the amount of $500,000 was collected at origination to cover the free rent period and to be disbursed in accordance with the terms and provisions of the loan documents.

(3)	The property was acquired by the sponsor in April 2014 and historical financials were not available. The property is 100% leased by Stefano Ricci. Stefano Ricci took possession of the space on August 21, 2015.

(4)	The requirement for the borrower to make monthly deposits to the Lease Sweep Reserve escrow is waived so long as no lease sweep period exists. During the existence of a lease sweep period, the borrower is required to deposit 100% of the excess cash flow into the lease sweep reserve escrow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Mortgage Loan No. 14 — 120 NE 39th Street Miami

The Loan. The 120 NE 39th Street Miami loan is a $17.0 million first mortgage loan secured by the fee interest in a 5,607 SF single tenant retail building located in Miami, Florida. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is Thor 118 NE 39th LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned 90.01% by DSFT 2011 Family Trust with the remaining 9.99% owned by two minority partners. DSFT 2011 Family Trust is 100% owned by Joseph J. Sitt.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Joseph J. Sitt. Joseph J. Sitt is the founder and CEO of Thor Equities, a real estate investment and management company with a retail, office, hotel and residential portfolio comprised of more than 20 million SF.

The Property. The property is a 5,607 SF single tenant retail building located in Miami, Florida. The property was constructed in 1938 and renovated in 2015. The building currently totals 4,079 SF and is undergoing a 1,528 SF expansion of the second floor, which will be fully funded by the tenant, to bring the new square footage of the building to 5,607 SF. The property is 100.0% leased to Stefano Ricci, a luxury fashion brand headquartered in Florence, Italy with over 43 boutiques internationally. The tenant has two other stores in the United States that are located in New York City and Beverly Hills, California.

The tenant took possession of the property on August 21, 2015 and is required to be open to the public no later than August 21, 2016. The tenant is required to commence paying rent on February 17, 2016. The tenant will pay an initial annual rental rate of $1.2 million with 3% annual increases and percentage rent equivalent to 7% of sales above $20.0 million with 3% annual increases in the break point. The lease is absolute net and expires on February 21, 2026 with one five-year renewal option.

The Market. The property is located in the Miami Design District approximately 4.9 miles north of the Miami central business district. The Design District spans approximately four city blocks from NE 38th Street on the south to NE 42nd Street on the north and North Miami Avenue on the west to Federal Highway/East Coast Railway on the east. Regional access to the overall area is provided via Interstate 95, Biscayne Boulevard, the Dolphin Expressway leading into State Road No. 395, and the Julia Tuttle Causeway.

The property benefits from its location along the north side of NE 39th Street, east of North Miami Avenue and west of NE 2nd Avenue, and is surrounded by Tiffany & Co., Burberry, Rolex, Longchamp, TOD’s, Cartier, Louis Vuitton, and Zenga, amongst others. According to the appraisal, the property is in the heart of the Design District, which has been undergoing a renaissance that has rebranded the area as an edgy neighborhood with art, design, fashion, food, and entertainment, attracting attention from luxury brand retailers. DACRA Realty, in partnership with Louis Vuitton’s real estate group, has invested approximately $312 million towards redevelopment of the Design District, including 1.1 million SF in ground up construction.

The Miami retail market sector is performing above the national average, and the availability rate is among the lowest in the country. There have been an increasing number of international visitors to Miami, up by 21% in 2014 from 2013 according to statistics released by the U.S. Chamber of Commerce.

According to the appraisal, market rent for the property is $225.00 PSF.

Historical and Current Occupancy

2012(1)	2013(1)	2014(1)	Current(1)
N/A	N/A	N/A	100.0%

(1)	The property was acquired by the sponsor in April 2014 and historical occupancies were not available. The sole tenant, Stefano Ricci, has signed a lease for 5,607 SF (100% of NRA) which commenced on August 21, 2015. The property currently totals 4,079 SF and is undergoing a 1,528 SF expansion of the second floor, which will be fully funded by the tenant, to bring the final square footage of the property to 5,607 SF. The tenant is required to commence paying rent on February 17, 2016, and is required to be open to the public no later than August 21, 2016. A reserve in the amount of $500,000 was collected at origination to cover the free rent period and to be disbursed in accordance with the terms and provisions of the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Mortgage Loan No. 14 — 120 NE 39th Street Miami

Tenant Summary

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Stefano Ricci	NR/NR/NR	5,607	100.0%	$214.02	2/21/2026

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	UW Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025 & Beyond	1	5,607	100.0	1,375,666	100.0	5,607	100.0%	$1,375,666	100.0%
Total	1	5,607	100.0%	$1,375,666	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)

	Underwritten	PSF	%(2)
Rents in Place(3)	$1,375,666	$245.35	97.2%
Vacant Income	0	0.00	0.0%
Percentage Rent	0	0.00	0.0%
Gross Potential Rent	$1,375,666	$245.35	97.2%
Total Reimbursements	40,351	7.20	2.8%
Net Rental Income	$1,416,017	$252.54	100.0%
(Vacancy/Collection Loss)	(70,792)	(12.63)	(5.0%)
Other Income	0	0.00	0.0%
Effective Gross Income	$1,345,225	$239.92	95.0%
Total Expenses	$40,351	$7.20	3.0%
Net Operating Income	$1,304,874	$232.72	97.0%
Total TI/LC, Capex/RR	30,278	5.40	2.3%
Net Cash Flow	$1,274,596	$227.32	94.7%

(1)	The property was acquired by the sponsor in April 2014 and historical financials were not available. The property is 100% leased by Stefano Ricci. Stefano Ricci took possession of the space on August 21, 2015. The sole tenant, Stefano Ricci, has signed a lease for 5,607 SF (100% of NRA) which commenced on August 21, 2015. The property currently totals 4,079 SF and is undergoing a 1,528 SF expansion of the second floor, which will be fully funded by the tenant, to bring the final square footage of the property to 5,607 SF. The tenant is required to commence paying rent on February 17, 2016, and is required to be open to the public no later than August 21, 2016. A reserve in the amount of $500,000 was collected at origination to cover the free rent period and to be disbursed in accordance with the terms and provisions of the loan documents.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place are straight-lined over the term of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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136

Mortgage Loan No. 15 — Majestic Steel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,875,000	Title:	Fee
Cut-off Date Principal Balance:	$16,875,000	Property Type - Subtype:	Industrial – Warehouse/Distribution
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	324,752
Loan Purpose:	Acquisition	Location:	Bedford Heights, OH
Borrower:	5300 Majestic Parkway LLC	Year Built / Renovated:	1992,2001 / N/A
Sponsor:	LCN North American Fund REIT	Occupancy:	100.0%
Interest Rate:	4.6000%	Occupancy Date:	11/6/2015
Note Date:	7/24/2015	Number of Tenants:	1
Maturity Date:	8/6/2025	2012 NOI(1):	N/A
Interest-only Period:	24 months	2013 NOI(1):	N/A
Original Term:	120 months	2014 NOI(1):	N/A
Original Amortization:	360 months	TTM NOI(1):	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(27),Def(89),O(4)	UW Revenues:	$2,208,218
Lockbox:	Hard	UW Expenses:	$692,933
Additional Debt:	No	UW NOI:	$1,515,285
Additional Debt Balance:	N/A	UW NCF:	$1,397,984
Additional Debt Type:	N/A	Appraised Value / Per SF:	$22,400,000 / $69
Additional Future Debt Permitted:	No	Appraisal Date:	5/31/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$52
Taxes:	$0	Springing(2)	N/A	Maturity Date Loan / SF:	$44
Insurance:	$0	Springing(2)	N/A	Cut-off Date LTV:	75.3%
Replacement Reserves:	$0	Springing(2)	N/A	Maturity Date LTV:	64.5%
Advance Rent Reserve:	$0	Springing(3)	N/A	UW NCF DSCR:	1.35x
Debt Service Reserve:	$129,375	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,875,000	74.6%	Purchase Price	$22,350,000	98.8%
Borrower Equity	5,744,432	25.4	Closing Costs	140,057	0.6
			Upfront Reserves	129,375	0.6
Total Sources	$22,619,432	100.0%	Total Uses	$22,619,432	100.0%

(1)	The property was acquired by the borrower as part of a sale leaseback in which the tenant executed a lease upon sale. For this reason, historical financials were not available.

(2)	For so long as the Majestic Steel lease is in place and is a triple net lease in which the tenant is obligated under the lease to pay all taxes, insurance payments and replacement reserves, payments into the tax, insurance and replacement reserves will be waived.

(3)	In the event the tenant pays rent or any other amounts for a period that is more than one month in advance of when such amounts are due, such amounts will be deposited into the Advance Rent Reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — Majestic Steel

The Loan. The Majestic Steel loan is an approximately $16.9 million first mortgage loan secured by the fee interest in a 324,752 SF warehouse/distribution industrial property located in Bedford Heights, Ohio. The loan has a 10-year term and will amortize on a 30-year schedule after a two-year interest-only period.

The Borrower. The borrowing entity for the loan is 5300 Majestic Parkway LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned by LCN Capital Partners and various institutional investors including Berkeley Insurance Company and The DuPont Pension Trust.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is LCN North American Fund REIT. LCN North American Fund REIT is a fund managed by LCN Capital Partners, a private equity firm that pursues a single strategy of corporate credit-focused, commercial real estate sale-leaseback investments. Through its offices in New York, London and Luxembourg, it currently manages approximately $450 million in equity capital via its North American and European sale-leaseback investment funds.

The Property. The property is a 324,752 SF single-tenant Class A warehouse/distribution industrial property. The property was constructed in 1992 and 2001 and is situated on approximately 15.1 acres in Bedford Heights approximately 12 miles southeast of Downtown Cleveland. The property has 22 foot clear heights and 17 loading doors and provides for 135 parking spaces. The property is currently 100.0% leased to Majestic Steel USA, Inc.

The sponsor purchased the property for $22,350,000 as part of a sale leaseback. Majestic Steel USA, Inc. executed a 20-year absolute net lease with a base rental rate of $5.00 PSF or approximately $1.6 million annually. The lease includes 1.25% annual escalations and has an expiration date in June 2035 with 10 five-year extension options. The lease does not provide for any termination options. Majestic Steel USA, Inc. has a right of first offer/refusal in the lease which requires the landlord to make the property available to Majestic Steel USA, Inc. to purchase under terms similar to those given to the landlord in the event the landlord desires to sell the property or receives an unsolicited offer for the property. See “Description of the Mortgage Pool – Tenant Issues – Purchase Options” in the Free Writing Prospectus.

Majestic Steel USA, Inc. was founded in 1979 and its primary business consists of the stocking, processing and shipping of steel. The company is headquartered nearby in Cleveland, Ohio. The property represents the company’s primary warehouse.

The Market. The property is located on Majestic Parkway in Bedford Heights, Ohio in the Cleveland Industrial Market. The property is located off Interstate 271 and is an approximately twenty minute drive from Downtown Cleveland. Primary access to the location is provided by Interstate 271 and Interstate 480. The property is in the Cleveland Southeast submarket, which according to the appraisal was reporting asking rents of $4.54 PSF and a vacancy rate of 5.7%.

Competitive Set Summary(1)

Property	Year Built	Total GLA (SF)	Base Rent (PSF)	Est. Occ.	Major Tenants
Majestic Steel	1992/2001	324,752	$5.00	100.0%	Majestic Steel USA, Inc.
Bearing Technology Building	2001	115,726	$4.94	100.0%	Bearing Tech
#5 Park 82	2000	161,984	$4.57	100.0%	Dealer Tire, LLC, Intralot
1755 Enterprise Parkway	1978	255,570	$5.05	100.0%	ICM Distribution Company, Curbell Plastics, Technoform Glass Insul., Royal Chemical Company
Emerald Valley Parkway	2009	360,400	$5.28	100.0%	Core-Mark Holdings, Cleveland Steel Container, Rexel
North Coast Bearings Distribution Facility	2000	109,408	$5.81	100.0%	NCB
Waxman Industries	1965	114,875	$3.25	100.0%	Confidential

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — Majestic Steel

Historical and Current Occupancy(1)

2011	2012	2013	2014	Current
N/A	N/A	N/A	N/A	100.0%

(1)	The tenant executed the lease in 2015. Prior to the lease, the tenant was the previous owner and occupant of the property.

Tenant Summary

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Annual Rent	Lease Expiration Date
Majestic Steel USA, Inc.	NR / NR / NR	324,752	100.0%	$5.00	$1,623,760	5/31/2035

Lease Rollover Schedule

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025 & Beyond	1	324,752	100.0	1,623,760	100.0	324,752	100.0%	$1,623,760	100.0%
Total	1	324,752	100.0%	$1,623,760	100.0%

Operating History and Underwritten Net Cash Flow(1)

	Underwritten	PSF	%(2)
Rents in Place	$1,623,760	$5.00	69.1%
Vacant Income	0	0.00	0.0%
Gross Potential Rent	$1,623,760	$5.00	69.1%
Total Reimbursements	725,408	2.23	30.9%
Net Rental Income	$2,349,168	$7.23	100.0%
(Vacancy/Collection Loss)	(140,950)	(0.43)	(6.0%)
Other Income	0	0.00	0.0%
Effective Gross Income	$2,208,218	$6.80	94.0%
Total Expenses	$692,933	$2.13	31.4%
Net Operating Income	$1,515,285	$4.67	68.6%
Total TI/LC, Capex/RR	117,301	0.36	5.3%
Net Cash Flow	$1,397,984	$4.30	63.3%

(1)	The property was acquired by the borrower as part of a sale leaseback in which the tenant executed a lease upon sale. For this reason, historical financials were not available.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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